Exhibit I-5

(English Translation)

This business combination is made for the securities of two Japanese companies. The offer is subject to disclosure requirements of Japan that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies. It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in Japan, and some or all of its officers and directors may be residents of Japan. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of the U.S. securities laws. It may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment. You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

Securities Identification Code: 2694

June 11, 2013

To All Shareholders

Fumiyasu Inayoshi, Representative Director and President

G.taste, Co. Ltd.

2-2-10, Tsutsujigaoka, Miyagino-ku, Sendai City

Convocation Notice for the 54th Annual Shareholders’ Meeting

I would like to extent my greetings and express my sincere appreciation of your support.

I would like to request your attendance and give notice of the 54th annual shareholders’ meeting of the Company, as detailed below.

If you are unable to attend on the day, you may exercise your voting rights in writing. In order to do so, please indicate whether you agree or disagree with the proposals on the enclosed ballot, and return it so that it arrives by 6 PM on Tuesday June 25, 2013.

Sincerely

Details

1. Time and date: 10 AM on Wednesday, June 26, 2013

2. Venue:            Hakuchonoma Room, 3rd Floor, Koyo Grand Hotel, 2-3-1, Honchou, Aoba-ku, Sendai City

(The hotel is the same one as last year but the conference room has changed, so please make sure there is no mistake.)

3. Purpose

Reports	Business report for the 54th period (from April 1, 2012 to March 31, 2013) and the financial statements

Agenda

Item 1	Approval of the absorption-type merger agreement whereby the Company is the surviving entity and G.networks CO., LTD. and SAKAI CO., LTD. will be absorbed

Item 2	Partial Amendment of the Articles of Incorporation

Item 3	Reduction in the Amount of Capital and Capital Reserve

Item 4	Appointment of 7 directors

Item 5	Appointment of 3 statutory auditors

4. Other items related to this request for attendance and notification

Among the annual shareholders’ meeting reference documents for Agenda 1, the “Details of the financial statements related to the final fiscal year of G.networks CO., LTD. and SAKAI CO., LTD.” and the “Joint Incorporation-type Company Split Plan” are provided on the Company’s website (http://www.g-taste.co.jp/) pursuant to the laws and ordinances, and stipulations of Article 16 of the Articles of Incorporation, and are not provided in the present Notice of Convocation.

End

When attending on the day, please submit the enclosed ballot for executing your voting rights to the venue reception.

Also, please bring this Notice with you on the day to the venue as the Agenda.

Further, if there are modifications to the annual shareholders’ meeting reference documents, the business report, or the financial statements, they will be put on the Company’s website on the Internet (http://www.g-taste.co.jp/).

(Provided documents)

Business Report

(From April 1, 2012

to March 31, 2013)

1.	Current status of the Company

(1)	Business status in the current fiscal year

1.	Business progress and results

During the current fiscal year, positive signs of economic improvement were evident in the Japanese economic environment, with a marked correction in the strong yen and recovery in stock prices due to government economic policies (so-called Abenomics) following the change of government in the fourth quarter. An overall sense of weakness prevailed, however, until the end of the third quarter with continued financial instability in various European countries and concerns for an economic slow down outside Japan.

In the restaurant industry, low-price competition continued unchanged in various business categories with the thrift minded tendency of consumers, and while going forward expectations are for further economic improvement due to the weaker yen, the risks of price increases of raw materials, food, and utilities is a concern. Given this situation, the Company has been working to improve business results by aiming to strengthen its Franchising Division and to increase efficiency of operations, as well as to roll out new business category stores in order to improve profitability. In addition, it has aimed to strengthen existing stores by making adjustments to unprofitable ones and changing business categories.

As a result of the above, the business results were sales of 15.503 billion yen (a year-on year decrease of 8.3%), operating income of 774 million yen (a year-on-year decrease of 33.9%) and ordinary income of 730 million yen (a year-on-year decrease of 34.9%). Note that due to recognition of an extraordinary loss of 492 million yen, including a fixed asset impairment loss of 315 million yen and a charge of 130 million yen for restatement of prior securities filings in accordance with an admonition and surcharge payment order from the Securities and Exchange Surveillance Commission, net income for the period was 127 million yen (a year-on-year decrease of 83.9%).

Segment results are as follows

a.	Sushi business

As of the end of the current fiscal year, the Sushi business had 68 directly-run stores. In addition to providing a limited-time menu with “earthquake reconstruction support ingredients” and revising the gourmet menu at all stores, we implemented a limited-time sushi from our home delivery-only store named “Takuhai Heiroku,” and worked on developing a diversified menu and attracting a new class of customer. Additionally, we implemented various sales campaigns, such as the “Mid-Summer Special”, “Cool Weather Battle”, “Autumn Harvest”, “Sushi Day”, and “Winter Flower Dance.”

Due to the above, sales were 5.247 billion yen (a year-on-year decrease of 10.2%) and segment income (operating income) was 362 million yen (a year-on-year decrease of 25.2%).

b.	Izakaya business

In the Izakaya business, as of the end of the current fiscal year, the Company had 118 directly-run stores. We aimed to increase the number of clients visiting our stores with combined special menus featuring the unique characteristics of each sales category, starting with our main brands, “Toriaezu Gohei”, “Murasaki” and “Chanko Edosawa”, and also by introducing core main menus.

As a result of the above, sales were 9.168 billion yen (a year-on-year decrease of 8.1%) and segment income (operating income) was 953 million yen (a year-on-year decrease of 25.2%).

c.	Education business

In the Education business, as of the end of the current fiscal year, the Company had 44 directly-run schools. In English conversation schools, we worked on getting new students by rolling out sales promotion activities for the “NOVA Plus” short-term intensive course, in which students take lessons suited to a specific purpose, and by rolling out promotions to increase the number of new students, starting with our 5-year anniversary campaign. In preparatory schools, while aiming to further improve ordinary courses and summer/winter period courses, we worked on increasing the number of students.

As a result of the above, sales were 704 million yen (a year-on-year increase of 4.2%), and segment income (operating income) was 85 million yen (a year-on-year decrease of 4.0%).

d.	Other business

In other businesses, including real estate rents, sales were 383 million yen (a year-on-year decrease of 7.4%), and segment income (operating income) was 51 million yen (a year-on-year decrease of 4.6%).

Sales by Business

Store category		Prior fiscal year (from April 1, 2011 to March 31, 2012)		Current fiscal year (from April 1, 2012 to March 31, 2013)		Change (%)
		Amount (thousand yen)	Proportion (%)	Amount (thousand yen)	Proportion (%)
Sushi business	Directly-run store sales	5,812,536	34.4	5,222,311	33.7	-10.2
	Franchise and other sales	27,883	0.2	25,126	0.2	-9.9

	Subtotal	5,840,419	34.6	5,247,438	33.9	-10.2

Izakaya business	Directly-run store sales	8,952,548	53.0	8,300,158	53.5	-7.3
	Franchise and other sales	1,019,012	6.0	868,416	5.6	-14.8

	Subtotal	9,971,561	59.0	9,168,574	59.1	-8.1

Education business	Directly-run school sales	655,175	3.9	687,004	4.4	4.9
	Franchise and other sales	20,826	0.1	17,680	0.1	-15.1

	Subtotal	676,002	4.0	704,685	4.5	4.2

Other business	Real estate rental income and others	413,540	2.4	383,071	2.5	-7.4

	Subtotal	413,540	2.4	383,071	2.5	-7.4

Total		16,901,523	100.0	15,503,770	100.0	-8.3

Notes:

1.	The above amounts do not include consumption taxes.
2.	The Sushi business includes, “Heiroku Sushi”, “Sendai Heiroku”, “Sendai Getaya”, “Ajikou”, “Ouu Sushi Seisakusyo”, and “Takuhai Heiroku”.
3.	The Izakaya business includes “Toriaezu Gohei”, “Chanko Edosawa”, “Antonio Inoki Sakaba”, “Enya”, “Murasaki”, “Yururitona Murasaki”, “Jizakanaya”, “Tokyo Yamitsuki Saka bar”, “Patapataya”, “Tenteketen”, “Furari Murasaki”, “Moubuu Dining”, “Karatakeya”, “Kaihintei”, “Paddock”, “Spice Pierot”, “Amor de GAUDI”, “Tsukemen Ichiyoshi”, “Kaienmaru”, “ZESSAN”, “Chotto Yorouya”, “Ito Coffee”, “Otaru Shokudo”, “Haikaraya”, “Cats Cafe”, “Marusa Suisan”, “Omurice Tei”, “Motomachi Coffee”, “Toribucks”, “Yamadamongoru”, and “Iroriya Murasaki”.
4.	The Education business includes “NOVA”, “NOVAxGEOS”, “ITTO One-on-One Instruction Institute”, and “Miyabi One-on-One Instruction Institute”.

2.	Capital investment

Total capital investment in the current fiscal year was 326 million yen, the majority of which was used for opening new stores and refurbishment expenses.

3.	Fund procurement

Capital used for capital investment is procured from the Company’s funds.

Also, a total of 1.2 billion yen was procured on Mar 18, 2013 through the issuance of the 6th, 7th and 8th convertible bonds.

4.	Business transfers, absorption splits and new spin-offs

   Not applicable

5.	Transfers of businesses to other companies

   Not applicable

6.	Succession of rights and obligations related to the business of other companies due to absorption mergers or splits

   Not applicable

7.	Acquisition or disposal of shares of the Company or stock acquisition rights

a.	Acquisition or disposal of shares in other companies

Not applicable

b.	Acquisition of stock acquisition rights to other companies

Not applicable

(2)	Assets and profit and loss for the last three fiscal years

Classification	51st period (Period ending March 2010)	52nd period (Period ending March 2011)	53rd period (Period ending March 2012)	54th period (current fiscal year) (Period ending March 2013)
Sales (thousand yen)	16,299,407	17,693,977	16,901,523	15,503,770
Ordinary income (thousand yen)	468,301	25,238	1,120,630	730,063
Net income (loss) for the period (thousand yen)	-612,614	-2,188,130	794,645	127,973
Net income (loss) per share for the period (yen)	-14.02	-36.26	11.55	1.72
Total assets (thousand yen)	12,136,956	11,371,044	11,259,119	10,024,957
Net assets (thousand yen)	5,440,046	3,646,723	4,741,338	4,869,285
Net assets per share (yen)	102.45	55.41	63.76	65.48

Note: Figures for the 51st to 53rd periods are shown following a correction of errors

(3)	Status of Important parent companies and subsidiaries

1.	Status of parent companies

The parent company of the Company is G. communications Co., Ltd., which owns 32,928 thousand shares (44.34% of the voting rights) of the Company.

The Company is borrowing 624 million yen from G. communications Co., Ltd., which is its parent company.

Note that on February 15, 2013, G. communications Co., Ltd. (hereinafter referred to as G. communications), which is the parent of the Company, issued shares to Cook Innoventure Co., Ltd. (hereinafter referred to as Cook Innoventure) through a third party share allocation. As a result, Cook Innoventure now possesses shares in G. communications equivalent to 68.2% of the voting rights, and is therefore the new parent company of the Company through its indirect shareholdings in the Company.

Also, accompanying the relevant issuance of shares, Foodees Co., Ltd., which held shares in G. communications equivalent to 50.99% of the voting rights, and which used to be the parent company of the Company (through its indirectly shareholdings in the Company), ceased to be the parent company (through its indirectly shareholdings in the Company) of the Company as of February 15, 2013, due to its shareholdings in G. communications having falling to the equivalent of 16.22% of the voting rights.

Also, on May 21, 2013, KOBE BUSSAN CO., LTD. announced that Cook Innoventure Co., Ltd., of which it purchased 18.9% of voting rights, is within the scope of consolidation as a consolidated subsidiary from the second quarter of the period ending October 2013. Due to this, KOBE BUSSAN CO., LTD. became the parent company of the Company as of the same date.

2.	Important subsidiaries

Not applicable

(4)	Issues to be addressed by the Company

The business environment surrounding the Company is extremely difficult due to an ageing society and increasingly fierce competition with other companies. The Company is working on further growth by proactively dealing with the following issues in particular.

1. Opening new stores

2. Improving existing stores by changing business categories/ conducting renovations

3. Measures to deal with soaring cost

4. Retaining and training staff

(Adjustments to prior years)

The Company had its consolidated accounting treatment of prior years questioned by the Securities and Exchange Surveillance Commission, so it established an investigation team consisting of specialist lawyers and certified public accountants external to the Company. Since it was determined, based on the results of the investigation, that it was necessary to adjust the amount of goodwill, the Company submitted an amendment report to annual reports impacting prior years.

In connection with the issuance of stock acquisition rights and bonds that involved documents such as some securities filings, which are part of the documents currently being revised, the Securities and Exchange Surveillance Commission recommended to the Prime Minister and the Financial Services Agency Commissioner that the Company be issued an order to pay a fine of 114.5 million yen pursuant to the stipulations of Article 20, Item 1 of the Financial Services Agency Establishment Act.

Within the Company, as a measure to prevent recurrence of this matter, the persons responsible were provided training to promote creation of an environment in which specialized operational knowledge can be obtained, and a system is being built within the Company for considering the opinions of knowledgeable persons from outside the Company, aiming to strengthen its system of governance and to strengthen its internal controls, and aiming to rebuild the trust of stakeholders, starting with its shareholders.

(5)	Details of the main businesses (as of March 31, 2013)

1. Operation of conveyor belt sushi restaurants

2. Operation of Izakaya establishments

3. Operation of various educational establishments

4. Sales of related products

(6)	Main sales sites and stores (as of March 31, 2013)

Head office:	2-2-10, Tsutsujigaoka, Miyagino-ku, Sendai City
Suginami office:	2-35-8 Narita-higashi, Suginami-ku, Tokyo
Ryogoku office:	3-24-11 Ryogoku, Sumida-ku, Tokyo

Directly run stores and schools

(Within Miyagi Prefecture)	46	(Within Tokyo Metropolis)	38
(Within Fukushima Prefecture)	15	(Within Shizuoka Prefecture)	13
(Within Ishikawa Prefecture)	13	(Within Toyama Prefecture)	13
(Within Saitama Prefecture)	12	(Within Niigata Prefecture)	10
(Within Hokkaido)	9	(Within Kanagawa Prefecture)	8
(Within Tochigi Prefecture)	8	(Within Fukui Prefecture)	7
(Within Iwate Prefecture)	7	(Within Chiba Prefecture)	6
(Within Ibaraki Prefecture)	5	(Within Yamagata Prefecture)	5
(Within Aomori Prefecture)	3	(Within Gunma Prefecture)	3
(Within Akita Prefecture)	2	(Within Nagano Prefecture)	2
(Within Osaka Prefecture)	2	(Within Aichi Prefecture)	2
(Within Kyoto Prefecture)	1
		Total:	230 stores

(7)	Status of employees (as of March 31, 2013)

No. of employees	Year-on-year Increase/ decrease year	Average age	Average years of service
403 (1,266)	42 (52) decrease	37.0 years	6.1

Notes:	1. The number of employees fell from the prior fiscal year; however, the main reason for this was due to closure of unprofitable stores.
2. The number of employees is the number of permanent staff and excludes part-time workers and temporary employees, of which the average number of staff for the year is shown in brackets.

(8)	Main lenders (as of March 31, 2013)

Not applicable

(9)	Other important items related to incorporated companies

Not applicable

2. Status of the Company

(1) Shares of the Company (as of March 31, 2013)

1.	Total of issuable shares	120,000,000
2.	Total issued shares	74,364,376
3.	Number of shareholders	12,646
4.	Major shareholders (top 10)

Shareholder name	Shares Held	Proportion of Shares
G.communications Co., Ltd.	32,928 thousand shares	44.28%
Takeshi Higuchi	3,189 thousand shares	4.29%
Nobuhiro Kawashima	2,794 thousand shares	3.76%
G.taste Partners Ownership Holdings	1,660 thousand shares	2.23%
Takashi Kawabata	1,022 thousand shares	1.38%
Harunobu Egawa	729 thousand shares	0.98%
Tadahiro Kambayashi	459 thousand shares	0.62%
Kunio Suzuki	300 thousand shares	0.40%
Tadao Imai	270 thousand shares	0.36%
Toshiaki Okuyama	230 thousand shares	0.31%

Note: Proportion of shares is calculated excluding treasury stock (1,729 shares)

(2) Status of Share Option

1. Share option to shares issued to officers of the Company as consideration for the performance of their duties

Not applicable

2. Share option issued to employees as compensation for the performance of their duties during the current fiscal year

Not applicable

3. Other share option, etc.

a.	Share option issued based on a decision of the Board of Directors meeting held on August 1, 2009

Number of share options	50

Types and number of stocks subject to share options	7,500 ordinary shares (150 shares per share option)

Amount paid for share options	Issued gratis

Amount of capital spent in executing share options	150 yen per share option (1 yen per share)

Right exercise period	From August 1, 2009 to March 31, 2016

Exercise conditions

1.      Persons allocated share option (hereinafter referred to as share option holders) may exercise their share option only upon leaving the Company. However, in such case, share option holders must exercise all their assign share option at once in the period from the day following leaving the Company (hereinafter this is referred to as the right execution commencement day) until the day 10 days thereafter.

2.      Each share optiont does not permit partial execution.

3.      Share option holders may not pledge or otherwise dispose of share option in any way whatsoever.

4.      If a share option holder passes away, the share option can be exercised by beneficiaries of the inheritance who are direct family members, such as a spouse, child, or parent. However, beneficiaries of the inheritance may exercise share option only in the period from the day following that on which the relevant employee deceased, thereby having left the Company, up to three months thereafter.

Allocation to employees	- Number of share options: 50 - Number of subjects shares: 7,500 - Number of employees to whom allocated: 1

b.	1st unsecured convertible corporate bonds issued based on a decision at a meeting of the Board of Directors held on August 14, 2009

[Details of convertible bonds]

Total amount of corporate bonds	600,000 thousand yen

Amount of each corporate bond	15,000 thousand yen

Coupon rate	3%

Date of issue of corporate bonds	August 31, 2009

Method and date of redemption

1.      Redemption amount

100 yen per face value of 100 yen

2.      Method and term of redemption

 To be redeemed for 100 yen per face value of 100 yen, on August 29, 2014

‚ Premature redemption at the discretion of bondholder

The bondholders have the right to demand early redemption by the Company for the amount of 100 yen per face value of 100 yen for all or part of their held corporate bonds, in accordance with the stipulations of a special financial agreement (Other Terms and Conditions). In order to exercise such redemption demand rights, the bondholders must show the relevant bonds to be redeemed on a stipulated redemption request form, and must submit it to the redemption payment location stipulated in Item 3 of the present Item, after signing, dating, and applying their personal seals to the request form. The redemption date shall be determined by the Company within a period from the date on which the redemption request was made up to 30 days thereafter.

ƒ Premature redemption at the discretion of the Company

If the Company decides at one of its annual shareholders’ meetings (if a decision at an annual shareholders’ meeting is not required, then in the case of a decision at a meeting of the Board of Directors) to enter into a merger of the Company (only in the case where the Company is not the surviving entity), an absorption-type split, incorporation-type company split, stock swap, or stock transfer (hereinafter referred to as an organizational restructuring action), the Company may, prior to the effective date of the relevant organizational restructuring action, prematurely redeem all unredeemed relevant corporate bonds outstanding at that time for 100 yen per face value of 100 yen.

„ Redemption by purchase

The Company may purchase the relevant convertible corporate bonds on or after the day following the issuance day.

Method and date of redemption

… In the case that the maturity date of the relevant corporate bonds (in the case of early redemption, the date of early redemption) is a non-business day at banks in Tokyo, redemption shall be through payment on the prior business day.

3.      Redemption payment administrator (place of redemption payment)

Method of subscription	Entire amount allocated through a third party allocation to G.communications Co., Ltd.

[Details of share options]

Number of share options attached to convertible corporate bonds	40

Types and numbers of shares subject to share options

1.      The type of shares subject to share options is ordinary shares.

2.      The number of new ordinary shares of the Company to be issued by the Company, or otherwise the number of ordinary shares of the Company held by the Company to be disposed of (hereinafter, the issuance or disposal of shares in the Company is referred to as “delivery”) upon requests for execution of the relevant share options (hereinafter referred to as execution requests) shall be the largest integer that can be obtained by dividing the total amount of the face value of the Company’s bonds subject to execution requests by the conversion price.

However, figures less than one share at the time of execution shall be rounded down, and adjustments should not be made with cash.

Payment amount for share options	600,000 thousand yen

Details of capital paid upon executing share options, and its amount

1.      Capital to be paid upon executing each share option shall be the relevant corporate bond related to the relevant share option, and the amount of the relevant corporate bond shall be deemed to be the same as the amount paid for the relevant corporate bond.

2.      The conversion amount shall be 107 yen per share.

Share option execution period	From September 1, 2009 to August 28, 2014

Capital and capital reserve added if shares are issued through the execution of share options

1.      Issuance price per share if shares are issued through the execution of share options

The issuance price per share of ordinary shares of the Company issued upon execution of share options shall initially be 107 yen.

2.      The amount of capital and capital surplus added in the case that shares are issued through the execution of share options

The amount of capital added in the case that shares are issued through the execution of share options shall be an amount equal to 0.5 multiplied by the addition limit amount of capital calculated in accordance with the stipulations of Article 17 of the Corporate Accounting Rules; and if there arise amounts less than 1 yen as a result of the calculation, such amounts shall be rounded down. The amount of additional capital reserve shall be reduced by the amount of capital increase according to the limit on the amount of capital increase.

Conditions for executing share options	Eachshare option does not permit partial execution.

c.	6th unsecured convertible bonds issued based on a decision at a meeting of the Board of Directors held on February 15, 2013

[Details of convertible bonds]

Total amount of corporate bonds	400,000 thousand yen

Amount of each corporate bond	10,000 thousand yen

Coupon rate	No interest is payable on this corporate bond

Date of issue of corporate bonds	March 18, 2013

Method and date of redemption

1.      Redemption amount

100 yen per face value of 100 yen

2.      Method and term of redemption

To be redeemed with 100 yen per face value of 100 yen, on March 18, 2020 (hereinafter referred to as the redemption deadline)(however, if the redemption deadline is not a business day for banks in Japan (hereinafter referred to as a business day), the bondholders of the relevant convertible bonds shall not be paid the amount that they should have been paid on the relevant redemption deadline until the directly following business day, and shall not have rights to receive additional payments in relation to the deferment of such payment).

Method of subscription	Entire amount allocated through a third party allocation to KOBE BUSSAN CO., LTD.

[Details of share options]

Number of convertible bonds	40

Types and numbers of shares subject to share options

1.      The type of shares subject to share options is ordinary shares.

2.      The number of new ordinary shares of the Company to be issued by the Company, or otherwise the number of ordinary shares of the Company held by the Company to be disposed of (hereinafter, the issuance or disposal of shares in the Company is referred to as “delivery”) upon requests for execution of the relevant share options (hereinafter referred to as execution requests) shall be the largest integer which can be obtained by dividing the total amount of the face value of the Company’s bonds subject to execution requests by the conversion price.

However, figures less than one share at the time of execution shall be rounded down, and adjustments should not be made with cash.

Payment amount for share options	-

Details of capital paid upon executing share options, and its amount

1. Capital to be paid upon executing each share option shall be the relevant corporate bond related to the relevant share option, and the amount of the relevant corporate bond shall be deemed to be the same as the amount paid for the relevant corporate bond. Also, the relevant bonds subject to capital payment at the time of execution of the relevant share options shall not have a redemption period stipulated, and shall be extinguished at the redemption deadline simultaneously upon the effective execution of the relevant share options.

2. The amount per share used in calculating the number of ordinary shares of the Company to be delivered through the execution of the relevant share options (hereinafter referred to as the conversion price) shall be 35.0 yen.

Share option execution period	From April 1, 2013 to March 18, 2020
Capital and capital reserve added if shares are issued through the execution of share options

The amount of capital added if shares are issued through the execution of share options shall be an amount equal to one half multiplied by the addition limit amount of capital calculated in accordance with the stipulations of Article 17 of the Corporate Accounting Rules; and if there arise amounts less than 1 yen as a result of the calculation, such amounts shall be rounded down. Also, in the case of issuance of shares through the execution of share options, the amount of additional capital reserve shall be reduced by the amount of capital increase according to the limit on the amount of capital increase.

Conditions for executing share options	Each share option does not permit partial execution.

d.	7th unsecured convertible bonds issued based on a decision at a meeting of the Board of Directors held on February 15, 2013

[Details of convertible bonds]

Total amount of corporate bonds	400,000 thousand yen

Amount of each corporate bond	10,000 thousand yen

Coupon rate	No interest is payable on this corporate bond

Date of issue of corporate bonds	March 18, 2013

Method and date of redemption

1. Redemption amount

100 yen per face value of 100 yen

2. Method and term of redemption

To be redeemed with 100 yen per face value of 100 yen, on March 18, 2020 (hereinafter referred to as the redemption deadline) (however, if the redemption deadline is not a business day for banks in Japan (hereinafter referred to as a business day), the bondholders of the relevant convertible corporate bonds shall not be paid the amount that they should have been paid on the relevant redemption deadline until the directly following business day, and shall not have rights to receive additional payments in relation to the deferment of such payment)

Method of subscription	Entire amount allocated through a third party allocation to KOBE BUSSAN CO., LTD.

[Details of share options]

Number of corporate bonds	40

Types and numbers of shares subject to share options

1. The type of shares subject to share options is ordinary shares.

2. The number of new ordinary shares of the Company to be issued by the Company, or otherwise the number of ordinary shares of the Company held by the Company to be disposed of (hereinafter, the issuance or disposal of shares in the Company is referred to as “delivery”) upon requests for execution of the relevant share options (hereinafter referred to as execution requests) shall be the largest integer which can be obtained by dividing the total amount of the face value of the Company’s bonds subject to execution requests by the conversion price.

However, figures less than one share at the time of execution shall be rounded down, and adjustments should not be made with cash.

Payment amount for share options	-

Details of capital paid upon executing share options, and its amount

1. Capital to be paid upon executing each share option shall be the relevant corporate bond related to the relevant share option, and the amount of the relevant corporate bond shall be deemed to be the same as the amount paid for the relevant corporate bond. Also, the relevant bonds subject to capital payment at the time of execution of the relevant share options shall not have a redemption period stipulated, and shall be extinguished at the redemption deadline simultaneously upon the effective execution of the relevant share options.

2. The amount per share used in calculating the number of ordinary shares of the Company to be delivered through the execution of the relevant share options (hereinafter referred to as the conversion price) shall be 35.0 yen.

Share option execution period	From April 1, 2013 to March 18, 2020

Capital and capital reserve added if shares are issued through the execution of share options	The amount of capital added if shares are issued through the execution of share options shall be an amount equal to one half multiplied by the addition limit amount of capital calculated in accordance with the stipulations of Article 17 of the Corporate Accounting Rules; and if there arise amounts less than 1 yen as a result of the calculation, such amounts shall be rounded down. Also, in the case of issuance of shares through the execution of share options, the amount of additional capital reserve shall be reduced by the amount of capital increased by the limit on the amount of capital increase.

Conditions for executing share options	Each share option does not permit partial execution.

e.	8th unsecured convertible bonds issued based on a decision at a meeting of the Board of Directors held on February 15, 2013

[Details of convertible bonds]

Total amount of corporate bonds	400,000 thousand yen

Amount of each corporate bond	10,000 thousand yen

Coupon rate	No interest is payable on this corporate bond

Date of issue of corporate bonds	March 18, 2013

Method and date of redemption

1. Redemption amount

100 yen per face value of 100 yen

2. Method and term of redemption

To be redeemed with 100 yen per face value of 100 yen, on March 18, 2020 (hereinafter referred to as the redemption deadline)(however, if the redemption deadline is not a business day for banks in Japan (hereinafter referred to as a business day), the bondholders of the relevant convertible corporate bonds shall not be paid the amount that they should have been paid on the relevant redemption deadline until the directly following business day, and shall not have rights to receive additional payments in relation to the deferment of such payment)

Method of subscription	Entire amount allocated through a third party allocation to KOBE BUSSAN CO., LTD.

[Details of share options]

Number of corporate bonds	40

Types and numbers of shares subject to share options

1.      The type of shares subject to share options is ordinary shares.

2.      The number of new ordinary shares of the Company to be issued by the Company, or otherwise the number of ordinary shares of the Company held by the Company to be disposed of (hereinafter, the issuance or disposal of shares in the Company is referred to as “delivery”) upon requests for execution of the relevant share options (hereinafter referred to as execution requests) shall be the largest integer which can be obtained by dividing the total amount of the face value of the Company’s bonds related to execution requests by the conversion price.

However, figures less than one share at the time of execution shall be rounded down, and adjustments should not be made with cash.

Payment amount for share options	-

Details of capital paid upon executing share options, and its amount

1.      Capital to be paid upon executing each share option shall be the relevant corporate bond related to the relevant share option, and the amount of the relevant corporate bond shall be deemed to be the same as the amount paid for the relevant corporate bond.

Also, the relevant bonds subject to capital payment at the time of execution of the relevant share options shall not have a redemption period stipulated, and shall be extinguished at the redemption deadline simultaneously upon the effective execution of the relevant share options.

2.      The amount per share used in calculating the number of ordinary shares of the Company to be delivered through the execution of the relevant share options (hereinafter referred to as the conversion price) shall be 35.0 yen.

Share option execution period	From March 18, 2014 to March 18, 2020

Capital and capital reserve added if shares are issued through the execution of share options	The amount of capital added if shares are issued through the execution of share options shall be an amount equal to one half multiplied by the addition limit amount of capital calculated in accordance with the stipulations of Article 17 of the Corporate Accounting Rules; and if there arise amounts less than 1 yen as a result of the calculation, such amounts shall be rounded down. Also, in the case of issuance of shares through the execution of share options, the amount of additional capital reserve shall be reduced by the amount of capital increased by the limit on the amount of capital increase.

Conditions for executing share options	Each share option does not permit partial execution.

(3) Directors of the Company

1. Directors and auditors (as of March 31, 2013)

Position within company	Name	Responsibilities and other important roles
Representative Director and President	Fumiyasu Inayoshi	Heiroku business Division Head

Executive Vice President	Ichiro Kawakami	Management planning Division Head Director at G.communications Co., Ltd.

Director	Yuichi Ito	GEIM business Division Head

Director	Masanobu Ougi	Heiroku business Division Deputy Head

Director	Hideo Sugimoto	Representative Director at G.communications Co., Ltd.

Director	Yoshinobu Inazumi	Director G.communications Co., Ltd.

Statutory Auditor	Haruo Hoshi

Auditor	Masayoshi Komatsu	Representative Director, Fuji Sogo Accounting

Auditor	Kayoko Sato	Statutory Auditor at G.communications Co., Ltd. External Auditor at G.networks CO., LTD. External Auditor at SAKAI CO., LTD.

Notes:	1. Directors Hideo Sugimoto and Fumiyasu Inayoshi are external directors.
2. Auditors Masayoshi Komatsu and Kayoko Sato are external auditors.
3. Auditors Masayoshi Komatsu and Kayoko Sato have an appropriate level of knowledge of finance and accounting, as per the following.
- Auditor Masayoshi Komatsu is highly familiar with accounting finance as a tax attorney, and has sufficient overall knowledge of company management.

-        Auditor Kayoko Sato, in addition to being an auditor at the Company, is an external auditor at G.networks CO., LTD. and SAKAI CO., LTD., which are listed group companies, and has an appropriate degree of knowledge in relation to finance and accounting.

4. The Company has specified Masayoshi Komatsu to be an independent director based on the stipulations of the Osaka Stock Exchange, and has notified the Exchange of such fact.
5. Yukiya Hamano resigned as a director due to expiration of his term at the conclusion of the 53rd annual shareholders’ meeting, held on June 28, 2012.

2. Directors retired within the current fiscal year

Not applicable

3. Compensation of directors and auditors

a. Amounts of compensation related to the current fiscal year

Classification	Paid Members	Amount Paid
Directors (of which, external directors)	4 (-)	45,602 thousand yen (-)
Auditors (of which, external auditors)	3 (2)	8,055 thousand yen (4,338 thousand yen	)
Total (of which, external directors and auditors)	7 (2)	53,657 thousand yen (4,338 thousand yen	)

Notes:	1.	The limit on the amount of director compensation was decided at the 35th annual shareholders’ meeting, held on June 29, 1994, to be 20 million yen per month (however, this does not include employee salaries).
	2.	The limit on the amount of auditor compensation was decided at the 35th annual shareholders’ meeting, held on June 29, 1994, to be 3 million yen per month.
	3.	As of the end of the current fiscal year, there are six directors (of whom, two are external directors), and three auditors (of whom, to are external auditors). Differences in the number of directors are due to the inclusion of two unpaid directors (two external directors).

b. Items relevant to executive retirement benefits paid in the current fiscal year

Not applicable

4. Items related to external directors

a. Important other positions as executives for other corporations and the relationships of the relevant other corporations with the Company

- Hideo Sugimoto, who is a director, is also the Representative Director of G.communications Co., Ltd., which is the parent company of the Company.

- Yoshinobu Inazumi, who is a director, is also the Director of G.communications Co., Ltd., which is the parent company of the Company.

- Masami Komatsu, who is an auditor, is also the Representative Director of Fuji Sogo Accounting Co., Ltd., and there are no particular conflicts of interest with the Company.

b. Important other positions as external directors for other corporations and the relationships of the relevant other corporations with the Company

- Kayoko Sato, who is an auditor, is also a statutory auditor of G.communications Co., Ltd., which is the parent company of the Company. She is also an external auditor of G.networks CO., LTD. and SAKAI CO., LTD., both of which our sister companies of the Company.

c. Main activities in the current fiscal year

- Attendance at meetings of the Board of Directors and at Auditor Committee meetings

	Meetings of the Board of Directors (Held 28 times)		Meetings of the Auditor Committee (Held 16 times)
	Number of attendances	Attendance rate	Number of attendances	Attendance rate
Director Hideo Sugimoto	19	95%	—	—
Director Yoshinobu Inazumi	19	95%	—	—
Auditor Masayoshi Komatsu	26	93%	16	100%
Auditor Kayoko Sato	28	100%	16	100%

Note:	Hideo Sugimoto and Yoshinobu Inazumi, who are directors, were appointed at the conclusion of the 53rd annual shareholders’ meeting, held on June 28, 2012. Also, the attendance rate for both of them is calculated using the number of attendances at meetings of the Board of Directors following the conclusion of the 53rd annual shareholders’ meeting.

- Statements at meetings of the Board of Directors and meetings of the Audit Committee

Hideo Sugimoto, who is a director, attended 19 of the 20 meetings of the Board of Directors held following his appointment in June 2012, and provided advice and recommendations in order to ensure the adequacy and accuracy of decision-making at meetings of the Board of Directors.

Yoshinobu Inazumi, who is a director, attended 19 of the 20 meetings of the Board of Directors held following his appointment in June 2012, and provided advice and recommendations in order to ensure the adequacy and accuracy of decision-making at meetings of the Board of Directors.

Masayoshi Komatsu, who is an auditor, attended 26 of the 28 meetings of the Board of Directors and all 16 meetings of the Audit Committee held in the current fiscal year, and gave statements for ensuring the adequacy and correctness of decision-making at meetings of the Board of Directors from a specialist viewpoint as a tax accountant. Also, at meetings of the Audit Committee, she gave, as required, statements necessary for accounting systems and internal audits at the Company.

Kayoko Sato, who is an auditor, attended all 28 meetings of the Board of Directors and all 16 meetings of the Audit Committee held in the current fiscal year, and gave statements for ensuring the adequacy and correctness of decision-making at meetings of the Board of Directors. Also, at meetings of the Audit Committee, she gave, as required, statements necessary for matters such as deciding on proposed agenda items.

d. Amounts of compensation received as directors in the current fiscal year from the parent company or its subsidiaries

The amount of compensation received by external directors and external auditors from the parent company and subsidiaries where they are also directors in the current fiscal year was 26,410 thousand yen.

5. Summary of the contents of liability limitation agreements

Not applicable

(4) Account auditors

1. Name: Nagisa & Co.

2. Amount of compensation

Amount paid
Amount of compensation for account auditor’s related to the current fiscal year	15,600 thousand yen
Total of monetary and other financial benefits to be paid to account auditors in the current fiscal year	15,600 thousand yen

Note:	In the audit contract between the Company and the account auditors, there is no clear separation of amounts for auditor compensation for audits based on the Companies Act and auditor compensation for audits based on the Financial Instruments and Exchange Act, and there is no separation in practice, therefore, the amounts of compensation for account auditors for the current fiscal year shown here are totals.

3. Details of non-audit operations

Not applicable

4. Policy for decisions on the dismissal or non-reappointment of the account auditor

If the execution of the duties of the account auditors is obstructed, and if it deems is necessary to do so, the Board of Directors shall, upon obtaining agreement from the Audit Committee, or based on a request from the Audit Committee, make the purpose of a shareholder meeting to be the dismissal or non-reappointment of the account auditors.

The Audit Committee shall, if it is found that the items stipulated in Item 1, Article 340 of the Companies Act apply, based on an agreement of all members of the Audit Committee, dismiss the accounting auditors. In such a case, the auditors selected by the Accounting Committee shall report the fact of the account auditors being dismissed and the reasons for the dismissal at the first annual shareholders’ meeting convened after the dismissal.

5. Summary of the contents of liability limitation agreements

Not applicable.

(5) System for ensuring the correctness of operations

The following is an overview of detailed decisions made on the system for ensuring that directors comply with laws and ordinances and the Articles of Incorporation in executing their duties, as well as the system for ensuring the appropriateness of operations of the Company.

1.	System for ensuring that directors and employees comply with laws and ordinances and the Articles of Incorporation in executing their duties

The president is to repeatedly communicate, based on the management philosophy, the spirit of the management philosophy to directors, and thereby ensure that this is a prerequisite for enterprise activities that comply with laws and ordinances, as well as the Company philosophy.

2.	The system of storage and management of information related to the execution of directors’ duties

The president of the Company appoints a person responsible for control over the entire company in connection with the storage and management of information related to the execution of director duties, and information related to the execution of duties is recorded and stored in accordance with the document-handling regulations created by the relevant person, on paper or in electromagnetic media. The directors and auditors, due to the document handling regulations, are able to view such documents at all times.

3.	Regulations related to the management of risks of loss, and other systems

The Vice President is appointed the person responsible for risk management for the Company, and for comprehensively and completely managing risks for the overall Company group. When a new risk arises, the department responsible for it is rapidly determined. The Internal Audit Department carries out audits on the risk management at each group department, and regularly reports the results thereof to the Vice President and the President, and improvement measures are discussed and decided upon at meetings of the Board of Directors.

4.	System to ensure that the duties of the directors are executed efficiently

The following management systems are used to aim to increase efficiency of the execution of director duties.

a.	Setting up role authorizations and decision-making rules

b.	Setting up interim management plans by the Board of Directors, setting up results targets and budgets for each business department based on the interim management plan, and implementing result management on a monthly and quarterly basis by utilizing IT

c.	Review and implement of improvement plan by management meeting and board of directors

5.	System to ensure the appropriateness of operations of the corporate group consisted of the Company’s parent company and its subsidiaries

The parent company of the Company is regularly audited, and in addition to reports on such audits, the director responsible for compliance at the parent company and the director responsible for group management regularly exchange information, and keep track of compliance issues and efficiency issues.

6.	Matters concerning employees who are appointed to assist in the duties of auditors, if such employees are appointed

In the case that auditors require employees to be appointed to assist in their duties, they may request the Company to appoint employees in this way regularly or on an ad hoc basis.

7.	Matters related to the independence of the employees in the previous item from the directors

Persons receiving requests from auditors to help in the operations of auditors do not receive instructions from directors in relation to the execution of such operations.

8.	The system for directors and employees to report to corporate auditors, and the system for making report to directors

If employees observe a significant event related to items b. or d. below, they are able to directly report this to the auditors.

a.	Matters decided at management meetings

b.	Matters that may cause significant damage to the Company

c.	Important matters for monthly management

d.	The state of internal audits and important matters related to risk management

e.	Serious violations of laws, ordinances and the Articles of Incorporation

f.	Status of notifications to the compliance hotline, and details thereof

g.	Other important compliance matters

9.	System to ensure that the audits by auditors are carried out effectively

In order to ensure the effectiveness of auditors, a contract has been signed with a consulting lawyer, and opportunities are secured for receiving advice related to auditor operations

10.	System to ensure the appropriateness of financial reporting

In order to ensure the reliability and appropriateness of financial reporting, and an internal control system related to financial reporting, as stipulated in the Financial Instruments and Exchange Act, has been built, its effectiveness is evaluated and it is run with a system for reporting.

11.	The fundamental concept for excluding antisocial forces, and means of achieving it

The Company has no relationships with antisocial forces, and takes a firm stand in relation to antisocial forces that threaten the order and security of society. Also, if there is contact with antisocial forces, the Company has a system that can promptly makes reports to and consults with the local police and a consulting lawyer.

Further, at the time of initiating transactions with counterparties, the Company by uses an external organization to check that they are not antisocial forces.

Balance Sheet

(As of March 31, 2013)

(Units: Thou. yen)
Item	Amount
Assets
Current assets	2,258,574
Cash and deposits	1,367,297
Notes receivable-trade	12,430
Accounts receivable-trade	253,005
Deposit sales	55,579
Merchandise	10,142
Raw materials and supplies	112,398
Prepaid expenses	210,364
Deferred tax assets	206,278
Other	35,468
Allowance for doubtful accounts	(4,390)
Noncurrent assets	7,766,383
Tangible fixed assets	4,157,942
Buildings	1,980,390
Structures, net	123,252
Machinery and equipment	17,000
Vehicles, net	82
Tools, furniture and fixtures	86,561
Land	1,942,825
Lease assets	7,830
Intangible assets	265,127
Goodwill	199,257
Leasehold rights	26,179
Software	10,237
Other	29,452
Investments and other assets	3,343,312
Investment securities	10,000
Investments in capital	4,840
Long-term loans receivable	5,330
Claims in bankruptcy	128,364
Long-term prepaid expenses	49,168
Lease and guarantee deposits	2,662,010
Deferred tax assets	603,019
Others	44,495
Allowance for doubtful accounts	(163,915)
Total assets	10,024,957

Liabilities
Current liabilities	2,522,727
Accounts payable-trade	451,315
Short-term loans payable to subsidiaries and affiliates	624,000
Lease obligations	12,817
Accounts payable-other	412,800
Accrued expenses	392,306
Income taxes payable	100,950
Accrued consumption taxes	6,244
Advances received	413,071
Deposits received	37,070
Unearned revenue	748
Provision for bonuses	53,919
Other	17,482
Noncurrent liabilities	2,632,944
Bonds with subscription rights to shares	1,506,122
Lease obligations	8,029
Lease and guarantee deposits	501,884
Provision for retirement benefits	52,943
Asset retirement obligations	536,854
Other	27,110

Total liabilities	5,155,672

Net assets
Shareholders’ equity	4,869,285
Capital stock	1,785,195
Capital surplus	2,675,617
Legal capital reserve	1,848,494
Other capital surplus	827,123
Retained earnings	408,591
Legal retained earnings	78,085
Other retained earnings	330,507
General reserve	860,000
Retained earnings brought forward	(529,493)
Treasury stock	(120)

Total net assets	4,869,285

Total liabilities and net assets	10,024,957

Note: Monetary amounts are displayed to the nearest unit.

Income Statement

(From April 1, 2012

to March 31, 2013)

(Units: Thou. yen)

Item	Amount
Sales	15,503,770
Cost of sales	5,427,527
Gross profit	10,076,242
Selling, general and administrative expenses	9,301,497
Operating income	774,745
Non-operating income	51,366
Interest and dividend income	8,017
Amortization of negative goodwill	16,069
Miscellaneous income	27,278
Non-operating expenses	96,048
Interest expenses	51,553
Interest on bonds	10,314
Guarantee commissions	15,803
Miscellaneous losses	18,377
Ordinary income	730,063
Extraordinary income	41,000
Compensations for transfer	41,000
Extraordinary losses	492,735
Losses on retirement of noncurrent assets	1,298
Losses on valuation of investment securities	416
Impairment losses	315,686
Losses on closing stores	41,527
Loss in businesses of affiliates	2,997
Surcharge	130,808
Income before income taxes	278,327
Corporate, residential, and business taxes	106,709
Adjustments to corporate and other taxes	43,644
Net income for the period	127,973

Note: Monetary amounts are displayed to the nearest unit

Statement of Changes in Shareholder Equity

(From April 1, 2012

to March 31, 2013)

(Units: Thou. yen)

	Shareholders’ Equity										Total net assets
	Capital stock	Capital Surplus			Retained Earnings				Treasury stock	Total shareholders’ equity
		Legal capital reserve	Other capital surplus	Total other capital surplus	Legal retained earnings	Other Retained Earnings		Total retained earnings
						General reserve	Retained earnings brought forward
Balance on Apr 01, 2012	1,785,195	1,848,494	827,123	2,675,617	78,085	860,000	(359,327)	578,757	(92)	5,039,478	5,039,478
Accumulated impact of corrected errors				—			(298,139)	(298,139)		(298,139)	(298,139)
Retained earnings brought forward as restated	1,785,195	1,848,494	827,123	2,675,617	78,085	860,000	(657,467)	280,617	(92)	4,741,338	4,741,338
Changes within the fiscal year				—				—		—	—
Net income				—			127,973	127,973		127,973	127,973
Purchase of treasury stock				—				—	(27)	(27)	(27)
Changes within the fiscal year for items other than shareholders’ equity (net)				—				—		—	—
Total change within the fiscal year	—	—	—	—	—	—	127,973	127,973	(27)	127,946	127,946
Net income	1,785,195	1,848,494	827,123	2,675,617	78,085	860,000	(529,493)	408,591	(120)	4,869,285	4,869,285

Note: Monetary amounts are displayed to the nearest unit

Individual notes to the accounts

(Notes related to important accounting policies)

1.	Asset valuation criteria and valuation methods

(1)	Valuation criteria and valuation methods for marketable securities

Other marketable securities

-Those with market prices	A mark-to-market method is adopted based on the market price on the date of settlement (differences in valuations are posted to shareholders’ equity, and cost prices are calculated using the moving average method).

-Those without market prices	The at-cost method is applied based on the moving average.

(2) Valuation criteria and valuation method for inventories

1. Merchandise	Merchandise Division

The at-cost method is applied using the moving average (with book value write-downs due to decreased profitability).

Sales Stores

The at-cost method is applied based on the final purchasing cost method (with book value write-downs due to decreased profitability).

2. Raw materials	The at-cost method is applied based on the gross average method (with book value write-downs due to decreased profitability). However, in the Izakaya Division, the at-cost method is applied based on the final purchasing cost method (with book value write-downs due to decreased profitability).

3. Stored goods	The at-cost method is applied based on the final purchasing cost method (with book value write-downs due to decreased profitability).

2. Method of depreciation of fixed assets

(1) Tangible fixed assets	The fixed-rate method is used.

(excluding lease assets)	However, the straight-line method is used for buildings (excluding building fixtures) acquired on or after April 1, 1998.

Buildings 2 to 50 years

Machinery and equipment 2 to 9 years

Also, the even depreciation method over five years from the year after the completion of depreciation of the depreciable amount is applied for assets acquired on or prior to March 31, 2007.

(2) Intangible assets	The straight-line method is used.

(excluding lease assets)

However, the software used by the Company itself is depreciated based on the period for which it can be used within the Company (five years).

Also, for certain leased land, the business-use regular lease land rights rental period is taken to be the asset life. Goodwill is mainly evenly amortized over 10 years.

(3) Lease assets

Lease assets related to ownership-transfer finance lease transactions
The straight-line method is employed, reducing the remaining balance to zero, whereby the lease period is taken to be the asset life.
Also, with ownership-transfer financial lease transactions, lease transactions with lease transaction commencement dates on or before March 31, 2008 are treated based on the method for ordinary rental transactions.

3. Method of treating deferred assets
Corporate bond issuance expense
The entire amount is treated as an expense at the time of payment.

4. Standards for conversion of foreign currency denominated assets and liabilities to Japanese yen
Foreign currency denominated assets and liabilities are converted to yen using the spot market rate on the last day of the period, and translation differences are included in the income statement.

5. Standards for recognizing allowances

(1) Allowance for doubtful accounts
This amount is recognized in the amount of anticipated unrecoverable of claims for which there is particular concern over bad debt, taking into consideration the possibility of recovery, according to the loan loss rate for general claims, and in order to be prepared for losses due to bad debt.

(2) Allowance for retirement benefits

This is recognized based on an estimate of the retirement benefit obligations at the date of termination of the retirement benefit system (March 31, 2006), in order to be prepared for the retirement of employees.
Also, “Guidance on Accounting for Transfers between Retirement Benefit Plans (Practical Measure Report No. 2)” is applied to unpaid retirement amounts within the retirement lump-sum payment system, and going forward, this will be recognized as “Allowance for retirement benefits”.

(3) Allowance for directors’ retirement benefits

In order to be prepared to pay for directors’ retirement benefits, the necessary amounts are recognized based on internal regulations. Also, since there were no people in scope for the stipulations of the internal regulations within the current fiscal year, there has been no relevant amount recognized.

(4) Allowance for bonuses
In order to be prepared to pay for employee bonuses, the amount recognized is the cost of the amount expected to be paid which belongs to the current fiscal year.

(5) Allowance for losses upon store closures
In order to be prepared for losses occurring accompanying store closures, this is recognized in the amount of reasonably expected store closure-related losses.
Also, since there were no expected losses due to store closures in the current fiscal year, there has been no relevant amount recognized.

6. Other basic items in creating the financial statements
Treatment of consumption taxes
Amounts are treated excluding consumption and local consumption taxes.

(Notes related to changes in accounting policies)

Change in the method of depreciation

Accompanying the revision of the Corporation Tax Act, the Company changed its method of depreciation as of the current fiscal year for fixed assets acquired on or after April 1, 2012, based on the Corporation Tax Act as revised.

Due to the relevant change, there has been an increase to each of the operating income, ordinary income, and pre-tax income by 7,217 thousand yen in the current fiscal year.

(Notes on corrections to errors)

1. Contents of errors

On April 1, 2009, the Company acquired shares of Global Act Co., Ltd., formerly an affiliated company, and it became a consolidated subsidiary. In doing so, the Company recognized goodwill through consolidation based on the full market value method, with the above date being the date of acquisition of control. In the consolidation, questions were raised by the Securities and Exchange Surveillance Commission, an investigation team consisting of specialist lawyers and Certified Public Accountants external to the Company was established, and an investigation was performed. The results of the investigation reported that, considering matters such as prior treatment at the time of consolidation as a consolidated subsidiary, and the amount of equity in the capital surplus during the period in which the relevant company was an affiliated company, consolidation with the recognition of goodwill would be favorable, and adjustments were made to prior years in the calculation of the amounts of goodwill and goodwill-related profits and losses (amortization and impairment losses), and the amount of retained earnings at the beginning of the period was reduced.

2. Monetary impact on net assets at the beginning of the fiscal year

Due to correction of the relevant error, retained earnings at the beginning of the current fiscal year will decrease by 298,139 thousand yen, so shareholders’ equity and net asset amounts were reduced by the same amount.

(Notes related to the balance sheet)

1. Accumulated depreciation of tangible fixed assets	7,531,076 thousand yen

2. Notes maturing on the last day of the period

As for the accounting treatment of notes maturing on the last day of the period, these are settled on the day of note clearing. Additionally, since the relevant day at the end of the period was a nonbusiness day for financial institutions, notes maturing at the end of the following period are included in the balance at the end of the period.

Notes receivable	9,830 thousand yen

3. Financial assets and financial liabilities in relation to affiliated companies are as follows.

Monetary claims	54,973 thousand yen
Monetary liabilities	653,120 thousand yen

(Notes related to the income statement)

1. Transactions with affiliated companies

(1) Balance of sales transactions	72,583 thousand yen
(2) Balance of non-sale transactions	641,449 thousand yen

2. Impairment losses

The Company recognized impairment losses related to the following asset groups within the current fiscal year.

Location	Main uses	Type
Tohoku region	Store assets A total of 4 stores	Buildings, structures and others

Kanto region	Store assets A total of 15 stores	Buildings, structures, goodwill and others

Hokuriku region	Store assets A total of 1 stores	Buildings, structures and others

Hokkaido region	Store assets A total of 2 stores	Buildings, structures and others

Other	Sublease/idle assets	Land

Individual notes to the accounts

The Company, in principle, groups leased fixed assets by store, and rented fixed assets by property.

If there are continuing losses, or expected continued losses, in operations of stores or rental assets, the book value of the asset group will be reduced to the recoverable value; for idle assets, the book value of the asset group that is not expected to be used going forwards is reduced to the recoverable value, and an extraordinary loss was recognized for such reductions (315,686 thousand yen). The breakdown of this value was: buildings: 124,822 thousand yen, structures: 7,350 thousand yen, land: 135,209 thousand yen, goodwill: 33,204 thousand yen, and other: 15,099 thousand yen.

Also, the recoverable value of the relevant asset group is mainly measured using the usage value and applying a discount rate of 6.16%; however, the recoverable value of idle assets is the net sale value calculated based on the fixed asset tax appraisal value.

3. Affiliated company business losses

Amongst losses at the businesses of affiliated companies, losses borne by the Company are recognized.

(Notes related to this statement of changes in shareholder equity)

1. Items related to the total number of issued shares

Type of shares	Number of shares at the beginning of the current fiscal year (thousands)	Number of shares added in the current fiscal year (thousands)	Number of shares reduced in the current fiscal year (thousands)	Number of shares at the end of the current fiscal year (thousands)
Ordinary shares	74,364	—	—	74,364

2. Items on the number of treasury shares

Type of shares	Number of shares at the beginning of the current fiscal year (thousands)	Number of shares added in the current fiscal year (thousands)	Number of shares reduced in the current fiscal year (thousands)	Number of shares at the end of the current fiscal year (thousands)
Ordinary shares	1	0	—	1

Note: The increase in the number of ordinary treasury shares by zero thousand is due to an increase through purchases of odd-lot shares.

3. Dividends from surplus

(1) The amount of dividends paid

Not applicable

(2) Dividends with a record date in the current fiscal year and an effective date in the next fiscal year

Not applicable

4. Items relating to share options s on the last day of the current fiscal year (excluding those for which the initial day of the right exercise period has not arrived)

Breakdown of share options	Type of shares subject to share options	Number of shares subject to share options (thousands)
		At the beginning of the current fiscal year	Added in the current fiscal year	Reduced in the current fiscal year	At the end of the current fiscal year
1st convertible bonds	Ordinary shares	3,263	171	141	3,293
Total	—	3,263	171	141	3,293

Note:	The addition of the 1st convertible bonds in the current fiscal year is an addition accompanying an adjustment of the exercise price. Also, the reduction in the current fiscal year is due to cancellation.

(Notes related to tax effect accounting)

Breakdown by main reason for the occurrence of deferred tax assets and deferred tax liabilities
Deferred tax assets (current)
Excess allowance for doubtful accounts	1,666 thousand yen
Accrued business tax	10,511 thousand yen
Accrued business office tax	6,489 thousand yen
Excess provision for bonuses	20,467 thousand yen
Advances received	137,929 thousand yen
Loss brought forward from the previous term	33,297 thousand yen
Other	3,389 thousand yen

Subtotal	213,752 thousand yen
Valuation allowance	(7,473 thousand yen	)

Total deferred tax assets (current)	206,278 thousand yen
Deferred tax assets (fixed)
Excess allowance for doubtful accounts	58,339 thousand yen
Impairment losses	661,677 thousand yen
Excess one-off amortized asset amortization	1,398 thousand yen
Excess provision for retirement benefits	18,842 thousand yen
Asset retirement obligations	191,066 thousand yen
Loss brought forward from the previous term	1,706,196 thousand yen
Other	31,857 thousand yen

Subtotal	2,669,378 thousand yen
Valuation allowance	(2,022,219 thousand yen	)

Total deferred tax assets (fixed)	647,159 thousand yen
Deferred tax liabilities (fixed)
Merger acceptance asset appraisal profit	(4,435 thousand yen	)
Asset retirement obligations (un-depreciated balance)	(39,704 thousand yen	)

Total deferred tax liabilities (fixed)	(44,139 thousand yen	)

Net deferred tax assets (fixed)	603,019 thousand yen

(Notes related to fixed assets used through leases)

Certain store facilities are used through non-ownership-transfer finance lease contracts. Also, within non-ownership-transfer finance lease transactions, those with lease transaction commencement dates on or before March 31, 2008 are treated using the normal rental transaction method.

(Notes related to financial products)

1. Items related to financial products

(1) Policy for financial products

The Company is engaged in business, mainly in the operation of restaurants and schools, and it procures required funds (mainly through bank borrowings and issuing corporate bonds) with reference to capital investment plans for this business.

Temporary surplus capital is invested in highly safe financial assets, and short-term capital is procured through bank borrowings.

(2) Details of financial products and the risks thereof

Notes receivable and accounts receivable, which are operating receivables, are exposed to client credit risk. Investments in marketable securities are shares, and are exposed to risks of fluctuations in market prices.

Also, long-term loans are given to franchisees, and these are subject to the credit risk of the borrowers.

Deposits and guarantee deposits are mainly those accompanying the rental of land and buildings for operating stores, and these are exposed to the credit risks of the lessors.

Accounts payable, which is an operating liability, are mostly payable within one month.

Borrowings, corporate bonds, convertible bonds, and lease obligations related to financial lease transactions are mainly for the purpose of procuring the funds required for capital investment, and their longest redemption date is seven years after the day of settlement. Some of these have variable interest rates, and are therefore exposed to interest rate fluctuations.

(3) System for managing risk connected with financial products

-Credit risk (risk connected with breaches of contracts by counterparties) management

In line with credit management procedures, each department performs regular monitoring of major counterparties in terms of operational receivables and long-term loans, and in addition to managing the term and balance by transaction counterparty, they aim to rapidly track and reduce concerns over collection due to a deterioration financial condition.

-Market risk (foreign exchange and interest rate fluctuation risk) management

The market prices of investments in marketable securities and the financial status of the issuers thereof (counterparty enterprises) are regularly checked, and holdings are continuously reviewed, taking into account the relationship with the counterparty enterprise.

-Management of liquidity risk related to fund procurement (risks of not being able to make payments on the scheduled date of payment)

Liquidity risk (risk that payment cannot be made on the payment date) is managed by the creation and updating of funding plans by departments responsible as required, based on reports from each department.

(4) Supplementary explanations on items related to market prices of financial products

In applying market prices to financial products, in addition to values based on market prices, if there is no market price then a rationally calculated value is used. Since variable factors are included in the calculation of the relevant values, the relevant values may change if different prerequisite conditions are adopted.

2. Items related to market prices of financial products

Differences in market values and values stated on the balance sheet as of March 31, 2013 are as follows. Also, items for which the current value is extremely difficult to ascertain are not included (See Note 2.)

	Balance sheet reported amounts (thousand yen)	Market value (thousand yen)	Difference (thousand yen)
(1) Cash and deposits	1,367,297	1,367,297	—
(2) Notes receivable-trade	12,430	12,430	—
(3) Accounts receivable-trade	253,005
Allowance for doubtful accounts (*)	(1,996)

	251,009	251,009	—

(4) Investment securities	—	—	—
(5) Other current assets (short-term loans receivable) and long-term loans receivable	7,371	6,148	(1,222)

(6) Lease and guarantee deposits	582,966	585,665	2,698

Total assets	2,221,075	2,222,551	1,476

(1) Accounts payable-trade	451,315	451,315	—
(2) Short-term loans payable to subsidiaries and affiliates	624,000	624,000	—
(3) Lease obligations	20,847	20,759	(87)
(4) Bonds with subscription rights to shares	1,506,122	1,520,340	14,218
(5) Lease and guarantee deposits	44,252	44,114	(137)

Total liabilities	2,646,536	2,660,529	13,993

*	The allowance for doubtful accounts, which is separately recognized from the Accounts Receivable, has been deducted.

Notes: 1. Items related to the method of calculating the market price of financial products, marketable securities, and derivative transactions

Assets

(1) Cash and deposits, (2) Notes receivable, and (3) Accounts receivable

As the above are settled in the short-term, and as their market values are close to the book values, the relevant book values apply.

(4) Investments in marketable securities

The market value of the above depends on the price of stocks at the exchange.

(5) Other current assets (short-term loans) and long-term loans

The current value of other current assets (short-term loans) and long-term loans is calculated using the current value of the future cash flow of such loans, categorized into defined periods, multiplied by the interest rate on Japanese government bonds plus an appropriately indexed credit spread for each category of credit risk in terms of credit management.

(6) Deposits and guarantee deposits

The current value of deposits and guarantee deposits is calculated using the current value of future cash flow, categorized into defined periods, discounted using an appropriate index of the interest rate of Japanese government bond yields.

Liabilities

(1) Accounts payable and (2) Short-term borrowings from related companies

As the above are settled in the short-term, and as their market values are close to the book values, the relevant book values apply.

(3) Lease liabilities

The current value of lease liabilities is calculated using the current value of future cash flow, categorized into defined periods, discounted using an appropriate index of Japanese government bond yields.

(4) Convertible bonds

The total of the principal and interest is calculated using the present value discounted using an interest rate for the case of a similarly issued convertible bond.

(5) Received deposits and security deposits

The current value of received deposits and security deposits is calculated using the present value of future cash flow, categorized into defined periods, and discounted using an appropriate index of Japanese government bond yields.

2. Financial products for which it is deemed to be extremely difficult to determine their current value

Category	Amount on balance sheet (thousand yen)
Unlisted securities
Investment in marketable securities	10,000
Deposits and security deposits	2,079,043
Received deposits and security deposits	457,632

Since unlisted securities have no market values, and finding their current value is deemed extremely difficult to, they are not included in (4) Investment in marketable securities.

Also, for some deposits and security deposits and received deposits and security deposits it is not possible to rationally estimate the repayment time, and since understanding their present value is deemed extremely difficult, they are not included in (6), Lease and guarantee deposits and (5) Lease and guarantee deposits.

(Notes related to rental real estate)

The Company has rental stores and office buildings (including land) in Tokyo. Real estate related profit and loss for such rentals in the period ending March 2013 was 14,751 thousand yen (rental income is recognized in sales, and the main rental costs are recognized in the cost of goods sold).

Balance sheet values for relevant rental real estate, increases and decreases in the current fiscal year, and current values are as follows.

Balance sheet values (thousand yen)			Current value at the end of the current fiscal year (thousand yen)
Balance at the start of the current fiscal year	Increase/decrease in the current fiscal year	Balance at the end of the current fiscal year
321,182	(5,038)	316,143	272,643

Note: 1. Balance sheet values are shown as acquisition costs less accumulation depreciation and accumulation impairment losses.

2. Increase/decrease in the current fiscal year is the depreciation expense (5,038 thousand yen)

3. The current value at the end of the current fiscal year is a value determined by the Company based on a real estate survey report by a real estate surveyor external to the Company.

(Notes related to earnings with the equity method)

Investment in affiliated companies (thousand yen)	—
Investments in the case that the equity method is applied (thousand yen)	(30,500)
Investment losses (indicated in parentheses) if the equity method is applied (thousand yen)	(2,997)

Notes: 1. The value of investment in affiliated companies is after recognizing a loss on appraisal of an affiliated company investment of 20,000 thousand yen due to reductions in prior years.

2. “Investment losses (indicated in parentheses) if the equity method is applied” includes 2,997 thousand yen of affiliated company business losses.

(Notes related to asset retirement obligations)

Items recognized the balance sheet from amongst asset retirement obligations

1. Overview of relevant asset retirement obligations

Real estate rental contracts for stores and schools, and for school sites, are accompanied by obligations to return them to their original condition.

2.Method of determining the amounts of asset retirement obligations

The amount of asset retirement obligations is determined by estimating the asset life of relevant buildings to be the period for which they are expected to be used, and it by using a discount rate between 0.232% and 2.293%.

3. Reduction in the amount of relevant asset retirement obligations in the current fiscal year

Balance at the start of the year	541,810 thousand yen
Increase accompanying tangible fixed asset acquisitions	18,736
Amount of adjustment with the passage of time	10,669
Amount of reduction in executing asset retirement obligations	(21,959)
Transfers for exemptions from performance obligations	(12,401)
Balance at the end of the period	536,854

(Notes related to transactions with related parties)

1.	Parent company and major corporate shareholders

Type	Company name	Location	Capital or investments (thousand yen)	Description of business or industry	Proportion of voting rights held (held by others) (%)	Relationship with related party	Details of transactions (note 1)	Transaction amount (thousand yen)	Item	Balance at end of period (thousand yen)
Parent company	G.communications Co., Ltd.	Kita-ku Nagoya City	5,254,010	Group holding company, consulting business	(held in the Company) 44.34	Advice on business operations	Provision to the Company of debt guarantees and collateral in relation to debt of the Company from a bank (Note 2.1)
							Guarantee fees and collateral provision fees in relation to the above transactions (Note 2.2)	14,998
							Borrowing funds (Note 2.3)	624,000	Short-term loans payable to subsidiaries and affiliates	624,000

Notes:

1.	The above transaction amounts do not include consumption taxes, and the balance at the end of the year includes consumption taxes.

2.	Transaction conditions and policy for deciding transaction conditions:

(1)	Debt guarantees have been received for some loans from the Company’s financial institutions; however, since they were repaid on March 29, there are no transaction amounts.

(2)	The condition for guarantee fees is an annual guarantee fee of 1.2% for guaranteed debt balances, and a collateral provision fee of 1.5% per year is paid on amounts with collateral.

(3)	Interest rates for borrowing funds are decided rationally after considering market interest rates. Also, no collateral is pledged.

2.	Sister companies

Type	Company name	Location	Capital or investments (thousand yen)	Description of business or industry	Proportion of voting rights held (held by others) (%)	Relationship with related party	Details of transactions (note 1)	Transaction amount (thousand yen)	Item	Balance at end of period (thousand yen)
Subsidiary of parent company	B-Supply Co., Ltd.	Toshima- ku, Tokyo	50,000	Food trading company	None	Purchasing of store food	Food purchasing (Note 2)	2,566,339	Accounts payable	246,159

Notes:

1.	The above transaction amounts do not include consumption taxes, and the balance at the end of the year includes consumption taxes.
2.	Transaction conditions and policy for deciding transaction conditions:

Transaction conditions for prices, etc. are decided based on negotiations, with reference to price trends in the market.

3.	Directors and important individual shareholders

Type	Company name	Location	Capital or investments (thousand yen)	Description of business or industry	Proportion of voting rights held (held by others) (%)	Relationship with related party	Details of transactions (note 1)	Transaction amount (thousand yen)	Item	Balance at end of period (thousand yen)
Companies with voting rights that are majority-owned by directors and their close relatives (including subsidiaries of the Company)	Jibun Mirai Associe Co., Ltd. (Note 2)	Chuo-ku, Tokyo	80,000	English conversation school and operations related to preparatory schools	None	Support in providing instructions in relation to member schools	Sales (operation outsourcing fees related to education business) (Note 3-1)	705,016	Accounts receivable	100,118

Companies with voting rights that are majority-owned by directors and their close relatives (including subsidiaries of the Company)	Central Design Co., Ltd. (Note 2)	Naka-ku, Nagoya-shi	30,000	Production of variety of advertisement, design of premises, building of premises	None	Purchase of equipment for shop and school	Purchase of premises and school building (Note 3-2)	31,437	Accounts payable	1,593

							Purchase of consumable goods for shop and school (note 3-2)	66,215	Accrued amount payable	14,340

Notes:

1.	The above transaction amounts do not include consumption taxes.
2.	Masaki Inayoshi, the brother of Fumiyasu Inayoshi, who is Representative Director of the Company, owns the majority of the voting rights of Jibun Mirai Associe Co. Ltd.
3.	Transaction conditions and policy for deciding transaction conditions

(1) Performing outsourced operations for some of the schools of the English conversation class business, the preparatory school business run by Jibun Mirai Associe Co. Ltd

An appropriate amount for the operation outsourcing fee is decided in discussions between the two companies, after considering aspects such as costs.

(2) The Company purchased consumable goods, etc. for its shop and school of its direct sales and franchise chain business. Transaction conditions for prices, etc. are decided based on negotiations, with reference to price trends in the market.

4. Notes related to the parent company

Parent company information

G. communications Co., Ltd. (unlisted)

Cook Innoventure Co., Ltd. (unlisted)

(Notes on per-share items)

1. Net assets per share	65.48 yen

2. Net income per share for the period	1.72 yen

(Notes related to important subsequent events)

1. At the meeting of the Board of Directors held on May 15, 2013, the Company, G.networks Co., Ltd. (hereinafter referred to as G.networks), and SAKAI CO., LTD. (hereinafter referred to as SAKAI) handed over each of their food and drink store operation businesses through a joint incorporation-type company split with an effective date of August 1, 2013 to Cook Operation Co., Ltd. (a newly established company, hereinafter referred to as Cook Operation).

(1) Purpose of the joint incorporation-type company split

In order to correctly understand consumer mindset and consumer lifestyle changes and trends, to correctly understand the situation of competing stores, and to flexibly respond to changes in the environment, rights related to directly-managed food and drink store businesses from amongst the food and drink businesses operated by the three merging companies were transferred through the present split to a business operating subsidiary which was established, with the aim of dynamic and flexible decision-making and performance of operations.

(2) Method of the joint incorporation-type company split

In this joint incorporation-type company split, the three merging companies were spun off and they jointly established Cook Operation as a new company.

(3) Overview of the joint incorporation-type company split company

Trading name	Cook Operation Co., Ltd.

Location of head office	Kita-ku, Nagoya City

Name of representatives	Takafumi Akutsu, Director Fumiyasu Inayoshi, Director

Capital	50 million yen

Details of business	Operating restaurants

(4) Overview of accounting treatment

It is anticipated that the present split, under accounting standards related to corporate mergers, will be deemed a transaction under common control because the parent company of all three companies is G.communications.

2. At a meeting of the Board of Directors of the Company on May 15, 2013, the Company, G.networks and SAKAI decided to implement an absorption-type merger with the Company as a continuing entity, with an effective date of August 1 of the same year. An overview of the relevant merger is given below.

(1) Purpose of the merger

The purpose of the merger, through integrating the operations of the Company, G.networks, and SAKAI, is to aim to proceed with the integration of transaction relationships, including nationwide purchasing and logistics, to build an integrated operation and management system, to improve competitiveness by centralizing management resources and increasing efficiency, and to expand sales and improve profitability.

(2) Method of merger

The Company shall continue as an ongoing entity, and G.networks and SAKAI will no longer exist.

(3) Basis for determining the details of allocation related to the manager

In order to ensure fairness and adequacy, each of the three companies requested a different third-party calculation organization to determine the merger ratio, and the Company selected Albaace Securities Co., Ltd., G.networks selected Frontier Management Inc., and SAKAI selected Matsuyama Certified Public Accountants. In determining the merger ratio, since the ordinary shares of the three companies all depend on stock market prices, in addition to using a share price average method, a DCF method was used.

(4) Overview of the Company to be the surviving company from the merger

Trading name	G.taste Co., Ltd.

Location of head office	Miyagino-ku, Sendai City

Name of representatives

Hideo Sugimoto, Representative Director and President (scheduled to assume on August 1, 2013)

Fumiyasu Inayoshi, Representative Director and Vice President (current Representative Director and President)

Capital	1,785 million yen (as of the end of March 2013)

Details of business	Direct operation of restaurant and franchises, and education business (as of the end of March 2013)

(5) Overview of accounting treatment

It is anticipated that, in relation to accounting standards related to the Company integration, no goodwill will arise in the present matter, because it is a transaction under common control since the parent company of all three companies is G.communications Co., Ltd.

3. At the meeting of the Board of Directors held on May 15, 2013, a decision was made to reduce the capital and capital reserve with an effective date of August 1 of the same year. An overview of the relevant reduction is given below.

(1) Purpose of the reduction in the amount of capital and the capital reserve

The Company is aiming for sustainable growth and to maximize its corporate value through a combination of the management resources of the three companies, by a merger with G.networks CO., LTD. and SAKAI CO., LTD. on August 1, 2013. The purpose of this merger is to maintain flexibility and mobility of the Company’s capital policy after the merger.

(2) Overview of the reduction of capital

-The amount of capital to be reduced

The capital shall be reduced by 1,685,195,850 yen from 1,785,195,850 yen to 100,000,000 yen.

-Method of capital reduction

The total reduction in capital will be transferred to other capital surplus after reducing the capital, as per stipulations given in Paragraph 1, Article 447 of the Companies Act.

(3) An overview of capital reserve reduction

-The amount of capital reserve to be reduced

The capital reserve shall be reduced by 1,748,494,250 yen, from 1,848,494,250 yen to100,000,000 yen.

-Method of capital reserve reduction

The total reduction in capital reserve will be transferred to other capital surplus after reducing the capital, as per stipulations given in Paragraph 1, Article 448 of the Companies Act.

(4) Schedule for capital reduction

Date of decision by the Board of Directors	May 15, 2013
Date of decision at the annual shareholders’ meeting captured	June 26, 2013 (scheduled)
Disclosure of objections from creditors	June 28, 2013 (scheduled)
Final date for submissions of objections from creditors	July 31, 2013 (scheduled)
Effective date	August 1, 2013
(scheduled)

(5) Future outlook

The agenda items in relation to the reduction of capital and the capital reserve shall come into effect with the assumption that they are approved and passed at an annual shareholders’ meeting, and the merger between the Company, G.networks, and SAKAI will come into effect. Additionally, transfer processing shall be adopted, counting Capital and Capital reserve as Other capital surplus in the Net assets section, and there will be no changes in the Company’s Net asset amount; therefore, the reduction in the relevant capital and capital surplus will have no impact on operating results.

Auditor report on the financial statements

Independent Auditor Report

May 20, 2013

To: The Board of Directors,

G.taste Co., Ltd.

Nagisa & Co.
Representative employee	Certified Public Accountant Hiro Nishii [Seal]
Operation execution employee	Certified Public Accountant Yutaka Ohira [Seal]

We audited the financial statements of the 54th fiscal year of G.taste Co., Ltd., from April 1, 2012 to March 31, 2013, namely, the balance sheet, income statement, and statement of changes in shareholder equity as well as the individual notes to the accounts and accompanying detailed documents, as per Item 1, Paragraph 2, Article 436 of the Companies Act.

Responsibilities of management in relation to the financial statements

Management is responsible for creating financial statements and accompanying detailed documents, and appropriately disclosing them, as per generally accepted accounting practices in Japan. This responsibility includes establishment and operation of internal control systems, which management determines to be necessary, in order to create and appropriately disclose financial statements and accompanying detailed documents that are free of serious misrepresentations due falsification or errors.

Responsibilities of auditors

We are responsible for stating our opinion, from an independent point of view, in relation to financial statements and their accompanying detailed documents, based on an audit performed by us. We carried out an audit as per generally accepted accounting standards in Japan. The audit standards require the creation of an audit plan and the implementation of an audit based on it, in order to achieve reasonable certainty that there are no serious misrepresentations in the financial statements or their accompanying detailed documents.

Within the audit, procedures for obtaining audit evidence in relation to financial amounts and the disclosure of financial statements and their accompanying detailed documents are performed. The audit procedures are selected and applied based on an evaluation of the risks of serious misrepresentations in financial statements and their accompanying detailed documents due to falsification or error, based on our judgment. The purpose of the audit is not to state opinions on the validity of internal controls; however, we investigate internal controls in relation to the creation and appropriate disclosure of financial statements and their accompanying detailed documents, in order to set up appropriate audit procedures according to the situation when implementing risk assessments. Moreover, the audit includes consideration of the disclosure of financial statements and their accompanying detailed documents overall, including an assessment of the accounting policies and its method of application by management, as well as an evaluation of the estimates performed by management.

We judged that we have obtained sufficient and appropriate audit evidence which can form the basis of stating an opinion.

Auditors’ opinion

The present auditors believe that the above mentioned financial statements and their accompanying detailed documents are in compliance with generally accepted accounting standards in Japan, and appropriately disclose all important points on assets and profit and loss in the period relevant to the current financial statements and their accompanying detailed documents.

Points to be emphasized

1. As stated in the points to note in relation to error correction, the Company has corrected the balance of retained earnings at the start of the relevant period.

2. As stated in the Notes on important subsequent events, the Company, at a meeting of its Board of Directors held on May 15, 2013, decided to hand over together with G.networks CO., LTD. and SAKAI CO., LTD., each of their food and drink store operation businesses to Cook Operation Co., Ltd. through a joint incorporation-type company split, with an effective date of August 1 of the same year.

3. As stated in the Notes on important subsequent events, the Company, at a meeting of its Board of Directors held on May 15, 2013, decided to enter into an absorption-type merger, in which the Company will be the surviving entity, with G.networks and SAKAI, with an effective date of August 1 of the same year.

4. As stated in the Notes on important subsequent events, the Company, at a meeting of its Board of Directors held on May 15, 2013, decided to reduce the amount of capital and capital reserve, with an effective date of August 1 of the same year.

None of the above items shall have an impact on the conclusions of the present audit firm.

Conflicts of interest

There are no conflicts of interest between the Company and the present audit firm or with its operation execution employees requiring disclosure as per the stipulations of the Certified Public Accountant Law.

End

Audit report from the Audit Committee

Audit Report

The present Audit Committee created the present audit report upon deliberation based on an audit report created by each auditor concerning the execution of board member duties for the 54th fiscal year of the Company, from April 1, 2012 to March 31, 2013, as per the following report.

1. Method of audit performed by auditors and the Audit Committee, and the details thereof

The Audit Committee decided the audit policy and the allocation of duties, received reports from each auditor on the state of audit implementation and the results thereof, received reports from directors and an accounting auditor on the state of the performance of duties, and sought explanations as required.

Each auditor communicated with directors, the Internal Audit Department, and other employees, as per the standards of audits carried out by auditors as stipulated by the Audit Committee, and by following the audit policy and the allocation of duties; worked on collecting information and improving the audit environment; attended meetings of the Board of Directors and other important meetings; received reports from the Board of Directors and other employees on the state of the performance of duties; sought explanations as required; viewed important settlement documents and others; and investigated operations and assets at the head office and other major offices.

Moreover, the Audit Committee monitored and validated the details of decisions made at meetings of the Board of Directors in relation to the establishment of systems as per Paragraphs 1 and 3, Article 100 of the Ordinance on Implementation of the Companies Act, and monitored and validated systems (internal control systems) which have been established based on such decisions, based on the understanding that these were required for this system for ensuring that directors comply with laws and ordinances as well as the Articles of Incorporation in performing their duties, as well as ensuring the appropriateness of other operations of the corporation.

Based on the above methods, we investigated the annual report and its accompanying detailed documents for the current fiscal year.

Further, we monitored and validated whether accounting auditors maintained their independence, and whether they carried out appropriate audits, we received from the accounting auditors reports on the state of performance of their duties, and sought explanations as required. Additionally, we received from accounting auditors a notice stating that a system has been established for ensuring that duties are appropriately performed (items given in each Item of Article 131 of the Ordinance on Company Accounting), in line with audit-related quality management standards (company accounting deliberation on October 28, 2005), and sought explanations as required.

Based on the above methods, we investigated the financial statements for the current fiscal year (balance sheet, income statement, statement of changes in shareholder equity, and individual notes to the accounts), and their accompanying detailed documents.

2. Audit results

(1) Results of audits on business results and others

1. We certify that the annual report and accompanying detailed documents correctly disclose the state of the Company in line with laws and ordinances and the Articles of Incorporation.

2. We found neither falsifications or serious infringements of laws and ordinances or the Articles of Incorporation in relation to the performance of directors’ duties.

3. We believe that details of meetings of the Board of Directors in relation to internal control systems were appropriate.

Also, we did not find any items that should be reported in relation to the details given in annual report on the relevant internal control system nor in the performance of directors’ duties.

(2) Results of the audit of the financial statements and accompanying detailed documents

We believe that the methods and results of the audit by Nagisa & Co. were appropriate.

May 21, 2013

Audit Committee, G.taste Co., Ltd.

Permanent Auditor	Haruo Hoshi [Seal]

External Auditor	Masami Komatsu [Seal]

External Auditor	Kayoko Sato [Seal]

End

Reference Documents for the General Shareholders Meeting

Item 1	Approval for the Absorption-type Merger Agreement, where the Company will become the surviving company, and G.networks CO., LTD. and SAKAI CO., LTD. will become the absorbed companies.

1. Reasons for the Absorption-type Merger

The Company was established in November 1959 to carry out direct sales and franchise chain business development activities in various forms with a focus on “Sendai Heiroku” and “Toriaezu Gohei”. G.networks CO., LTD. (“G.networks”) was established in May 1966 to carry out direct sales and franchise chain business development activities in various forms with a focus on “Nagasaki Chanmen” and “Omuraisu Tei”. SAKAI CO., LTD. (“SAKAI”) was established in May 1980 to carry out direct sales and franchise chain business development activities in various forms with a focus on “Yakinikuya SAKAI”.

G.communications Co., Ltd., (“G.communications”) the parent company of the Company, G.networks and SAKAI (the “Three Companies”) and the subsidiaries of G.communications, including the Three Companies (collectively, the “Gcom Group”), have sought to maximize a domestic and international network of 1,000 stores to stimulate their main line of business—dining out—and have undertaken their businesses in the spirit of mutual prosperity, the Gcom Group’s business principles. As the Gcom Group, the Three Companies have generally operated their eating and drinking business, education business and other businesses in regions independent from each other and have worked together to build a mutually complimentary relationship in terms of geographical location and business conditions.

The current state of the Japanese economy is, however, a cause for concern. The worsening of the economy may have been stemmed by the weakening of the yen and the spike in the Nikkei Stock Average based on expectations for monetary stimulus following the recent election, but there is lingering uncertainty about the growth of domestic demand, such as in corporate production and personal consumption. The dining out industry represents the core businesses of the Three Companies, and in this realm there has been persistent stagnation of personal consumption due to customer frugality and price cutting. Other operating conditions are no better, given the increase in costs for raw materials and other factors that have dogged the industry. The Gcom Group therefore has several urgent matters it must contend with: face up to the difficult economic conditions in the eating and drinking industry, take a more cautious stance, strengthen its management practices, reduce its costs and seek to make its business structure as efficient as possible in order to expedite its actions through more agile decision-making.

Meanwhile, the Gcom Group decided to bring on KOBE BUSSAN CO., LTD. as its sponsor in order to bolster its corporate value under a new system. By doing so, we believe that the Gcom Group will be able to build a trading relationship with Kobe Bussan, improve our efforts in the sextic industries, streamline its purchases from Kobe Bussan, cut costs by sharing logistical functions, enhance its product appeal, and improve and strengthen its store facilities, among other things. As opposed to the region-based business model that was pursued until now, we believe that forging ahead with a trading relationship and integration, including nationwide purchasing and logistics, is the way to go in order to maximize the effects of building corporate value via these measures.

As described above, there is a pressing need shared by the Three Companies to make their management practices efficient. We will combine the management resources, including human resources and know-how, etc. of the three companies and, in order to achieve sustainable growth and maximize corporate value, we will attempt to restructure and combine redundant regional divisions in the eating and drinking business, education business and other businesses; build an overarching business and management system in the Three Companies; strengthen the Group’s competitive capabilities by concentrating and streamlining management resources; grow sales; and, improve the rate of earnings.

So we decided to combine G.networks and SAKAI with the Company in a central role, using the well-known growth strategy of mergers and acquisitions and the like of the past. By this, diverse management know-how and wide-ranging franchise system management experience and success factors will be obtained and the Gcom Group’s scale will be increased through the merger, i.e., through an established nationwide network of stores that each company operates as its headquarters, while the Company has the infrastructure it needs to maximize the effects of an integration over a short period of time. A merger like this one will facilitate the management and oversight of franchise businesses across a range of business conditions, and we believe it will lead to a streamlining of trade relationships and the like, stronger competitive capabilities, increased sales and an improved rate of earning, and that it will provide numerous business opportunities to the member franchisees as well.

We have also decided, as one of the measures to make management practices more efficient, to delegate authority to the business operations subsidiary to be established through the joint incorporation-type split by the Three Companies as we seek to achieve agile and flexible decision making and business execution in the eating establishment line of business from among the eating and dining businesses that have been operated by the Three Companies. These decisions are intended to help us get an accurate grasp of consumer sentiment, lifestyle changes and trends, the status quo at competitors, and the like and flexibly address changes to the business environment.

2. Outline of the Absorption-type Merger Agreement

Please see Separate Sheet 1 for the outline of the Absorption-type Merger Agreement. (the merger relating to the Absorption-type Merger Agreement is referred to as “Merger”)

3. Outline of each item (excluding items 6 and 7) in Article 191 of the Ordinance for Enforcement of the Companies Act

(1) Matters relating to Suitability of the Consideration

 Matters relating to Suitability of the Total Number or Total Amount of the Consideration for the Merger

I. The Allotment for the Merger

The Company will allot to shareholders of G.networks and of SAKAI (other than the Three Companies) as of the time immediately preceding the effectuation of the Merger 2 shares of the Company’s common stock in exchange for each share of G.networks common stock and 2 shares of the Company’s common stock in exchange for each share of SAKAI common stock (hereinafter, this ratio is referred to as the “Merger Ratio”). As a result, 94,006,608 the Company’s shares are planned to be newly issued for the Merger.

	The Company	G.networks	SAKAI
Details of allotments in the Merger	1	2	2

Note 1:	Any shareholder of G.networks and SAKAI who eventually receives, in conjunction with the Merger, an allotment of fewer than 100 shares (the number of shares needed to constitute a single unit of the Company’s shares) will be entitled, in accordance with the provisions of Article 192 Paragraph 1 of the Companies Act, to claim from the Company the repurchase of those shares in their possession.
Note 2:	Any shareholder of G.networks and SAKAI who eventually receives, in conjunction with the Merger, an allotment of fewer than 100 shares (the number of shares needed to constitute a single unit of the Company’s shares) will be entitled, in accordance with the provisions of Article 194 Paragraph 1 of the Companies Act and the Company’s articles of incorporation, to claim from the Company the delivery of a number of shares that, when combined with the shares already in their possession, will constitute a single unit of the Company’s shares (100 shares).
Note 3:	No the Company’s fractional share will be delivered by the Merger.

II. Basis, etc. of Calculations regarding the Merger Ratio

(i) Calculation Basis

To preserve fairness and integrity with respect to the ratios in the Merger, the Three Companies each hired a third-party appraiser that is independent from each of the others to perform this calculation. The Company hired Albaace Securities Co., Ltd. (“Albaace Securities”), G.networks hired Frontier Management, Inc. (“Frontier Management”), and SAKAI hired Matsuyama Accounting Firm, respectively.

Albaace Securities used the historical stock price method because historical stock price information was available for the common stock of the three companies, and performed the calculation using the DCF Method for the three companies, respectively.

The calculated range of the merger ratio where the share price of a single share of the Company’s stock is set to one is shown below.

	The Company	G.networks	SAKAI
Historical stock price method	1	1.76~2.42	1.76~2.38
DCF Method	1	1.44~5.14	1.88~8.18

The range of calculations performed using the historical stock price method based on the calculation base date of May 14, 2013 are as follows: the average closing stock price of the common stock was calculated for the retrospective one-month, three-month and the six-month periods before the calculation base date.

Albaace Securities has assumed that the public information, the financial information disclosed by the three companies, and all other information that it examined when performing the merger ratio calculation is true and complete, and it did not independently verify the veracity or completeness thereof. Albaace Securities has not independently evaluated, appraised or assessed the market value or fair value of the assets or liabilities (including financial derivative instruments, off-book assets and liabilities, and other contingent liabilities) of the three companies or their subsidiaries, nor has it requested an appraisal or assessment by a third-party agency. Furthermore, Albaace Securities has assumed that the financial predictions and forward-looking statements disclosed by the three companies were reasonably prepared based on the current, best-available forecasts and judgments of the management of each company and that the financial state of each company will continue along the lines of those predictions, and has relied on these forecasts and related materials without conducting an independent investigation of the same.

Albaace Securities’ calculation of the merger ratio has taken into account the foregoing information and the like as of May 14, 2013.

Frontier Management used the historical stock price method because historical stock price information was available for the common stock of the three companies, and performed the calculation using the DCF method for the three companies, respectively.

The calculated range of the merger ratio where the share price of a single share of the Company’s stock is set to one is shown below.

	The Company	G.networks	SAKAI
Historical stock price method	1	1.94~2.28	1.91~2.20
DCF Method	1	1.95~2.12	1.82~2.21

The range of calculations performed using the historical stock price method based on the calculation base date of May 14, 2013 are as follows: the average closing stock price of the common stock was calculated for the retrospective one-month, three-month and the six-month periods before the calculation base date.

Frontier Management has assumed that the public information, the financial information disclosed by the three companies, and all other information that it examined when performing the merger ratio calculation is true and complete, and it did not independently verify the veracity or completeness thereof. Frontier Management has not independently evaluated, appraised or assessed the market value or fair value of the assets or liabilities (including financial derivative instruments, off-book assets and liabilities, and other contingent liabilities) of the three companies or their subsidiaries, nor has it requested an appraisal or assessment by a third-party agency. Furthermore, Frontier Management has assumed that the financial predictions and forward-looking statements disclosed by the three companies were reasonably prepared based on the current, best-available forecasts and judgments of the management of each company and that the financial state of each company will continue along the lines of those predictions, and has relied on these forecasts and related materials without conducting an independent investigation of the same.

Frontier Management’s calculation of the merger ratio has taken into account the foregoing information and the like as of May 14, 2013.

Matsuyama Accounting Firm used the historical stock price method because historical stock price information was available for the common stock of the three companies, and performed the calculation using the DCF Method for the three companies, respectively. The calculated range of the merger ratio where the share price of a single share of the Company’s stock is set to one is shown below.

	The Company	G.networks	SAKAI
Historical stock price method	1	1.78~2.45	1.72~2.41
DCF Method	1	1.60~2.39	1.56~2.33

The range of calculations performed using the historical stock price method based on the calculation base date of May 14, 2013 are as follows: the average closing stock price of the common stock was calculated for the retrospective one-month, three-month and the six-month periods before the calculation base date.

Matsuyama Accounting Firm has assumed that the public information, the financial information disclosed by the three companies, and all other information that it examined when performing the merger ratio calculation is true and complete, and it did not independently verify the veracity or completeness thereof. Matsuyama Accounting Firm has not independently evaluated, appraised or assessed the market value or fair value of the assets or liabilities (including financial derivative instruments, off-book assets and liabilities, and other contingent liabilities) of the three companies or their subsidiaries, nor has it requested an appraisal or assessment by a third-party agency. Furthermore, Matsuyama Accounting Firm has assumed that the financial predictions and forward-looking statements disclosed by the three companies were reasonably prepared based on the current, best-available forecasts and judgments of the management of each company and that the financial state of each company will continue along the lines of those predictions, and has relied on these forecasts and related materials without conducting an independent investigation of the same.

Matsuyama Accounting Firm’s calculation of the merger ratio has taken into account the foregoing information and the like as of May 14, 2013.

The Company projects a significant decrease in profits in one of the fiscal years in the profit plan that it provided to Albaace Securities, Frontier Management and Matsuyama Accounting Firm. The projection was made because the Company expects a decline in results due to decreasing sales by the company.

G.networks projects a significant increase in profits in one of the fiscal years in the profit plan that it provided to Albaace Securities, Frontier Management and Matsuyama Accounting Firm. The projection was made because G.networks expects an improvement in results due to increasing sales and cost cutting by the company.

SAKAI projects a significant increase in profits in one of the fiscal years in the profit plan that it provided to Albaace Securities, Frontier Management and Matsuyama Accounting Firm, and these profits form part of the basis of the DCF Method calculations. The projection was made because SAKAI expects an improvement in results due to increasing sales and cost cutting by the company.

(ii) Background of Calculation

As described above, the Three Companies each hired a third-party appraiser to calculate the stock allotment ratio in the Split, and each party has received a Merger Ratio Calculation Report from the appraisers, respectively. Based on the results in the Merger Ratio Calculation Reports, the three companies conducted careful negotiations and repeated discussions about the merger ratio at each company, giving full consideration to the grounds therefor, such as each company’s financial standing, asset conditions, future business and results prospects, and the like. Consequently, the parties ultimately determined that the Merger Ratio is appropriate, and the board of directors at each company held a board meeting as of May 15, 2013 and resolved to enter into the merger agreement regarding the Merger.

(iii) Hiring independent financial advisers

Matsuyama Accounting Firm, Albaace Securities and Frontier Management are independent from the Three Companies, do not correspond to any affiliate company thereof, and hold no material interests worth mentioning with respect to the Merger.

‚Reasons for selecting the Company shares as the consideration for the Merger

The Three Companies selected shares of the Company, which will be the surviving company, as the merger consideration for the shares of G.networks and SAKAI in relation to the Merger.

The Three Companies determined that the shares of the Company are appropriate as the consideration for the Merger because shares of the Company traded on the JASDAQ of the OSE and liquidity affording trading opportunities, and because shareholders of the absorbed companies will be able to enjoy the integration benefits generated by the Merger from the receipt of shares of the Company, the surviving company.

ƒMatters relating to protection of the interests of shareholders of the absorbed companies if the companies are under common control

I. Measures to Secure Fairness

The Three Companies are subsidiaries of G.communications, so for them, the Merger does not correspond to a transaction or the like with a controlling shareholder.

The three companies have, to secure the fairness and integrity of the Merger, received the results of the financial analyses described above in regard to the Merger Ratio.

As a further measure to ensure fairness and propriety regarding the process of declaring intent at each company’s board of directors, the Company has appointed Katsumi Kitamura, attorney-at-law at Atsushi Shiraishi Law Firm, who is independent from the Three Companies, G.networks has appointed Nishimura & Asahi, which is independent from the Three Companies, as their respective legal advisors, and SAKAI has appointed Harashima Law Firm, which is independent from the Three Companies, and each party is receiving legal advice about the method, process and the like of the process for declaring intent at board of directors meetings regarding the Merger.

In light of the foregoing, we have determined that the Company’s board of directors, G.networks’ board of directors and SAKAI’s board of directors have each taken sufficient measures to ensure fairness in the Merger.

II. Measures for the Avoidance of Conflicts of Interest

When the Company’s board of directors was deciding whether to execute the Merger, the following directors did not participate in the deliberations or resolutions to avoid any conflict of interest: Ichiro Kawakami, who serves concurrently as a director of G.networks and SAKAI, Hideo Sugimoto, who serves concurrently as a director of SAKAI, and Yoshinobu Inazumi, who serves concurrently as a director of G.networks. In the Company, no interested person with regard to the Merger has been involved for the discussion or negotiation of the Merger as the responsible or contact person for G.networks and SAKAI.

When G.networks’ board of directors was deciding whether to execute the Merger, Ichiro Kawakami, who serves concurrently as a director of the Company and SAKAI, and Yoshinobu Inazumi, who serves concurrently as a director of the Company, did not participate in the deliberations or resolutions to avoid any conflict of interest. In G.networks, no interested person with regard to the Merger has been involved for the discussion or negotiation of the Merger as the responsible or contact person for the Company and SAKAI.

When SAKAI’s board of directors was deciding whether to execute the Merger, Ichiro Kawakami, who serves concurrently as a director of the Company and G.networks, and Hideo Sugimoto, who serves concurrently as a director of the Company, did not participate in the deliberations or resolutions to avoid any conflict of interest. In SAKAI, no interested person with regard to the Merger has been involved for the discussion or negotiation of the Merger as the responsible or contact person for the Company and G.networks.

Furthermore, Kayoko Sato, who serves concurrently as auditor of the Three Companies, did not participate in or express an opinion during deliberations regarding the Merger at the Three Companies’s board of directors meetings to avoid any conflict of interest.

With the above-described measures in place, the board of directors of the Three Companies resolved, by the unanimous consent of the directors attending the respective board meetings, to carry out the Merger, and the auditors in attendance at each board meeting expressed an opinion of no objection thereto.

When considering the Merger, the Three Companies asked Masami Komatsu, an auditor of the Company with independent officer status as notified to the OSE, Yoshitaka Hata, an auditor of G.networks with independent officer status as notified to the TSE, and Takao Kurokawa, an auditor of SAKAI with independent officer status as notified to the OSE—none of whom hold an interest in G.communications, the controlling shareholder—to examine, pursuant to the rules prescribed by the TSE and the OSE, whether the minority shareholders of the Three Companies would be disadvantaged by the Merger. The Three Companies obtained an opinion from the independent officers on May 14, 2013 addressed to each company’s board of directors stating that they concluded there was no disadvantage to the minority shareholders of each company.

„ Matters relating to the suitability of the amounts of the Company’s capital and reserves

The amounts by which capital, capital reserves and reserved surplus will be increased in conjunction with the Merger are set forth below. Based on comprehensive consideration and examination of the Company’s capital policies and other factors, the amount were determined within the range specified by laws and regulations, and we believe that they are appropriate.

(i)	Amount of capital increase: Zero yen

(ii)	Amount of capital reserves increase: Zero yen

(iii)	Amount of reserved surplus increase: Zero yen

(2) Matters pertaining to the appropriateness of the provisions of share options with respect to the Merger

	Matters pertaining to the details of the bonds with stock options to be issued accompanying this Merger, their number and method of calculation of the number, and their allocation

Regarding the following unsecured convertible bonds with stock options that SAKAI and G.networks issue, G.taste will, so that the rights of the rights holders are maintained at the same level after the Merger as they were before, allocate one G.taste Ninth Series of Unsecured Convertible Bond or equivalent Fourteenth Series of Unsecured Convertible Bond (as listed in the tables below) for each above-mentioned the Company and G.networks unsecured convertible bond with stock options, taking into account the merger ratio of this Merger with respect to ordinary shares of the Company and G.networks, after it is determined that these bonds allocated are substantially equivalent to these ordinary shares.

I. G.networks

	G.networks	G.taste
1	First Series of Unsecured Convertible Bonds (convertible bonds with special pari passu conditions) (issued March 18, 2013)	Stock options attached to Ninth Series of Unsecured Convertible Bonds (convertible bonds with special pari passu conditions) (Appendix 1 Attachment 1)

2	Second Series of Unsecured Convertible Bonds (convertible bonds with special pari passu conditions) (issued March 18, 2013)	Stock options attached to Tenth Series of Unsecured Convertible Bonds (convertible bonds with special pari passu conditions) (Appendix 1 Attachment 2)

3	Third Series of Unsecured Convertible Bonds (convertible bonds with special pari passu conditions) (issued March 18, 2013)	Stock options attached to Eleventh Series of Unsecured Convertible Bonds (convertible bonds with special pari passu conditions) (Appendix 1 Attachment 3)

II. SAKAI

	The Company	G.taste
1	Second Series of Unsecured Convertible Bonds (convertible bonds with special pari passu conditions) (issued March 18, 2013)	Stock options attached to Twelfth Series of Unsecured Convertible Bonds (convertible bonds with special pari passu conditions) (Appendix 1 Attachment 4)

2	Third Series of Unsecured Convertible Bonds (convertible bonds with special pari passu conditions) (issued March 18, 2013)	Stock options attached to Thirteenth Series of Unsecured Convertible Bonds (convertible bonds with special pari passu conditions) (Appendix 1 Attachment 5)

3	Fourth Series of Unsecured Convertible Bonds (convertible bonds with special pari passu conditions) (issued March 18, 2013)	Stock options attached to Fourteenth Series of Unsecured Convertible Bonds (convertible bonds with special pari passu conditions) (Appendix 1 Attachment 6)

(3) Matters pertaining to the companies

 Details of financial statements, etc., for the final business year of the absorbed companies

Financial statements for the final business year of the absorbed companies (fiscal year from April 1, 2012 through March 31, 2013) will be published on the Company’s website (http://www.g-taste.co.jp/).

‚ Disposal of important assets, significant debt burdens and other events that have a significant impact on the state of the company’s assets following the end of the final business year

I. Surcharge payment orders

On April 23, 2013, the Securities and Exchange Surveillance Commission recommended to the Prime Minister and to the Commissioner of the Financial Services Agency that an order for a surcharge of ¥101.45 million (“the Surcharge”) be issued concerning misstatements made in the Company’s 1st-quarter report of June 2009, its 2nd-quarter report of September 2009, its 3rd-quarter report of December 2009, its securities report for the period ended March 31, 2010, and the security registration statements (for the First and Second Series of Bonds with Share Options, the Second Series of Share Options, and the Third Series of Bonds with Share Options) that contained embedded information from these documents, and the Financial Services Agency decided to impose the Surcharge on May 23, 2013. The Company will comply with the instructions of the Financial Services Agency and pay the Surcharge. The surcharge of ¥101.45 million has been already recorded in the fiscal year ended March 31, 2013.

II. Delisting of the Company and G.networks

The common stock of G.networks and SAKAI will be delisted on July 29, 2013 in conjunction with the Merger in accordance with the delisting criteria of the stock exchanges where they are listed.

III. Joint incorporation-type company split of the three merging companies

At a meeting of the Board of Directors held on May 15, 2013, it was resolved that the management of the three merging companies would integrate their management (“Management Integration”).

The Board of Directors resolved that the Management Integration for the three companies mentioned above would take effect on August 1, 2013, and prepared a joint incorporation-type company split plan on May 15, 2013. The joint incorporation-type company split plan is displayed on the Company’s website (http://www.g-taste.co.jp/)).

IV. The Company’s capital and capital reserve reductions following the Merger

A meeting of the Board of Directors resolved to reduce in the amount of capital and capital reserve on condition of the Merger taking effect, and submitted a proposal that these reductions take effect on August 1, 2013, for approval as the Proposal 3.

Absorption-type Merger Agreement

G.taste Co., Ltd.

G.networks CO., LTD.

SAKAI CO., LTD.

Absorption-type Merger Agreement

G.taste Co., Ltd. (hereinafter “G.taste”), G.networks CO., LTD. (hereinafter “G.networks”), and SAKAI CO., LTD. (hereinafter “SAKAI”), shall conclude an absorption-type merger agreement (hereinafter “the Agreement”) of an absorption-type merger (hereinafter “the Merger”) as follows with G.taste as the company surviving the absorption-type merger, and G.networks and SAKAI as the companies absorbed in absorption-type merger.

Article 1    (Absorption-type Merger)

G.taste, G.networks and SAKAI shall perform an absorption-type merger with G.taste as the company surviving the absorption-type merger, and G.networks and SAKAI as the companies absorbed in absorption-type merger.

Article 2    (Trade Name and Address)

The trade name and address of the company surviving the absorption-type merger and the companies absorbed in the absorption-type merger in the Merger shall be as follows.

(1) Company surviving absorption-type merger

Trade name: G.taste Co., Ltd.

Address: 2-10 Tsutsujigaoka 2-chome, Miyagino-ku, Sendai City

(2) Company absorbed in absorption-type merger

Trade name: G.networks CO., LTD.

Address: 1198-4 Aza Nishiotsuka, Oaza Nishi Takadomari, Sanyoonoda City, Yamaguchi Prefecture

(3) Company absorbed in absorption-type merger

Trade name: SAKAI CO., LTD.

Address: 46 Kurokawa Hondori 2-chome, Kita-ku, Nagoya City

Article 3    (Shares Delivered in the Merger and Matters Concerning the Allotment Thereof)

1.	G.taste shall allot and deliver G.taste common shares to G.networks shareholders (excluding G.tase and G.networks, the same hereafter) at a ratio of 2 shares per common share of G.networks held thereby at the time immediately before the merger takes effect (hereinafter “time immediately preceding effect”) when the Merger takes place.

2.	G.taste shall allot and deliver G.taste common shares to SAKAI shareholders (excluding G.taste and SAKAI, the same hereafter) at a ratio of 2 shares per common share of SAKAI held thereby at the time immediately preceding effect when the Merger takes place.

3.	If there are fractional shares that are less than one share of G.taste shares to be delivered by G.taste to shareholders of G.networks and SAKAI in accordance with the two preceding paragraphs, these shall be treated in accordance with the provisions of Article 234 of the Companies Act and other related laws and regulations.

Article 4    (Share Options Delivered in the Merger and Matters Concerning the Allotment Thereof)

1.	In the Merger, G.taste shall allot and deliver share options to holders of G.networks share options attached to the following unsecured convertible bonds with share options at the time immediately preceding effect, as share options to replace these, at a ratio of one share option of the share options of G.taste attached to G.taste’s bonds with share options shown in Attachment 1 through Attachment 3, as the bond portion of obligations pertaining to bonds assumed by G.taste in accordance with Paragraph 3, for each of the G.networks share options held.

	Items subject to allotment and delivery	Items allotted and delivered
1	G.networks Class 1 Unsecured Convertible Bonds with Share Options (Issued on March 18, 2013)	Share options for G.taste Class 9 Unsecured Convertible Bonds with Share Options (Attachment 1)

2	G.networks Class 2 Unsecured Convertible Bonds with Share Options (Issued on March 18, 2013)	Share options for G.taste Class 10 Unsecured Convertible Bonds with Share Options (Attachment 2)

3	G.networks Class 3 Unsecured Convertible Bonds with Share Options (Issued on March 18, 2013)	Share options for G.taste Class 11 Unsecured Convertible Bonds with Share Options (Attachment 3)

2.	In the Merger, G.taste shall allot and deliver share options to holders of SAKAI share options attached to the following unsecured convertible bonds with share options at the time immediately preceding effect as share options to replace these, at a ratio of one share option of the share options of G.taste attached to G.taste’s bonds with share options shown in Attachment 4 through Attachment 6, as the bond portion of obligations pertaining to bonds assumed by G.taste in accordance with Paragraph 3, for each of the SAKAI share options held.

	Items subject to allotment and delivery	Items allotted and delivered
1	SAKAI Class 2 Unsecured Convertible Bonds with Share Options (Issued on March 18, 2013)	Share options for G.taste Class 12 Unsecured Convertible Bonds with Share Options (Attachment 4)

2	SAKAI Class 3 Unsecured Convertible Bonds with Share Options (Issued on March 18, 2013)	Share options for G.taste Class 13 Unsecured Convertible Bonds with Share Options (Attachment 5)

3	SAKAI Class 4 Unsecured Convertible Bonds with Share Options (Issued on March 18, 2013)	Share options for G.taste Class 14 Unsecured Convertible Bonds with Share Options (Attachment 6)

3.	In the Merger, G.taste shall assume all obligations pertaining to bonds for the G.networks unsecured convertible bonds with share options prescribed in Paragraph 1 and the SAKAI unsecured convertible bonds with share options prescribed in Paragraph 2 that are unredeemed at the time immediately preceding effect in accordance with Attachment 1 through Attachment 6.

Article 5    (Capital and Capital Reserve)

The amounts of G.taste’s capital and capital reserve to be increased in the Merger shall be as follows.

(1)	Capital	:	0 yen

(2)	Capital reserve	:	0 yen

(3)	Other capital surplus	:	The amount obtained by deducting the amounts specified in the two preceding items from the variable amount of shareholder equity specified in Article 35 Paragraph 1 of the Ordinance on Accounting of Companies.

Article 6    (Effective Date)

The effective date of the Merger shall be August 1, 2013. However, if necessary in the course of procedures pertaining to the Merger, or if necessary for another reason, this may be changed based on discussion between G.taste, G.networks and SAKAI.

Article 7    (General Shareholders’ Meeting)

G.taste, G.networks and SAKAI shall each obtain approval for the Agreement from their respective general shareholders’ meetings by the day before the effective date specified in Article 6.

Article 8    (Duty of Care of a Prudent Manager)

1.	G.taste, G.networks and SAKAI shall each execute their operations and manage and invest their assets with the due care of a prudent manager from the conclusion of the Agreement until the effective date specified in Article 6.

2.	G.taste, G.networks and SAKAI shall perform any acts with a material effect on the assets, rights and obligations thereof from the conclusion of the Agreement until the effective date specified in Article 6 after discussion of the matter by G.taste, G.networks and SAKAI.

Article 9    (Amendment or Cancellation of the Agreement)

G.taste, G.networks and SAKAI may amend or cancel the Agreement after discussion and agreement by G.taste, G.networks and SAKAI if there is a material change in the financial condition, assets, liabilities or management condition of each of the companies, if a material event that may impede the execution of the Merger in accordance with the Agreement occurs or is revealed (including cases in which matters revealed prior to the conclusion of the Agreement are revealed to be material after the conclusion of the Agreement), or if it is otherwise difficult to achieve the objectives of the Agreement before the effective date specified in Article 6.

Article 10    (Effect of the Agreement)

1.	The Agreement shall take effect on the condition that the joint incorporation-type split implemented by G.taste, G.networks and SAKAI on August 1, 2013 takes effect.

2.	The Agreement shall no longer be in effect if the approval of the respective general shareholders’ meetings of G.taste, G.networks and SAKAI specified in Article 7 is not obtained, or the government approvals stipulated by laws and regulations as required for the performance of the Agreement are not obtained.

Article 11    (Other Matters)

Other matters required for the Merger that are not stipulated in the Agreement shall be determined by discussion between G.taste, G.networks and SAKAI in accordance with the intent of the Agreement.

<Blank below>

IN WITNESS WHEREOF, this document has been executed in triplicate by the duly appointed representatives of the parties, with each party retaining one (1) copy thereof.

May 15, 2013

G.taste

2-10 Tsutsujigaoka 2-chome, Miyagino-ku, Sendai City

G.taste Co., Ltd.

Fumiyasu Inayoshi, Representative Director and President

G.networks

1198-4 Aza Nishiotsuka, Oaza Nishi Takadomari, Sanyo Onoda City,

Yamaguchi Prefecture

G.networks CO., LTD.

Takafumi Akutsu, Representative Director and President

SAKAI

46 Kurokawa Hondori 2-chome, Kita-ku, Nagoya City

SAKAI CO., LTD.

Atsushi Yamashita, Representative Director and President

Attachment 1

G.taste Co., Ltd.

Class 9 Unsecured Convertible Bonds with Share Options

(With Special Provision for Same Rank between Convertible Bonds with Share Options)

1	Name of bonds

G.taste Co., Ltd. Class 9 Unsecured Convertible Bonds with Share Options

(With Special Provision for Same Rank between Convertible Bonds with Share Options) (hereinafter referred to as the “bonds with share options” where the bond portion is referred to as the “bonds” and the share option portion is referred to as the “share options”.)

2	Total amount of bonds	Of the initial amount of the G.networks CO., LTD. Class 1 Unsecured Convertible Bonds with Share Options (With Special Provision for Same Rank between Convertible Bonds with Share Options) (hereinafter referred to as “Bonds with Share Options Prior to Transfer”) totaling 300,000,000 yen, the amount that is unredeemed at the time immediately before the merger (hereinafter referred to as the “Merger”) based on the absorption-type merger agreement concluded between the Company, G.networks CO., LTD. and SAKAI CO., LTD. on May 15, 2013 takes effect (hereinafter “time immediately preceding effect”)

3	Amount of each bond	10,000,000 yen

4	Paid-in amount for each bond	98 yen per 100 yen of face value

5	Face amount of Bonds with Share Options

The bonds with share options shall be registered, and no certificates for the bonds with share options shall be issued.

In accordance with the provisions of the main text of Paragraph 2 and the main text of Paragraph 3 of Article 254 of the Companies Act, the bonds and the share options in the bonds with share options may not be transferred separately.

6	Bond interest rate	The bonds shall not accrue interest.

7	Date of allotment of the share options	This shall be the effective date of the Merger.

8	Existence of collateral and guarantees	The bonds with share options are not secured by collateral or guarantees, and these are no particular assets withheld for the bonds with share options.

9		Non-appointment of a bond administrator	The bonds with share options meet the requirements under the proviso of Article 702 of the Companies Act and Article 169 of the Ordinance for Enforcement of the Companies Act, and no bond administrator has been appointed.

10		Method and date of redemption	An amount of 100 yen per 100 yen of face value of the bonds shall be redeemed on March 18, 2020 (hereinafter referred to as “redemption date”) (however, if the redemption date is not a bank business day in Japan (hereinafter referred to as “business day”), the bondholders of the bonds with share options are unable to receive payment of the amount to be paid on the redemption date until the immediately following business day, and shall not have the right to receive additional payment for the delay of said payment.)

11		Matters relevant to the share options

	(1)	Number of share options attached to the bonds	The number of share options attached to each bond shall be 1, and share options equal to 1 multiplied by the total number of G.networks share options owned by holders of share options stated or recorded in the G.networks share option registry at the time immediately preceding effect concerning Bonds with Share Options Prior to Transfer.

	(2)	Issue price of the share options	No payment of money is required in exchange for the share options

	(3)	Type, number and method of calculation of the shares issued for the share options	The number of common shares that shall be issued by the Company or common shares held by the Company that shall be disposed of (hereinafter issuance or disposal of common shares of the Company referred to as “delivery”) in lieu thereof due to a request to exercise the share options (hereinafter referred to as “exercise request”) shall be the maximum number obtained by dividing the total face value of the bonds pertaining to the exercise request by the conversion amount shown in item (4), 2) of this paragraph (however, this shall be the adjusted conversion amount if adjusted pursuant to the provisions of item (5) of this paragraph). However, fractions of shares occurring due to the exercise of the share options shall be rounded down and no cash adjustments shall be made.

(4)	Content, amount and calculation method of property contributed when exercising the share options

1)      The property contributed when exercising the share options shall be the bonds pertaining to the share options, and shall be the same amount as the face value of the said bonds. The bonds used as a contribution when exercising the share options shall reach their redemption date and are extinguished at the same time the exercising of share options takes effect, notwithstanding the provisions of Paragraph 10.

2)      The amount per share used when calculating the number of common shares delivered for the exercise of the share options (hereinafter referred to as the “conversion amount”) shall be the amount obtained by dividing the conversion amount of the Bonds with Share Options Prior to Transfer valid at the time immediately preceding effect by 2 (however, this calculation shall be made in yen to two decimal place, rounding to one decimal place.)

(5)	Adjustment of the conversion amount

1)      The Company shall adjust the conversion amount using the following equation (hereinafter referred to as “conversion amount adjustment equation”) when common shares are delivered or the number of shares issued changes after the allotment of the share options for reasons shown in 2) in this item.

Post-adjustment conversion amount	=	Pre- adjustment conversion amount	x	Number of common shares already issued	+	Number of common shares delivered	x	Amount to be paid-in per share
Market price
				Number of outstanding common shares		+	Number of common shares delivered

(2)    Cases in which the conversion amount is adjusted using the conversion amount adjustment equation and the timing of the application of the adjusted conversion amount are described below.

(i)     The adjusted value when delivering the Company’s common shares for a paid-in amount less than the market price (however, excluding cases of delivery of common shares in exchange for acquisition of shares with put options issued by the Company, or cases based on requests or exercising rights for share options, bonds with share options or other securities or rights able to request the delivery of common shares) shall be applied from the day after the payment date (the final day of the payment period if a payment period has been established for subscription; hereinafter the same), or from the day of allotment to shareholders if applicable.

(ii)    If the Company’s common shares are issued due to a share split or gratis allotment of shares, the adjusted conversion amount shall apply from the day after the share split record date or the day after the record date for granting the right to receive allotment of common shares for the gratis allotment of the Company’s common shares, and from the day after the effective date of allotment if there is no record date for granting the right to receive allotment of common shares for the gratis allotment of the Company’s common shares or if there is allotment of the Company’s shares to shareholders (excluding common shareholders).

(iii)  When issuing shares with put options where that the Company’s common shares in exchange for their acquisition is delivered for an amount less than the market price is stipulated in 4), (ii) of this item is provided in exchange for the acquisition thereof (including gratis allotment), or when issuing share options, bonds with share options or other securities or rights able to request delivery of the Company’s common shares for an amount less than market value (including gratis allotment), the adjusted conversion amount shall be calculated by applying the conversion amount adjustment equation by deeming the Company’s common shares being delivered for the request for the conversion amount or the exercise of all share options, bonds with share options or other securities or rights able to request delivery of the Company’s common shares that have been issued, and this shall apply from the day after the payment date (allotment date for share options and bonds with share options, or effective date for gratis allotment.

         However, if there is a record date for the allotment of said rights, this shall apply from the day after said date.

         Notwithstanding the above, if the consideration for common shares delivered for such request or exercise has not been determined at the time shares with put options, share options, bonds with share options or other securities or rights are issued, the adjusted conversion amount shall be calculated by applying the conversion amount adjustment equation by deeming that the Company’s common shares have been delivered for the requests or exercise of all of the shares with put options, share options, bonds with share options or other securities or rights issued at the time of determination of the consideration, and this shall apply from the day after said consideration has been determined.

(iv)    In the transactions in (i) through (iii) above, when the record date for allotment of said rights is established and the effect of each transaction is conditional upon approval by the general shareholders’ meeting, board of directors or other company organization after said record date, this shall apply from the day after the approval date regardless of the provisions in (i) through (iii) above. In such cases, the Company’s common shares shall be delivered to share option holders who exercise the share options in the period from the day after said record date until the date of approval of said transaction according to the following equation.

Number of shares =	(Pre- adjustment conversion amount	–	Post- adjustment conversion amount)	x	Number of the Company’s common shares delivered during said period for the pre-adjustment conversion amount
Post-adjustment conversion amount

However, fractions of shares occurring due to the exercise of the share options shall be rounded down and no cash adjustments shall be made.

3)      The conversion amount shall not be adjusted if the difference between the pre-adjustment conversion amount and the post-adjustment conversion amount as calculated using the conversion amount adjustment equation is less than 1 yen. However, when calculating the conversion amount due to the occurrence of a subsequent event requiring adjustment of the conversion amount, the amount obtained by deducting this from the pre-adjustment conversion amount may be used instead of the post-adjustment conversion amount in the conversion amount adjustment equation.

4)      Other

(i)     Calculations using the conversion amount adjustment equation shall be rounded to the nearest yen.

(ii)    The market price used in the conversion amount adjustment equation shall be the mean of the closing prices for normal trading of the Company’s common shares on the exchange for 30 trading days (excluding days with no closing price established that day) commencing 45 days before the date the post-adjustment conversion amount applies (however, this shall be the record date in cases under 2), (iv) of this item. In this case, calculation of the mean shall be calculated to two decimal places and rounded to one decimal place.

(iii)     The number of outstanding shares used in the conversion amount adjustment equation shall be the number obtained by deducting the number of the Company’s common shares held by the Company from the number of common shares issued by the Company on the record date if there is such a date or the day one month before the application of the post-adjustment conversion amount if there is no record date. Furthermore, in the cases described under 2), (ii) of this item, the number of common shares delivered used in the conversion amount adjustment equation shall not include the Company’s common shares allotted to common shares held by the Company on the record date.

5) In addition to the adjustment of the conversion amount in 2) of this item, the conversion amount shall be adjusted by the Company as necessary in the following cases.

(i)       When adjustment of the conversion amount is necessary because of consolidation of shares, a merger in which the Company is the surviving company, an absorption-type split in which the Company is the succeeding company (defined in item (11) of this paragraph; the same shall apply hereinafter), or a share exchange in which the Company is the wholly owning parent company.

(ii) When adjustment of the conversion amount is necessary because of other changes or potential changes to the number of common shares issued by the Company.

(iii)     When 2 or more events requiring adjustment of the conversion amount occur and it is necessary to consider the impact of another event for the market price used in the calculation of the post-adjustment conversion amount based on one event.

6)      When adjusting the conversion amount pursuant to the provisions of this item, the Company shall provide prior written notice to the bondholders of the reason, the pre-adjustment conversion price, the post-adjustment conversion price, the date applicable and other necessary information no later than the day before the date of application. However, notice shall be promptly provided after the date of application in cases under 2), (iv) of this item or if it is otherwise not possible to provide the aforementioned notice.

(6)	Period in which the share options can be exercised	This shall be the period from the effective date of the Merger until March 18, 2020 (or the immediately preceding business day if said date is not a business day). However, if the Company forfeits the benefit of time with regard to the bonds, this shall be until when the benefit of time is forfeited.

(7)	Other conditions for exercising the share options	Share options cannot be exercised in part

(8)	Reasons for acquisition of share options and conditions for cancellation thereof	The reasons for acquisition and conditions for acquisition shall not be defined.

(9)	Increase in capital and capital reserve when issuing shares through the exercise of share options	The amount of capital increased when issuing shares through the exercise of share options shall be 1/2 of the limit on capital increases calculated in accordance with the provisions of Article 17 of the Ordinance on Accounting of Companies, and fractions of less than one yen resulting from such calculations shall be rounded up. The amount of capital reserve increased when issuing shares through the exercise of share options shall be the amount obtained by deducting the amount of increased capital from the limit on capital increases.

(10)	Method of requesting the exercise of share options

1)      The Company’s bondholders who wish to request the exercise of share options must present the bonds with share options pertaining to the share options to be exercised on the prescribed exercise request form, state the date of the request and affix their name and seal thereto, and submit this to the location receiving requests for exercise as stated under Paragraph 16 during the exercise request period stated in item (6) of this paragraph.

2)      A bondholder who submits an exercise request form to the location receiving exercise requests may not retract this later.

3)      The exercise request shall take effect from the date the exercise request form arrives at the location receiving exercise requests.

4)      The Company shall deliver shares to share option holders pertaining to the exercise request after the exercise request takes effect by registering an increase in transferred shares in the holding section of the transfer account record in the depositary organization or account management organization specified by the share option holder.

(11)	Delivery of share options in the event of mergers, company splits, share exchanges and share transfers	In the event the Company performs an act in which it becomes a company absorbed in an absorption-type merger, a company consolidated through a consolidation-type merger, a splitting company in an absorption-type split, a splitting company in incorporation-type company split, a wholly owned subsidiary company in a share exchange, or a wholly owned subsidiary company in a share transfer (hereinafter referred to as “act of reorganization”), the Company shall, make its best effort to have the surviving company in an absorption-type merger, the company incorporated through the consolidation-type merger, the succeeding company in an absorption-type split, the company incorporated through the incorporation-type company split, the wholly owning parent company in a share exchange, or the wholly owning parent company in a share transfer (hereinafter referred to as “succeeding company”) deliver share options of the succeeding company to share option holders of the share options remaining immediately before the effective date of the act of reorganization (hereinafter referred to as “remaining share options”) in place of the remaining share options.

1)      Number of share options of the succeeding company newly delivered

This shall be the same number as the number of remaining share options held by the share option holder of the remaining share options.

2) Type of shares issued for the share options of the succeeding company These shall be common shares in the succeeding company.

3)      Number of shares issued for the share options of the succeeding company

The number of common shares of the succeeding company delivered through the exercise of the share options of the succeeding company shall be the number obtained by multiplying the number of shares issued for the share options determined in accordance with item (3) of this paragraph by the share allotment ratio determined during the act of reorganization (however, this shall be adjusted rationally as required considering the conditions of the act of reorganization, etc.).

4)      Content, amount and calculation method of property contributed when exercising the share options of the succeeding company

The property contributed when exercising one of the share options of the succeeding company shall be the bonds pertaining to the share options, and shall be the same amount as the face value of the said bonds. The bonds used as a contribution when exercising the share options of the succeeding company shall reach their redemption date and are extinguished at the same time the exercising of share options takes effect, notwithstanding the provisions of Paragraph 10.

5)      Period in which the share options of the succeeding company can be exercised

From the latter of either the commencing date of the exercise period of the share options prescribed in item (6) of this paragraph or the effective date of the act of reorganization until the final day of the exercise period of the share options prescribed in the same item.

6)      Matters relevant to the transfer of share options of the succeeding company

The transfer of share options of the succeeding company shall require the approval of the succeeding company.

12	Special financial provisions (restriction on provision of security)	Only when there is an unredeemed portion of bonds with share options and the Company establishes a security interest on other convertible bonds with share options after the issue of the bonds with share options, a security interest of the same rank shall be established for the bonds with share options in accordance with the Secured Bonds Trust Act. Note that convertible bonds with share options are bonds with share options as prescribed under Article 2 Item 22 of the Companies Act, in which the contribution of the bonds pertaining to the share options when exercising the share options in accordance with Article 236 Paragraph 1 Item 3 of the Companies Act is the content of said share options.

13	Forfeiture of benefit of time

The  Company shall forfeit the benefit of time concerning the bonds in the following cases.

(1)     When the Company is in violation of Paragraph 10 or Paragraph 12, and is unable to perform or correct the matter within 30 days of receiving notice from the bondholder of the bonds with share options requesting correction thereof.

(2)     When the company has filed for commencement of bankruptcy proceedings, commencement of civil rehabilitation proceedings, commencement of corporate reorganization proceedings or commencement of special liquidation proceedings, or a resolution to dissolve the Company has been passed by the Company’s board of directors (excluding mergers).

(3)     When an a ruling on commencement of bankruptcy proceedings, a ruling on commencement of civil rehabilitation proceedings a ruling on commencement of corporate reorganization proceedings or an order for commencement of special liquidation proceedings has been received by the Company.

(4)     When confidence in the Company has been seriously harmed due to being subject to filing for execution, provisional seizure, provisional disposition or auction (including public auction) of assets essential for operation of the business, or seizure as disposition of delinquency.

14	Restrictions on transfer	The transfer of bonds with share options shall require the approval of the board of directors.

15	Administrator of redemption payments (redemption payment location)	Management Division, G.taste Co., Ltd.

16	Location receiving exercise requests	Stock Transfer Agency Business Dept., Sumitomo Mitsui Trust Bank, Limited

17	Method of public notice when providing notice to bondholders	Public notices to bondholders of bonds with share options shall be made using the method prescribed by the Company’s Articles of Incorporation. However, the method of directly notifying bondholders of bonds with share options instead of placing a public notice may be used unless otherwise provided for by laws and regulations.

18	Matters relevant to bondholders meetings

(1)     Bondholders meetings for the bonds shall be convened by the Company, and public notice of the holding of the bondholders meeting for the bonds and the items prescribed under the items in Article 719 of the Companies Act shall be made at least three weeks before the date of the meeting using the method prescribed in the preceding paragraph.

(2)     Bondholders meetings for the bonds shall be held in Miyagi prefecture.

(3)     Bondholders holding 1/10 or more of the total amount of the bonds (excluding the redeemed amount) may request that a bondholders meeting for the bonds be held by submitting a document stating the agenda of the meeting and the reason for convocation to the Company.

19	Other

(1)     The Company shall take the necessary steps when necessary to replace terms in the provisions of these guidelines or take other steps due to amendment of the Companies Act or other laws.

(2)     The items above are conditional upon the notification under the Financial Instruments and Exchange Act taking effect.

(3)     In addition to the items specified above, the Company shall leave items required for the issue of the bonds with share options to the discretion of the representative director and president.

Attachment 2

G.taste Co., Ltd.

Class 10 Unsecured Convertible Bonds with Share Options

(With Special Provision for Same Rank between Convertible Bonds with Share Options)

1	Name of bonds	G.taste Co., Ltd. Class 10 Unsecured Convertible Bonds with Share Options

(With Special Provision for Same Rank between Convertible Bonds with Share Options) (hereinafter referred to as the “bonds with share options” where the bond portion is referred to as the “bonds” and the share option portion is referred to as the “share options”.)

2	Total amount of bonds	Of the initial amount of the G.networks CO., LTD. Class 2 Unsecured Convertible Bonds with Share Options (With Special Provision for Same Rank between Convertible Bonds with Share Options) (hereinafter referred to as “Bonds with Share Options Prior to Transfer”) totaling 300,000,000 yen, the amount that is unredeemed at the time immediately before the merger (hereinafter referred to as the “Merger”) based on the absorption-type merger agreement concluded between the Company, G.networks CO., LTD. and SAKAI CO., LTD. on May 15, 2013 takes effect (hereinafter “time immediately preceding effect”)

3	Amount of each bond	10,000,000 yen

4	Paid-in amount for each bond	98 yen per 100 yen of face value

5	Face amount of Bonds with Share Options

The bonds with share options shall be registered, and no certificates for the bonds with share options shall be issued.

In accordance with the provisions of the main text of Paragraph 2 and the main text of Paragraph 3 of Article 254 of the Companies Act, the bonds and the share options in the bonds with share options may not be transferred separately.

6	Bond interest rate	The bonds shall not accrue interest.

7	Date of allotment of the share options	This shall be the effective date of the Merger.

8	Existence of collateral and guarantees	The bonds with share options are not secured by collateral or guarantees, and these are no particular assets withheld for the bonds with share options.

9		Non-appointment of a bond administrator	The bonds with share options meet the requirements under the proviso of Article 702 of the Companies Act and Article 169 of the Ordinance for Enforcement of the Companies Act, and no bond administrator has been appointed.

10		Method and date of redemption	An amount of 100 yen per 100 yen of face value of the bonds shall be redeemed on March 18, 2020 (hereinafter referred to as “redemption date”) (however, if the redemption date is not a bank business day in Japan (hereinafter referred to as “business day”), the bondholders of the bonds with share options are unable to receive payment of the amount to be paid on the redemption date until the immediately following business day, and shall not have the right to receive additional payment for the delay of said payment.)

11		Matters relevant to the share options

	(1)	Number of share options attached to the bonds	The number of share options attached to each bond shall be 1, and share options equal to 1 multiplied by the total number of G.networks share options owned by holders of share options stated or recorded in the G.networks share option registry at the time immediately preceding effect concerning Bonds with Share Options Prior to Transfer.

	(2)	Issue price of the share options	No payment of money is required in exchange for the share options

	(3)	Type, number and method of calculation of the shares issued for the share options	The number of common shares that shall be issued by the Company or common shares held by the Company that shall be disposed of (hereinafter issuance or disposal of common shares of the Company referred to as “delivery”) in lieu thereof due to a request to exercise the share options (hereinafter referred to as “exercise request”) shall be the maximum number obtained by dividing the total face value of the bonds pertaining to the exercise request by the conversion amount shown in item (4), 2) of this paragraph (however, this shall be the adjusted conversion amount if adjusted pursuant to the provisions of item (5) of this paragraph). However, fractions of shares occurring due to the exercise of the share options shall be rounded down and no cash adjustments shall be made.

(4)	Content, amount and calculation method of property contributed when exercising the share options

1)      The property contributed when exercising the share options shall be the bonds pertaining to the share options, and shall be the same amount as the face value of the said bonds. The bonds used as a contribution when exercising the share options shall reach their redemption date and are extinguished at the same time the exercising of share options takes effect, notwithstanding the provisions of Paragraph 10.

2)      The amount per share used when calculating the number of common shares delivered for the exercise of the share options (hereinafter referred to as the “conversion amount”) shall be the amount obtained by dividing the conversion amount of the Bonds with Share Options Prior to Transfer valid at the time immediately preceding effect by 2 (however, this calculation shall be made in yen to two decimal place, rounding to one decimal place.)

(5)	Adjustment of the conversion amount

1)      The Company shall adjust the conversion amount using the following equation (hereinafter referred to as “conversion amount adjustment equation”) when common shares are delivered or the number of shares issued changes after the allotment of the share options for reasons shown in 2) in this item.

Post-adjustment conversion amount	=	Pre- adjustment conversion amount	x	Number of common shares already issued	+	Number of common shares delivered	x	Amount to be paid-in per share
Market price
				Number of outstanding common shares		+	Number of common shares delivered

(2)    Cases in which the conversion amount is adjusted using the conversion amount adjustment equation and the timing of the application of the adjusted conversion amount are described below.

(i)     The adjusted value when delivering the Company’s common shares for a paid-in amount less than the market price (however, excluding cases of delivery of common shares in exchange for acquisition of shares with put options issued by the Company, or cases based on requests or exercising rights for share options, bonds with share options or other securities or rights able to request the delivery of common shares) shall be applied from the day after the payment date (the final day of the payment period if a payment period has been established for subscription; hereinafter the same), or from the day of allotment to shareholders if applicable.

(ii)     If the Company’s common shares are issued due to a share split or gratis allotment of shares, the adjusted conversion amount shall apply from the day after the share split record date or the day after the record date for granting the right to receive allotment of common shares for the gratis allotment of the Company’s common shares, and from the day after the effective date of allotment if there is no record date for granting the right to receive allotment of common shares for the gratis allotment of the Company’s common shares or if there is allotment of the Company’s shares to shareholders (excluding common shareholders).

(iii)   When issuing shares with put options where that the Company’s common shares in exchange for their acquisition is delivered for an amount less than the market price is stipulated in 4), (ii) of this item is provided in exchange for the acquisition thereof (including gratis allotment), or when issuing share options, bonds with share options or other securities or rights able to request delivery of the Company’s common shares for an amount less than market value (including gratis allotment), the adjusted conversion amount shall be calculated by applying the conversion amount adjustment equation by deeming the Company’s common shares being delivered for the request for the conversion amount or the exercise of all share options, bonds with share options or other securities or rights able to request delivery of the Company’s common shares that have been issued, and this shall apply from the day after the payment date (allotment date for share options and bonds with share options, or effective date for gratis allotment.

          However, if there is a record date for the allotment of said rights, this shall apply from the day after said date.

          Notwithstanding the above, if the consideration for common shares delivered for such request or exercise has not been determined at the time shares with put options, share options, bonds with share options or other securities or rights are issued, the adjusted conversion amount shall be calculated by applying the conversion amount adjustment equation by deeming that the Company’s common shares have been delivered for the requests or exercise of all of the shares with put options, share options, bonds with share options or other securities or rights issued at the time of determination of the consideration, and this shall apply from the day after said consideration has been determined.

(iv)    In the transactions in (i) through (iii) above, when the record date for allotment of said rights is established and the effect of each transaction is conditional upon approval by the general shareholders’ meeting, board of directors or other company organization after said record date, this shall apply from the day after the approval date regardless of the provisions in (i) through (iii) above. In such cases, the Company’s common shares shall be delivered to share option holders who exercise the share options in the period from the day after said record date until the date of approval of said transaction according to the following equation.

Number of shares =	(Pre- adjustment conversion amount	–	Post- adjustment conversion amount)	x	Number of the Company’s common shares delivered during said period for the pre-adjustment conversion amount
Post-adjustment conversion amount

However, fractions of shares occurring due to the exercise of the share options shall be rounded down and no cash adjustments shall be made.

3)      The conversion amount shall not be adjusted if the difference between the pre-adjustment conversion amount and the post-adjustment conversion amount as calculated using the conversion amount adjustment equation is less than 1 yen. However, when calculating the conversion amount due to the occurrence of a subsequent event requiring adjustment of the conversion amount, the amount obtained by deducting this from the pre-adjustment conversion amount may be used instead of the post-adjustment conversion amount in the conversion amount adjustment equation.

4)      Other

(i)     Calculations using the conversion amount adjustment equation shall be rounded to the nearest yen.

(ii)    The market price used in the conversion amount adjustment equation shall be the mean of the closing prices for normal trading of the Company’s common shares on the exchange for 30 trading days (excluding days with no closing price established that day) commencing 45 days before the date the post-adjustment conversion amount applies (however, this shall be the record date in cases under 2), (iv) of this item. In this case, calculation of the mean shall be calculated to two decimal places and rounded to one decimal place.

(iii)  The number of outstanding shares used in the conversion amount adjustment equation shall be the number obtained by deducting the number of the Company’s common shares held by the Company from the number of common shares issued by the Company on the record date if there is such a date or the day one month before the application of the post-adjustment conversion amount if there is no record date. Furthermore, in the cases described under 2), (ii) of this item, the number of common shares delivered used in the conversion amount adjustment equation shall not include the Company’s common shares allotted to common shares held by the Company on the record date.

5)      In addition to the adjustment of the conversion amount in 2) of this item, the conversion amount shall be adjusted by the Company as necessary in the following cases.

(i)     When adjustment of the conversion amount is necessary because of consolidation of shares, a merger in which the Company is the surviving company, an absorption-type split in which the Company is the succeeding company (defined in item (11) of this paragraph; the same shall apply hereinafter), or a share exchange in which the Company is the wholly owning parent company.

(ii)    When adjustment of the conversion amount is necessary because of other changes or potential changes to the number of common shares issued by the Company.

(iii)  When 2 or more events requiring adjustment of the conversion amount occur and it is necessary to consider the impact of another event for the market price used in the calculation of the post-adjustment conversion amount based on one event.

6)      When adjusting the conversion amount pursuant to the provisions of this item, the Company shall provide prior written notice to the bondholders of the reason, the pre-adjustment conversion price, the post-adjustment conversion price, the date applicable and other necessary information no later than the day before the date of application. However, notice shall be promptly provided after the date of application in cases under 2), (iv) of this item or if it is otherwise not possible to provide the aforementioned notice.

(6)	Period in which the share options can be exercised	This shall be the period from the effective date of the Merger until March 18, 2020 (or the immediately preceding business day if said date is not a business day). However, if the Company forfeits the benefit of time with regard to the bonds, this shall be until when the benefit of time is forfeited.

(7)	Other conditions for exercising the share options

1)      Share options cannot be exercised in part

2)      Share options cannot be exercised where the voting ratio of the shares issued by the Company or the succeeding company and held by G.communications Co., Ltd. or the succeeding company (excluding shares held through a third party) would become less than 40% due to the exercise of the Share options.

(8)	Reasons for acquisition of share options and conditions for cancellation thereof	The reasons for acquisition and conditions for acquisition shall not be defined.

(9)	Increase in capital and capital reserve when issuing shares through the exercise of share options	The amount of capital increased when issuing shares through the exercise of share options shall be 1/2 of the limit on capital increases calculated in accordance with the provisions of Article 17 of the Ordinance on Accounting of Companies, and fractions of less than one yen resulting from such calculations shall be rounded up. The amount of capital reserve increased when issuing shares through the exercise of share options shall be the amount obtained by deducting the amount of increased capital from the limit on capital increases.

(10)	Method of requesting the exercise of share options

1)      The Company’s bondholders who wish to request the exercise of share options must present the bonds with share options pertaining to the share options to be exercised on the prescribed exercise request form, state the date of the request and affix their name and seal thereto, and submit this to the location receiving requests for exercise as stated under Paragraph 16 during the exercise request period stated in item (6) of this paragraph.

2)      A bondholder who submits an exercise request form to the location receiving exercise requests may not retract this later.

3)      The exercise request shall take effect from the date the exercise request form arrives at the location receiving exercise requests.

4)      The Company shall deliver shares to share option holders pertaining to the exercise request after the exercise request takes effect by registering an increase in transferred shares in the holding section of the transfer account record in the depositary organization or account management organization specified by the share option holder.

(11)	Delivery of share options in the event of mergers, company splits, share exchanges and share transfers

In the event the Company performs an act in which it becomes a company absorbed in an absorption-type merger, a company consolidated through a consolidation-type merger, a splitting company in an absorption-type split, a splitting company in incorporation-type company split, a wholly owned subsidiary company in a share exchange, or a wholly owned subsidiary company in a share transfer (hereinafter referred to as “act of reorganization”), the Company shall, make its best effort to have the surviving company in an absorption-type merger, the company incorporated through the consolidation-type merger, the succeeding company in an absorption-type split, the company incorporated through the incorporation-type company split, the wholly owning parent company in a share exchange, or the wholly owning parent company in a share transfer (hereinafter referred to as “succeeding company”) deliver share options of the succeeding company to share option holders of the share options remaining immediately before the effective date of the act of reorganization (hereinafter referred to as “remaining share options”) in place of the remaining share options.

1)      Number of share options of the succeeding company newly delivered

         This shall be the same number as the number of remaining share options held by the share option holder of the remaining share options.

2)      Type of shares issued for the share options of the succeeding company

         These shall be common shares in the succeeding company.

3)      Number of shares issued for the share options of the succeeding company

         The number of common shares of the succeeding company delivered through the exercise of the share options of the succeeding company shall be the number obtained by multiplying the number of shares issued for the share options determined in accordance with item (3) of this paragraph by the share allotment ratio determined during the act of reorganization (however, this shall be adjusted rationally as required considering the conditions of the act of reorganization, etc.).

4)      Content, amount and calculation method of property contributed when exercising the share options of the succeeding company

         The property contributed when exercising one of the share options of the succeeding company shall be the bonds pertaining to the share options, and shall be the same amount as the face value of the said bonds. The bonds used as a contribution when exercising the share options of the succeeding company shall reach their redemption date and are extinguished at the same time the exercising of share options takes effect, notwithstanding the provisions of Paragraph 10.

5)      Period in which the share options of the succeeding company can be exercised

         From the latter of either the commencing date of the exercise period of the share options prescribed in item (6) of this paragraph or the effective date of the act of reorganization until the final day of the exercise period of the share options prescribed in the same item.

6)      Matters relevant to the transfer of share options of the succeeding company

         The transfer of share options of the succeeding company shall require the approval of the succeeding company.

12	Special financial provisions (restriction on provision of security)	Only when there is an unredeemed portion of bonds with share options and the Company establishes a security interest on other convertible bonds with share options after the issue of the bonds with share options, a security interest of the same rank shall be established for the bonds with share options in accordance with the Secured Bonds Trust Act. Note that convertible bonds with share options are bonds with share options as prescribed under Article 2 Item 22 of the Companies Act, in which the contribution of the bonds pertaining to the share options when exercising the share options in accordance with Article 236 Paragraph 1 Item 3 of the Companies Act is the content of said share options.

13	Forfeiture of benefit of time

The Company shall forfeit the benefit of time concerning the bonds in the following cases.

(1)    When the Company is in violation of Paragraph 10 or Paragraph 12, and is unable to perform or correct the matter within 30 days of receiving notice from the bondholder of the bonds with share options requesting correction thereof.

(2)    When the company has filed for commencement of bankruptcy proceedings, commencement of civil rehabilitation proceedings, commencement of corporate reorganization proceedings or commencement of special liquidation proceedings, or a resolution to dissolve the Company has been passed by the Company’s board of directors (excluding mergers).

(3)    When an a ruling on commencement of bankruptcy proceedings, a ruling on commencement of civil rehabilitation proceedings a ruling on commencement of corporate reorganization proceedings or an order for commencement of special liquidation proceedings has been received by the Company.

(4)    When confidence in the Company has been seriously harmed due to being subject to filing for execution, provisional seizure, provisional disposition or auction (including public auction) of assets essential for operation of the business, or seizure as disposition of delinquency.

14	Restrictions on transfer	The transfer of bonds with share options shall require the approval of the board of directors.

15	Administrator of redemption payments (redemption payment location)	Management Division, G.taste Co., Ltd.

16	Location receiving exercise requests	Stock Transfer Agency Business Dept., Sumitomo Mitsui Trust Bank, Limited

17	Method of public notice when providing notice to bondholders	Public notices to bondholders of bonds with share options shall be made using the method prescribed by the Company’s Articles of Incorporation. However, the method of directly notifying bondholders of bonds with share options instead of placing a public notice may be used unless otherwise provided for by laws and regulations.

18	Matters relevant to bondholders meetings

(1)    Bondholders meetings for the bonds shall be convened by the Company, and public notice of the holding of the bondholders meeting for the bonds and the items prescribed under the items in Article 719 of the Companies Act shall be made at least three weeks before the date of the meeting using the method prescribed in the preceding paragraph.

(2)    Bondholders meetings for the bonds shall be held in Miyagi prefecture.

(3)    Bondholders holding 1/10 or more of the total amount of the bonds (excluding the redeemed amount) may request that a bondholders meeting for the bonds be held by submitting a document stating the agenda of the meeting and the reason for convocation to the Company.

19	Other

(1)    The Company shall take the necessary steps when necessary to replace terms in the provisions of these guidelines or take other steps due to amendment of the Companies Act or other laws.

(2)    The items above are conditional upon the notification under the Financial Instruments and Exchange Act taking effect.

(3)    In addition to the items specified above, the Company shall leave items required for the issue of the bonds with share options to the discretion of the representative director and president.

Attachment 3

G.taste Co., Ltd.

Class 11 Unsecured Convertible Bonds with Share Options

(With Special Provision for Same Rank between Convertible Bonds with Share Options)

1	Name of bonds

G.taste Co., Ltd. Class 11 Unsecured Convertible Bonds with Share Options

(With Special Provision for Same Rank between Convertible Bonds with Share Options) (hereinafter referred to as the “bonds with share options” where the bond portion is referred to as the “bonds” and the share option portion is referred to as the “share options”.)

2	Total amount of bonds	Of the initial amount of the G.networks CO., LTD. Class 3 Unsecured Convertible Bonds with Share Options (With Special Provision for Same Rank between Convertible Bonds with Share Options) (hereinafter referred to as “Bonds with Share Options Prior to Transfer”) totaling 300,000,000 yen, the amount that is unredeemed at the time immediately before the merger (hereinafter referred to as the “Merger”) based on the absorption-type merger agreement concluded between the Company, G.networks CO., LTD. and SAKAI CO., LTD. on May 15, 2013 takes effect (hereinafter “time immediately preceding effect”)

3	Amount of each bond	10,000,000 yen

4	Paid-in amount for each bond	98 yen per 100 yen of face value

5	Face amount of Bonds with Share Options

The bonds with share options shall be registered, and no certificates for the bonds with share options shall be issued.

In accordance with the provisions of the main text of Paragraph 2 and the main text of Paragraph 3 of Article 254 of the Companies Act, the bonds and the share options in the bonds with share options may not be transferred separately.

6	Bond interest rate	The bonds shall not accrue interest.

7	Date of allotment of the share options	This shall be the effective date of the Merger.

8	Existence of collateral and guarantees	The bonds with share options are not secured by collateral or guarantees, and these are no particular assets withheld for the bonds with share options.

9		Non-appointment of a bond administrator	The bonds with share options meet the requirements under the proviso of Article 702 of the Companies Act and Article 169 of the Ordinance for Enforcement of the Companies Act, and no bond administrator has been appointed.

10		Method and date of redemption	An amount of 100 yen per 100 yen of face value of the bonds shall be redeemed on March 18, 2020 (hereinafter referred to as “redemption date”) (however, if the redemption date is not a bank business day in Japan (hereinafter referred to as “business day”), the bondholders of the bonds with share options are unable to receive payment of the amount to be paid on the redemption date until the immediately following business day, and shall not have the right to receive additional payment for the delay of said payment.)

11		Matters relevant to the share options

	(1)	Number of share options attached to the bonds	The number of share options attached to each bond shall be 1, and share options equal to 1 multiplied by the total number of G.networks share options owned by holders of share options stated or recorded in the G.networks share option registry at the time immediately preceding effect concerning Bonds with Share Options Prior to Transfer.

	(2)	Issue price of the share options	No payment of money is required in exchange for the share options

	(3)	Type, number and method of calculation of the shares issued for the share options	The number of common shares that shall be issued by the Company or common shares held by the Company that shall be disposed of (hereinafter issuance or disposal of common shares of the Company referred to as “delivery”) in lieu thereof due to a request to exercise the share options (hereinafter referred to as “exercise request”) shall be the maximum number obtained by dividing the total face value of the bonds pertaining to the exercise request by the conversion amount shown in item (4), 2) of this paragraph (however, this shall be the adjusted conversion amount if adjusted pursuant to the provisions of item (5) of this paragraph). However, fractions of shares occurring due to the exercise of the share options shall be rounded down and no cash adjustments shall be made.

(4)	Content, amount and calculation method of property contributed when exercising the share options

1)      The property contributed when exercising the share options shall be the bonds pertaining to the share options, and shall be the same amount as the face value of the said bonds. The bonds used as a contribution when exercising the share options shall reach their redemption date and are extinguished at the same time the exercising of share options takes effect, notwithstanding the provisions of Paragraph 10.

2)      The amount per share used when calculating the number of common shares delivered for the exercise of the share options (hereinafter referred to as the “conversion amount”) shall be the amount obtained by dividing the conversion amount of the Bonds with Share Options Prior to Transfer valid at the time immediately preceding effect by 2 (however, this calculation shall be made in yen to two decimal place, rounding to one decimal place.)

(5)	Adjustment of the conversion amount

1)      The Company shall adjust the conversion amount using the following equation (hereinafter referred to as “conversion amount adjustment equation”) when common shares are delivered or the number of shares issued changes after the allotment of the share options for reasons shown in 2) in this item.

Post-adjustment conversion amount	=	Pre- adjustment conversion amount	x	Number of common shares already issued	+	Number of common shares delivered	x	Amount to be paid-in per share
Market price
				Number of outstanding common shares		+	Number of common shares delivered

(2)    Cases in which the conversion amount is adjusted using the conversion amount adjustment equation and the timing of the application of the adjusted conversion amount are described below.

(i)     The adjusted value when delivering the Company’s common shares for a paid-in amount less than the market price (however, excluding cases of delivery of common shares in exchange for acquisition of shares with put options issued by the Company, or cases based on requests or exercising rights for share options, bonds with share options or other securities or rights able to request the delivery of common shares) shall be applied from the day after the payment date (the final day of the payment period if a payment period has been established for subscription; hereinafter the same), or from the day of allotment to shareholders if applicable.

(ii)    If the Company’s common shares are issued due to a share split or gratis allotment of shares, the adjusted conversion amount shall apply from the day after the share split record date or the day after the record date for granting the right to receive allotment of common shares for the gratis allotment of the Company’s common shares, and from the day after the effective date of allotment if there is no record date for granting the right to receive allotment of common shares for the gratis allotment of the Company’s common shares or if there is allotment of the Company’s shares to shareholders (excluding common shareholders).

(iii)  When issuing shares with put options where that the Company’s common shares in exchange for their acquisition is delivered for an amount less than the market price is stipulated in 4), (ii) of this item is provided in exchange for the acquisition thereof (including gratis allotment), or when issuing share options, bonds with share options or other securities or rights able to request delivery of the Company’s common shares for an amount less than market value (including gratis allotment), the adjusted conversion amount shall be calculated by applying the conversion amount adjustment equation by deeming the Company’s common shares being delivered for the request for the conversion amount or the exercise of all share options, bonds with share options or other securities or rights able to request delivery of the Company’s common shares that have been issued, and this shall apply from the day after the payment date (allotment date for share options and bonds with share options, or effective date for gratis allotment.

However, if there is a record date for the allotment of said rights, this shall apply from the day after said date.

Notwithstanding the above, if the consideration for common shares delivered for such request or exercise has not been determined at the time shares with put options, share options, bonds with share options or other securities or rights are issued, the adjusted conversion amount shall be calculated by applying the conversion amount adjustment equation by deeming that the Company’s common shares have been delivered for the requests or exercise of all of the shares with put options, share options, bonds with share options or other securities or rights issued at the time of determination of the consideration, and this shall apply from the day after said consideration has been determined.

(iv)      In the transactions in (i) through (iii) above, when the record date for allotment of said rights is established and the effect of each transaction is conditional upon approval by the general shareholders’ meeting, board of directors or other company organization after said record date, this shall apply from the day after the approval date regardless of the provisions in (i) through (iii) above. In such cases, the Company’s common shares shall be delivered to share option holders who exercise the share options in the period from the day after said record date until the date of approval of said transaction according to the following equation.

Number of shares =	(Pre- adjustment conversion amount	–	Post- adjustment conversion amount)	x	Number of the Company’s common shares delivered during said period for the pre-adjustment conversion amount
Post-adjustment conversion amount

However, fractions of shares occurring due to the exercise of the share options shall be rounded down and no cash adjustments shall be made.

3)      The conversion amount shall not be adjusted if the difference between the pre-adjustment conversion amount and the post-adjustment conversion amount as calculated using the conversion amount adjustment equation is less than 1 yen. However, when calculating the conversion amount due to the occurrence of a subsequent event requiring adjustment of the conversion amount, the amount obtained by deducting this from the pre-adjustment conversion amount may be used instead of the post-adjustment conversion amount in the conversion amount adjustment equation.

4)      Other

(i)     Calculations using the conversion amount adjustment equation shall be rounded to the nearest yen.

(ii)    The market price used in the conversion amount adjustment equation shall be the mean of the closing prices for normal trading of the Company’s common shares on the exchange for 30 trading days (excluding days with no closing price established that day) commencing 45 days before the date the post-adjustment conversion amount applies (however, this shall be the record date in cases under 2), (iv) of this item. In this case, calculation of the mean shall be calculated to two decimal places and rounded to one decimal place.

(iii)  The number of outstanding shares used in the conversion amount adjustment equation shall be the number obtained by deducting the number of the Company’s common shares held by the Company from the number of common shares issued by the Company on the record date if there is such a date or the day one month before the application of the post-adjustment conversion amount if there is no record date. Furthermore, in the cases described under 2), (ii) of this item, the number of common shares delivered used in the conversion amount adjustment equation shall not include the Company’s common shares allotted to common shares held by the Company on the record date.

5)      In addition to the adjustment of the conversion amount in 2) of this item, the conversion amount shall be adjusted by the Company as necessary in the following cases.

(i)     When adjustment of the conversion amount is necessary because of consolidation of shares, a merger in which the Company is the surviving company, an absorption-type split in which the Company is the succeeding company (defined in item (11) of this paragraph; the same shall apply hereinafter), or a share exchange in which the Company is the wholly owning parent company.

(ii)    When adjustment of the conversion amount is necessary because of other changes or potential changes to the number of common shares issued by the Company.

(iii)  When 2 or more events requiring adjustment of the conversion amount occur and it is necessary to consider the impact of another event for the market price used in the calculation of the post-adjustment conversion amount based on one event.

6)      When adjusting the conversion amount pursuant to the provisions of this item, the Company shall provide prior written notice to the bondholders of the reason, the pre-adjustment conversion price, the post-adjustment conversion price, the date applicable and other necessary information no later than the day before the date of application. However, notice shall be promptly provided after the date of application in cases under 2), (iv) of this item or if it is otherwise not possible to provide the aforementioned notice.

(6)	Period in which the share options can be exercised	This shall be the period from March 18, 2014 until March 18, 2020 (or the immediately preceding business day if said date is not a business day). However, if the Company forfeits the benefit of time with regard to the bonds, this shall be until when the benefit of time is forfeited.

(7)	Other conditions for exercising the share options

1)      Share options cannot be exercised in part

2)      Share options cannot be exercised where the voting ratio of the shares issued by the Company or the succeeding company and held by G.communications Co., Ltd. or the succeeding company (excluding shares held through a third party) would become less than 40% due to the exercise of the Share options.

(8)	Reasons for acquisition of share options and conditions for cancellation thereof	The reasons for acquisition and conditions for acquisition shall not be defined.

(9)	Increase in capital and capital reserve when issuing shares through the exercise of share options	The amount of capital increased when issuing shares through the exercise of share options shall be 1/2 of the limit on capital increases calculated in accordance with the provisions of Article 17 of the Ordinance on Accounting of Companies, and fractions of less than one yen resulting from such calculations shall be rounded up. The amount of capital reserve increased when issuing shares through the exercise of share options shall be the amount obtained by deducting the amount of increased capital from the limit on capital increases.

(10)	Method of requesting the exercise of share options

1)      The Company’s bondholders who wish to request the exercise of share options must present the bonds with share options pertaining to the share options to be exercised on the prescribed exercise request form, state the date of the request and affix their name and seal thereto, and submit this to the location receiving requests for exercise as stated under Paragraph 16 during the exercise request period stated in item (6) of this paragraph.

2)      A bondholder who submits an exercise request form to the location receiving exercise requests may not retract this later.

3)      The exercise request shall take effect from the date the exercise request form arrives at the location receiving exercise requests.

4)      The Company shall deliver shares to share option holders pertaining to the exercise request after the exercise request takes effect by registering an increase in transferred shares in the holding section of the transfer account record in the depositary organization or account management organization specified by the share option holder.

(11)	Delivery of share options in the event of mergers, company splits, share exchanges and share transfers

In the event the Company performs an act in which it becomes a company absorbed in an absorption-type merger, a company consolidated through a consolidation-type merger, a splitting company in an absorption-type split, a splitting company in incorporation-type company split, a wholly owned subsidiary company in a share exchange, or a wholly owned subsidiary company in a share transfer (hereinafter referred to as “act of reorganization”), the Company shall, make its best effort to have the surviving company in an absorption-type merger, the company incorporated through the consolidation-type merger, the succeeding company in an absorption-type split, the company incorporated through the incorporation-type company split, the wholly owning parent company in a share exchange, or the wholly owning parent company in a share transfer (hereinafter referred to as “succeeding company”) deliver share options of the succeeding company to share option holders of the share options remaining immediately before the effective date of the act of reorganization (hereinafter referred to as “remaining share options”) in place of the remaining share options.

1)      Number of share options of the succeeding company newly delivered

This shall be the same number as the number of remaining share options held by the share option holder of the remaining share options.

2)      Type of shares issued for the share options of the succeeding company

These shall be common shares in the succeeding company.

3)      Number of shares issued for the share options of the succeeding company

The number of common shares of the succeeding company delivered through the exercise of the share options of the succeeding company shall be the number obtained by multiplying the number of shares issued for the share options determined in accordance with item (3) of this paragraph by the share allotment ratio determined during the act of reorganization (however, this shall be adjusted rationally as required considering the conditions of the act of reorganization, etc.).

4)      Content, amount and calculation method of property contributed when exercising the share options of the succeeding company

The property contributed when exercising one of the share options of the succeeding company shall be the bonds pertaining to the share options, and shall be the same amount as the face value of the said bonds. The bonds used as a contribution when exercising the share options of the succeeding company shall reach their redemption date and are extinguished at the same time the exercising of share options takes effect, notwithstanding the provisions of Paragraph 10.

5)      Period in which the share options of the succeeding company can be exercised

From the latter of either the commencing date of the exercise period of the share options prescribed in item (6) of this paragraph or the effective date of the act of reorganization until the final day of the exercise period of the share options prescribed in the same item.

6)      Matters relevant to the transfer of share options of the succeeding company

The transfer of share options of the succeeding company shall require the approval of the succeeding company.

12	Special financial provisions (restriction on provision of security)	Only when there is an unredeemed portion of bonds with share options and the Company establishes a security interest on other convertible bonds with share options after the issue of the bonds with share options, a security interest of the same rank shall be established for the bonds with share options in accordance with the Secured Bonds Trust Act. Note that convertible bonds with share options are bonds with share options as prescribed under Article 2 Item 22 of the Companies Act, in which the contribution of the bonds pertaining to the share options when exercising the share options in accordance with Article 236 Paragraph 1 Item 3 of the Companies Act is the content of said share options.

13	Forfeiture of benefit of time

The Company shall forfeit the benefit of time concerning the bonds in the following cases.

(1)    When the Company is in violation of Paragraph 10 or Paragraph 12, and is unable to perform or correct the matter within 30 days of receiving notice from the bondholder of the bonds with share options requesting correction thereof.

(2)    When the company has filed for commencement of bankruptcy proceedings, commencement of civil rehabilitation proceedings, commencement of corporate reorganization proceedings or commencement of special liquidation proceedings, or a resolution to dissolve the Company has been passed by the Company’s board of directors (excluding mergers).

(3)    When an a ruling on commencement of bankruptcy proceedings, a ruling on commencement of civil rehabilitation proceedings a ruling on commencement of corporate reorganization proceedings or an order for commencement of special liquidation proceedings has been received by the Company.

(4)    When confidence in the Company has been seriously harmed due to being subject to filing for execution, provisional seizure, provisional disposition or auction (including public auction) of assets essential for operation of the business, or seizure as disposition of delinquency.

14	Restrictions on transfer	The transfer of bonds with share options shall require the approval of the board of directors.

15	Administrator of redemption payments (redemption payment location)	Management Division, G.taste Co., Ltd.

16	Location receiving exercise requests	Stock Transfer Agency Business Dept., Sumitomo Mitsui Trust Bank, Limited

17	Method of public notice when providing notice to bondholders	Public notices to bondholders of bonds with share options shall be made using the method prescribed by the Company’s Articles of Incorporation. However, the method of directly notifying bondholders of bonds with share options instead of placing a public notice may be used unless otherwise provided for by laws and regulations.

18	Matters relevant to bondholders meetings

(1)    Bondholders meetings for the bonds shall be convened by the Company, and public notice of the holding of the bondholders meeting for the bonds and the items prescribed under the items in Article 719 of the Companies Act shall be made at least three weeks before the date of the meeting using the method prescribed in the preceding paragraph.

(2)    Bondholders meetings for the bonds shall be held in Miyagi prefecture.

(3)    Bondholders holding 1/10 or more of the total amount of the bonds (excluding the redeemed amount) may request that a bondholders meeting for the bonds be held by submitting a document stating the agenda of the meeting and the reason for convocation to the Company.

19	Other

(1)    The Company shall take the necessary steps when necessary to replace terms in the provisions of these guidelines or take other steps due to amendment of the Companies Act or other laws.

(2)    The items above are conditional upon the notification under the Financial Instruments and Exchange Act taking effect.

(3)    In addition to the items specified above, the Company shall leave items required for the issue of the bonds with share options to the discretion of the representative director and president.

Attachment 4

G.taste Co., Ltd.

Class 12 Unsecured Convertible Bonds with Share Options

(With Special Provision for Same Rank between Convertible Bonds with Share Options)

1	Name of bonds

G.taste Co., Ltd. Class 12 Unsecured Convertible Bonds with Share Options

(With Special Provision for Same Rank between Convertible Bonds with Share Options) (hereinafter referred to as the “bonds with share options” where the bond portion is referred to as the “bonds” and the share option portion is referred to as the “share options”.)

2	Total amount of bonds	Of the initial amount of the SAKAI CO., LTD. Class 2 Unsecured Convertible Bonds with Share Options (With Special Provision for Same Rank between Convertible Bonds with Share Options) (hereinafter referred to as “Bonds with Share Options Prior to Transfer”) totaling 300,000,000 yen, the amount that is unredeemed at the time immediately before the merger (hereinafter referred to as the “Merger”) based on the absorption-type merger agreement concluded between the Company, G.networks CO., LTD. and SAKAI CO., LTD. on May 15, 2013 takes effect (hereinafter “time immediately preceding effect”)

3	Amount of each bond	10,000,000 yen

4	Paid-in amount for each bond	98 yen per 100 yen of face value

5	Face amount of Bonds with Share Options

The bonds with share options shall be registered, and no certificates for the bonds with share options shall be issued.

In accordance with the provisions of the main text of Paragraph 2 and the main text of Paragraph 3 of Article 254 of the Companies Act, the bonds and the share options in the bonds with share options may not be transferred separately.

6	Bond interest rate	The bonds shall not accrue interest.

7	Date of allotment of the share options	This shall be the effective date of the Merger.

8	Existence of collateral and guarantees	The bonds with share options are not secured by collateral or guarantees, and these are no particular assets withheld for the bonds with share options.

9		Non-appointment of a bond administrator	The bonds with share options meet the requirements under the proviso of Article 702 of the Companies Act and Article 169 of the Ordinance for Enforcement of the Companies Act, and no bond administrator has been appointed.

10		Method and date of redemption	An amount of 100 yen per 100 yen of face value of the bonds shall be redeemed on March 18, 2020 (hereinafter referred to as “redemption date”) (however, if the redemption date is not a bank business day in Japan (hereinafter referred to as “business day”), the bondholders of the bonds with share options are unable to receive payment of the amount to be paid on the redemption date until the immediately following business day, and shall not have the right to receive additional payment for the delay of said payment.)

11		Matters relevant to the share options

	(1)	Number of share options attached to the bonds	The number of share options attached to each bond shall be 1, and share options equal to 1 multiplied by the total number of SAKAI share options owned by holders of share options stated or recorded in the SAKAI share option registry at the time immediately preceding effect concerning Bonds with Share Options Prior to Transfer.

	(2)	Issue price of the share options	No payment of money is required in exchange for the share options

	(3)	Type, number and method of calculation of the shares issued for the share options	The number of common shares that shall be issued by the Company or common shares held by the Company that shall be disposed of (hereinafter issuance or disposal of common shares of the Company referred to as “delivery”) in lieu thereof due to a request to exercise the share options (hereinafter referred to as “exercise request”) shall be the maximum number obtained by dividing the total face value of the bonds pertaining to the exercise request by the conversion amount shown in item (4), 2) of this paragraph (however, this shall be the adjusted conversion amount if adjusted pursuant to the provisions of item (5) of this paragraph). However, fractions of shares occurring due to the exercise of the share options shall be rounded down and no cash adjustments shall be made.

(4)	Content, amount and calculation method of property contributed when exercising the share options

1)      The property contributed when exercising the share options shall be the bonds pertaining to the share options, and shall be the same amount as the face value of the said bonds. The bonds used as a contribution when exercising the share options shall reach their redemption date and are extinguished at the same time the exercising of share options takes effect, notwithstanding the provisions of Paragraph 10.

2)      The amount per share used when calculating the number of common shares delivered for the exercise of the share options (hereinafter referred to as the “conversion amount”) shall be the amount obtained by dividing the conversion amount of the Bonds with Share Options Prior to Transfer valid at the time immediately preceding effect by 2 (however, this calculation shall be made in yen to two decimal place, rounding to one decimal place.)

(5)	Adjustment of the conversion amount

1)      The Company shall adjust the conversion amount using the following equation (hereinafter referred to as “conversion amount adjustment equation”) when common shares are delivered or the number of shares issued changes after the allotment of the share options for reasons shown in 2) in this item.

Post-adjustment conversion amount	=	Pre- adjustment conversion amount	x	Number of common shares already issued	+	Number of common shares delivered	x	Amount to be paid-in per share
Market price
				Number of outstanding common shares		+	Number of common shares delivered

(2)    Cases in which the conversion amount is adjusted using the conversion amount adjustment equation and the timing of the application of the adjusted conversion amount are described below.

(i)     The adjusted value when delivering the Company’s common shares for a paid-in amount less than the market price (however, excluding cases of delivery of common shares in exchange for acquisition of shares with put options issued by the Company, or cases based on requests or exercising rights for share options, bonds with share options or other securities or rights able to request the delivery of common shares) shall be applied from the day after the payment date (the final day of the payment period if a payment period has been established for subscription; hereinafter the same), or from the day of allotment to shareholders if applicable.

(ii)    If the Company’s common shares are issued due to a share split or gratis allotment of shares, the adjusted conversion amount shall apply from the day after the share split record date or the day after the record date for granting the right to receive allotment of common shares for the gratis allotment of the Company’s common shares, and from the day after the effective date of allotment if there is no record date for granting the right to receive allotment of common shares for the gratis allotment of the Company’s common shares or if there is allotment of the Company’s shares to shareholders (excluding common shareholders).

(iii)     When issuing shares with put options where that the Company’s common shares in exchange for their acquisition is delivered for an amount less than the market price is stipulated in 4), (ii) of this item is provided in exchange for the acquisition thereof (including gratis allotment), or when issuing share options, bonds with share options or other securities or rights able to request delivery of the Company’s common shares for an amount less than market value (including gratis allotment), the adjusted conversion amount shall be calculated by applying the conversion amount adjustment equation by deeming the Company’s common shares being delivered for the request for the conversion amount or the exercise of all share options, bonds with share options or other securities or rights able to request delivery of the Company’s common shares that have been issued, and this shall apply from the day after the payment date (allotment date for share options and bonds with share options, or effective date for gratis allotment.

            However, if there is a record date for the allotment of said rights, this shall apply from the day after said date.

            Notwithstanding the above, if the consideration for common shares delivered for such request or exercise has not been determined at the time shares with put options, share options, bonds with share options or other securities or rights are issued, the adjusted conversion amount shall be calculated by applying the conversion amount adjustment equation by deeming that the Company’s common shares have been delivered for the requests or exercise of all of the shares with put options, share options, bonds with share options or other securities or rights issued at the time of determination of the consideration, and this shall apply from the day after said consideration has been determined.

(iv)      In the transactions in (i) through (iii) above, when the record date for allotment of said rights is established and the effect of each transaction is conditional upon approval by the general shareholders’ meeting, board of directors or other company organization after said record date, this shall apply from the day after the approval date regardless of the provisions in (i) through (iii) above. In such cases, the Company’s common shares shall be delivered to share option holders who exercise the share options in the period from the day after said record date until the date of approval of said transaction according to the following equation.

Number of shares =	(Pre- adjustment conversion amount	–	Post- adjustment conversion amount)	x	Number of the Company’s common shares delivered during said period for the pre-adjustment conversion amount
Post-adjustment conversion amount

However, fractions of shares occurring due to the exercise of the share options shall be rounded down and no cash adjustments shall be made.

3)      The conversion amount shall not be adjusted if the difference between the pre-adjustment conversion amount and the post-adjustment conversion amount as calculated using the conversion amount adjustment equation is less than 1 yen. However, when calculating the conversion amount due to the occurrence of a subsequent event requiring adjustment of the conversion amount, the amount obtained by deducting this from the pre-adjustment conversion amount may be used instead of the post-adjustment conversion amount in the conversion amount adjustment equation.

4)      Other

(i)     Calculations using the conversion amount adjustment equation shall be rounded to the nearest yen.

(ii)    The market price used in the conversion amount adjustment equation shall be the mean of the closing prices for normal trading of the Company’s common shares on the exchange for 30 trading days (excluding days with no closing price established that day) commencing 45 days before the date the post-adjustment conversion amount applies (however, this shall be the record date in cases under 2), (iv) of this item. In this case, calculation of the mean shall be calculated to two decimal places and rounded to one decimal place.

(iii)     The number of outstanding shares used in the conversion amount adjustment equation shall be the number obtained by deducting the number of the Company’s common shares held by the Company from the number of common shares issued by the Company on the record date if there is such a date or the day one month before the application of the post-adjustment conversion amount if there is no record date. Furthermore, in the cases described under 2), (ii) of this item, the number of common shares delivered used in the conversion amount adjustment equation shall not include the Company’s common shares allotted to common shares held by the Company on the record date.

5) In addition to the adjustment of the conversion amount in 2) of this item, the conversion amount shall be adjusted by the Company as necessary in the following cases.

(i)       When adjustment of the conversion amount is necessary because of consolidation of shares, a merger in which the Company is the surviving company, an absorption-type split in which the Company is the succeeding company (defined in item (11) of this paragraph; the same shall apply hereinafter), or a share exchange in which the Company is the wholly owning parent company.

(ii) When adjustment of the conversion amount is necessary because of other changes or potential changes to the number of common shares issued by the Company.

(iii)     When 2 or more events requiring adjustment of the conversion amount occur and it is necessary to consider the impact of another event for the market price used in the calculation of the post-adjustment conversion amount based on one event.

6)      When adjusting the conversion amount pursuant to the provisions of this item, the Company shall provide prior written notice to the bondholders of the reason, the pre-adjustment conversion price, the post-adjustment conversion price, the date applicable and other necessary information no later than the day before the date of application. However, notice shall be promptly provided after the date of application in cases under 2), (iv) of this item or if it is otherwise not possible to provide the aforementioned notice.

(6)	Period in which the share options can be exercised	This shall be the period from the effective date of the Merger until March 18, 2020 (or the immediately preceding business day if said date is not a business day). However, if the Company forfeits the benefit of time with regard to the bonds, this shall be until when the benefit of time is forfeited.

(7)	Other conditions for exercising the share options	Share options cannot be exercised in part

(8)	Reasons for acquisition of share options and conditions for cancellation thereof	The reasons for acquisition and conditions for acquisition shall not be defined.

(9)	Increase in capital and capital reserve when issuing shares through the exercise of share options	The amount of capital increased when issuing shares through the exercise of share options shall be 1/2 of the limit on capital increases calculated in accordance with the provisions of Article 17 of the Ordinance on Accounting of Companies, and fractions of less than one yen resulting from such calculations shall be rounded up. The amount of capital reserve increased when issuing shares through the exercise of share options shall be the amount obtained by deducting the amount of increased capital from the limit on capital increases.

(10)	Method of requesting the exercise of share options

1)      The Company’s bondholders who wish to request the exercise of share options must present the bonds with share options pertaining to the share options to be exercised on the prescribed exercise request form, state the date of the request and affix their name and seal thereto, and submit this to the location receiving requests for exercise as stated under Paragraph 16 during the exercise request period stated in item (6) of this paragraph.

2)      A bondholder who submits an exercise request form to the location receiving exercise requests may not retract this later.

3)      The exercise request shall take effect from the date the exercise request form arrives at the location receiving exercise requests.

4)      The Company shall deliver shares to share option holders pertaining to the exercise request after the exercise request takes effect by registering an increase in transferred shares in the holding section of the transfer account record in the depositary organization or account management organization specified by the share option holder.

(11)	Delivery of share options in the event of mergers, company splits, share exchanges and share transfers

In the event the Company performs an act in which it becomes a company absorbed in an absorption-type merger, a company consolidated through a consolidation-type merger, a splitting company in an absorption-type split, a splitting company in incorporation-type company split, a wholly owned subsidiary company in a share exchange, or a wholly owned subsidiary company in a share transfer (hereinafter referred to as “act of reorganization”), the Company shall, make its best effort to have the surviving company in an absorption-type merger, the company incorporated through the consolidation-type merger, the succeeding company in an absorption-type split, the company incorporated through the incorporation-type company split, the wholly owning parent company in a share exchange, or the wholly owning parent company in a share transfer (hereinafter referred to as “succeeding company”) deliver share options of the succeeding company to share option holders of the share options remaining immediately before the effective date of the act of reorganization (hereinafter referred to as “remaining share options”) in place of the remaining share options.

1)      Number of share options of the succeeding company newly delivered

This shall be the same number as the number of remaining share options held by the share option holder of the remaining share options.

2)      Type of shares issued for the share options of the succeeding company

These shall be common shares in the succeeding company.

3)      Number of shares issued for the share options of the succeeding company

The number of common shares of the succeeding company delivered through the exercise of the share options of the succeeding company shall be the number obtained by multiplying the number of shares issued for the share options determined in accordance with item (3) of this paragraph by the share allotment ratio determined during the act of reorganization (however, this shall be adjusted rationally as required considering the conditions of the act of reorganization, etc.).

4)      Content, amount and calculation method of property contributed when exercising the share options of the succeeding company

The property contributed when exercising one of the share options of the succeeding company shall be the bonds pertaining to the share options, and shall be the same amount as the face value of the said bonds. The bonds used as a contribution when exercising the share options of the succeeding company shall reach their redemption date and are extinguished at the same time the exercising of share options takes effect, notwithstanding the provisions of Paragraph 10.

5)      Period in which the share options of the succeeding company can be exercised

From the latter of either the commencing date of the exercise period of the share options prescribed in item (6) of this paragraph or the effective date of the act of reorganization until the final day of the exercise period of the share options prescribed in the same item.

6)      Matters relevant to the transfer of share options of the succeeding company

The transfer of share options of the succeeding company shall require the approval of the succeeding company.

12	Special financial provisions (restriction on provision of security)	Only when there is an unredeemed portion of bonds with share options and the Company establishes a security interest on other convertible bonds with share options after the issue of the bonds with share options, a security interest of the same rank shall be established for the bonds with share options in accordance with the Secured Bonds Trust Act. Note that convertible bonds with share options are bonds with share options as prescribed under Article 2 Item 22 of the Companies Act, in which the contribution of the bonds pertaining to the share options when exercising the share options in accordance with Article 236 Paragraph 1 Item 3 of the Companies Act is the content of said share options.

13	Forfeiture of benefit of time	The Company shall forfeit the benefit of time concerning the bonds in the following cases.

(1)      When the Company is in violation of Paragraph 10 or Paragraph 12, and is unable to perform or correct the matter within 30 days of receiving notice from the bondholder of the bonds with share options requesting correction thereof.

(2)      When the company has filed for commencement of bankruptcy proceedings, commencement of civil rehabilitation proceedings, commencement of corporate reorganization proceedings or commencement of special liquidation proceedings, or a resolution to dissolve the Company has been passed by the Company’s board of directors (excluding mergers).

(3)      When an a ruling on commencement of bankruptcy proceedings, a ruling on commencement of civil rehabilitation proceedings a ruling on commencement of corporate reorganization proceedings or an order for commencement of special liquidation proceedings has been received by the Company.

(4)      When confidence in the Company has been seriously harmed due to being subject to filing for execution, provisional seizure, provisional disposition or auction (including public auction) of assets essential for operation of the business, or seizure as disposition of delinquency.

14	Restrictions on transfer	The transfer of bonds with share options shall require the approval of the board of directors.

15	Administrator of redemption payments (redemption payment location)	Management Division, G.taste Co., Ltd.

16	Location receiving exercise requests	Stock Transfer Agency Business Dept., Sumitomo Mitsui Trust Bank, Limited

17	Method of public notice when providing notice to bondholders	Public notices to bondholders of bonds with share options shall be made using the method prescribed by the Company’s Articles of Incorporation. However, the method of directly notifying bondholders of bonds with share options instead of placing a public notice may be used unless otherwise provided for by laws and regulations.

18	Matters relevant to bondholders meetings

(1)     Bondholders meetings for the bonds shall be convened by the Company, and public notice of the holding of the bondholders meeting for the bonds and the items prescribed under the items in Article 719 of the Companies Act shall be made at least three weeks before the date of the meeting using the method prescribed in the preceding paragraph.

(2)     Bondholders meetings for the bonds shall be held in Miyagi prefecture.

(3)     Bondholders holding 1/10 or more of the total amount of the bonds (excluding the redeemed amount) may request that a bondholders meeting for the bonds be held by submitting a document stating the agenda of the meeting and the reason for convocation to the Company.

19	Other

(1)     The Company shall take the necessary steps when necessary to replace terms in the provisions of these guidelines or take other steps due to amendment of the Companies Act or other laws.

(2)     The items above are conditional upon the notification under the Financial Instruments and Exchange Act taking effect.

(3)     In addition to the items specified above, the Company shall leave items required for the issue of the bonds with share options to the discretion of the representative director and president.

Attachment 5

G.taste Co., Ltd.

Class 13 Unsecured Convertible Bonds with Share Options

(With Special Provision for Same Rank between Convertible Bonds with Share Options)

1	Name of bonds

G.taste Co., Ltd. Class 13 Unsecured Convertible Bonds with Share Options

(With Special Provision for Same Rank between Convertible Bonds with Share Options) (hereinafter referred to as the “bonds with share options” where the bond portion is referred to as the “bonds” and the share option portion is referred to as the “share options”.)

2	Total amount of bonds	Of the initial amount of the SAKAI CO., LTD. Class 3 Unsecured Convertible Bonds with Share Options (With Special Provision for Same Rank between Convertible Bonds with Share Options) (hereinafter referred to as “Bonds with Share Options Prior to Transfer”) totaling 300,000,000 yen, the amount that is unredeemed at the time immediately before the merger (hereinafter referred to as the “Merger”) based on the absorption-type merger agreement concluded between the Company, G.networks CO., LTD. and SAKAI CO., LTD. on May 15, 2013 takes effect (hereinafter “time immediately preceding effect”)

3	Amount of each bond	10,000,000 yen

4	Paid-in amount for each bond	98 yen per 100 yen of face value

5	Face amount of Bonds with Share Options

The bonds with share options shall be registered, and no certificates for the bonds with share options shall be issued.

In accordance with the provisions of the main text of Paragraph 2 and the main text of Paragraph 3 of Article 254 of the Companies Act, the bonds and the share options in the bonds with share options may not be transferred separately.

6	Bond interest rate	The bonds shall not accrue interest.

7	Date of allotment of the share options	This shall be the effective date of the Merger.

8	Existence of collateral and guarantees	The bonds with share options are not secured by collateral or guarantees, and these are no particular assets withheld for the bonds with share options.

9		Non-appointment of a bond administrator	The bonds with share options meet the requirements under the proviso of Article 702 of the Companies Act and Article 169 of the Ordinance for Enforcement of the Companies Act, and no bond administrator has been appointed.

10		Method and date of redemption	An amount of 100 yen per 100 yen of face value of the bonds shall be redeemed on March 18, 2020 (hereinafter referred to as “redemption date”) (however, if the redemption date is not a bank business day in Japan (hereinafter referred to as “business day”), the bondholders of the bonds with share options are unable to receive payment of the amount to be paid on the redemption date until the immediately following business day, and shall not have the right to receive additional payment for the delay of said payment.)

11		Matters relevant to the share options

	(1)	Number of share options attached to the bonds	The number of share options attached to each bond shall be 1, and share options equal to 1 multiplied by the total number of SAKAI share options owned by holders of share options stated or recorded in the SAKAI share option registry at the time immediately preceding effect concerning Bonds with Share Options Prior to Transfer.

	(2)	Issue price of the share options	No payment of money is required in exchange for the share options

	(3)	Type, number and method of calculation of the shares issued for the share options	The number of common shares that shall be issued by the Company or common shares held by the Company that shall be disposed of (hereinafter issuance or disposal of common shares of the Company referred to as “delivery”) in lieu thereof due to a request to exercise the share options (hereinafter referred to as “exercise request”) shall be the maximum number obtained by dividing the total face value of the bonds pertaining to the exercise request by the conversion amount shown in item (4), 2) of this paragraph (however, this shall be the adjusted conversion amount if adjusted pursuant to the provisions of item (5) of this paragraph). However, fractions of shares occurring due to the exercise of the share options shall be rounded down and no cash adjustments shall be made.

(4)	Content, amount and calculation method of property contributed when exercising the share options

1)      The property contributed when exercising the share options shall be the bonds pertaining to the share options, and shall be the same amount as the face value of the said bonds. The bonds used as a contribution when exercising the share options shall reach their redemption date and are extinguished at the same time the exercising of share options takes effect, notwithstanding the provisions of Paragraph 10.

2)      The amount per share used when calculating the number of common shares delivered for the exercise of the share options (hereinafter referred to as the “conversion amount”) shall be the amount obtained by dividing the conversion amount of the Bonds with Share Options Prior to Transfer valid at the time immediately preceding effect by 2 (however, this calculation shall be made in yen to two decimal place, rounding to one decimal place.)

(5)	Adjustment of the conversion amount

1)      The Company shall adjust the conversion amount using the following equation (hereinafter referred to as “conversion amount adjustment equation”) when common shares are delivered or the number of shares issued changes after the allotment of the share options for reasons shown in 2) in this item.

Post-adjustment conversion amount	=	Pre- adjustment conversion amount	x	Number of common shares already issued	+	Number of common shares delivered	x	Amount to be paid-in per share
Market price
				Number of outstanding common shares		+	Number of common shares delivered

(2)    Cases in which the conversion amount is adjusted using the conversion amount adjustment equation and the timing of the application of the adjusted conversion amount are described below.

(i)     The adjusted value when delivering the Company’s common shares for a paid-in amount less than the market price (however, excluding cases of delivery of common shares in exchange for acquisition of shares with put options issued by the Company, or cases based on requests or exercising rights for share options, bonds with share options or other securities or rights able to request the delivery of common shares) shall be applied from the day after the payment date (the final day of the payment period if a payment period has been established for subscription; hereinafter the same), or from the day of allotment to shareholders if applicable.

(ii)    If the Company’s common shares are issued due to a share split or gratis allotment of shares, the adjusted conversion amount shall apply from the day after the share split record date or the day after the record date for granting the right to receive allotment of common shares for the gratis allotment of the Company’s common shares, and from the day after the effective date of allotment if there is no record date for granting the right to receive allotment of common shares for the gratis allotment of the Company’s common shares or if there is allotment of the Company’s shares to shareholders (excluding common shareholders).

(iii)   When issuing shares with put options where that the Company’s common shares in exchange for their acquisition is delivered for an amount less than the market price is stipulated in 4), (ii) of this item is provided in exchange for the acquisition thereof (including gratis allotment), or when issuing share options, bonds with share options or other securities or rights able to request delivery of the Company’s common shares for an amount less than market value (including gratis allotment), the adjusted conversion amount shall be calculated by applying the conversion amount adjustment equation by deeming the Company’s common shares being delivered for the request for the conversion amount or the exercise of all share options, bonds with share options or other securities or rights able to request delivery of the Company’s common shares that have been issued, and this shall apply from the day after the payment date (allotment date for share options and bonds with share options, or effective date for gratis allotment.

However, if there is a record date for the allotment of said rights, this shall apply from the day after said date.

Notwithstanding the above, if the consideration for common shares delivered for such request or exercise has not been determined at the time shares with put options, share options, bonds with share options or other securities or rights are issued, the adjusted conversion amount shall be calculated by applying the conversion amount adjustment equation by deeming that the Company’s common shares have been delivered for the requests or exercise of all of the shares with put options, share options, bonds with share options or other securities or rights issued at the time of determination of the consideration, and this shall apply from the day after said consideration has been determined.

(iv)    In the transactions in (i) through (iii) above, when the record date for allotment of said rights is established and the effect of each transaction is conditional upon approval by the general shareholders’ meeting, board of directors or other company organization after said record date, this shall apply from the day after the approval date regardless of the provisions in (i) through (iii) above. In such cases, the Company’s common shares shall be delivered to share option holders who exercise the share options in the period from the day after said record date until the date of approval of said transaction according to the following equation.

Number of shares =	(Pre-adjustment conversion amount	–	Post- adjustment conversion amount)	x	Number of the Company’s common shares delivered during said period for the pre-adjustment conversion amount
Post-adjustment conversion amount

However, fractions of shares occurring due to the exercise of the share options shall be rounded down and no cash adjustments shall be made.

3)      The conversion amount shall not be adjusted if the difference between the pre-adjustment conversion amount and the post-adjustment conversion amount as calculated using the conversion amount adjustment equation is less than 1 yen. However, when calculating the conversion amount due to the occurrence of a subsequent event requiring adjustment of the conversion amount, the amount obtained by deducting this from the pre-adjustment conversion amount may be used instead of the post-adjustment conversion amount in the conversion amount adjustment equation.

4)      Other

(i)     Calculations using the conversion amount adjustment equation shall be rounded to the nearest yen.

(ii)    The market price used in the conversion amount adjustment equation shall be the mean of the closing prices for normal trading of the Company’s common shares on the exchange for 30 trading days (excluding days with no closing price established that day) commencing 45 days before the date the post-adjustment conversion amount applies (however, this shall be the record date in cases under 2), (iv) of this item. In this case, calculation of the mean shall be calculated to two decimal places and rounded to one decimal place.

(iii)   The number of outstanding shares used in the conversion amount adjustment equation shall be the number obtained by deducting the number of the Company’s common shares held by the Company from the number of common shares issued by the Company on the record date if there is such a date or the day one month before the application of the post-adjustment conversion amount if there is no record date. Furthermore, in the cases described under 2), (ii) of this item, the number of common shares delivered used in the conversion amount adjustment equation shall not include the Company’s common shares allotted to common shares held by the Company on the record date.

5)	In addition to the adjustment of the conversion amount in 2) of this item, the conversion amount shall be adjusted by the Company as necessary in the following cases.

(i)     When adjustment of the conversion amount is necessary because of consolidation of shares, a merger in which the Company is the surviving company, an absorption-type split in which the Company is the succeeding company (defined in item (11) of this paragraph; the same shall apply hereinafter), or a share exchange in which the Company is the wholly owning parent company.

(ii) When adjustment of the conversion amount is necessary because of other changes or potential changes to the number of common shares issued by the Company.

(iii)   When 2 or more events requiring adjustment of the conversion amount occur and it is necessary to consider the impact of another event for the market price used in the calculation of the post-adjustment conversion amount based on one event.

6)	When adjusting the conversion amount pursuant to the provisions of this item, the Company shall provide prior written notice to the bondholders of the reason, the pre-adjustment conversion price, the post-adjustment conversion price, the date applicable and other necessary information no later than the day before the date of application. However, notice shall be promptly provided after the date of application in cases under 2), (iv) of this item or if it is otherwise not possible to provide the aforementioned notice.

(6)	Period in which the share options can be exercised	This shall be the period from the effective date of the Merger until March 18, 2020 (or the immediately preceding business day if said date is not a business day). However, if the Company forfeits the benefit of time with regard to the bonds, this shall be until when the benefit of time is forfeited.

(7)	Other conditions for exercising the share options

1)      Share options cannot be exercised in part

2)      Share options cannot be exercised where the voting ratio of the shares issued by the Company or the succeeding company and held by G. communications Co., Ltd. or the succeeding company (excluding shares held through a third party) would become less than 40% due to the exercise of the Share options.

(8)	Reasons for acquisition of share options and conditions for cancellation thereof	The reasons for acquisition and conditions for acquisition shall not be defined.

(9)	Increase in capital and capital reserve when issuing shares through the exercise of share options	The amount of capital increased when issuing shares through the exercise of share options shall be 1/2 of the limit on capital increases calculated in accordance with the provisions of Article 17 of the Ordinance on Accounting of Companies, and fractions of less than one yen resulting from such calculations shall be rounded up. The amount of capital reserve increased when issuing shares through the exercise of share options shall be the amount obtained by deducting the amount of increased capital from the limit on capital increases.

(10)	Method of requesting the exercise of share options

1)      The Company’s bondholders who wish to request the exercise of share options must present the bonds with share options pertaining to the share options to be exercised on the prescribed exercise request form, state the date of the request and affix their name and seal thereto, and submit this to the location receiving requests for exercise as stated under Paragraph 16 during the exercise request period stated in item (6) of this paragraph.

2)      A bondholder who submits an exercise request form to the location receiving exercise requests may not retract this later.

3)      The exercise request shall take effect from the date the exercise request form arrives at the location receiving exercise requests.

4)      The Company shall deliver shares to share option holders pertaining to the exercise request after the exercise request takes effect by registering an increase in transferred shares in the holding section of the transfer account record in the depositary organization or account management organization specified by the share option holder.

(11)	Delivery of share options in the event of mergers, company splits, share exchanges and share transfers	In the event the Company performs an act in which it becomes a company absorbed in an absorption-type merger, a company consolidated through a consolidation-type merger, a splitting company in an absorption-type split, a splitting company in incorporation-type company split, a wholly owned subsidiary company in a share exchange, or a wholly owned subsidiary company in a share transfer (hereinafter referred to as “act of reorganization”), the Company shall, make its best effort to have the surviving company in an absorption-type merger, the company incorporated through the consolidation-type merger, the succeeding company in an absorption-type split, the company incorporated through the incorporation-type company split, the wholly owning parent company in a share exchange, or the wholly owning parent company in a share transfer (hereinafter referred to as “succeeding company”) deliver share options of the succeeding company to share option holders of the share options remaining immediately before the effective date of the act of reorganization (hereinafter referred to as “remaining share options”) in place of the remaining share options.

1)      Number of share options of the succeeding company newly delivered

This shall be the same number as the number of remaining share options held by the share option holder of the remaining share options.

2) Type of shares issued for the share options of the succeeding company These shall be common shares in the succeeding company.

3)      Number of shares issued for the share options of the succeeding company

The number of common shares of the succeeding company delivered through the exercise of the share options of the succeeding company shall be the number obtained by multiplying the number of shares issued for the share options determined in accordance with item (3) of this paragraph by the share allotment ratio determined during the act of reorganization (however, this shall be adjusted rationally as required considering the conditions of the act of reorganization, etc.).

4)      Content, amount and calculation method of property contributed when exercising the share options of the succeeding company

The property contributed when exercising one of the share options of the succeeding company shall be the bonds pertaining to the share options, and shall be the same amount as the face value of the said bonds. The bonds used as a contribution when exercising the share options of the succeeding company shall reach their redemption date and are extinguished at the same time the exercising of share options takes effect, notwithstanding the provisions of Paragraph 10.

5)      Period in which the share options of the succeeding company can be exercised

From the latter of either the commencing date of the exercise period of the share options prescribed in item (6) of this paragraph or the effective date of the act of reorganization until the final day of the exercise period of the share options prescribed in the same item.

6)      Matters relevant to the transfer of share options of the succeeding company

The transfer of share options of the succeeding company shall require the approval of the succeeding company.

12	Special financial provisions (restriction on provision of security)	Only when there is an unredeemed portion of bonds with share options and the Company establishes a security interest on other convertible bonds with share options after the issue of the bonds with share options, a security interest of the same rank shall be established for the bonds with share options in accordance with the Secured Bonds Trust Act. Note that convertible bonds with share options are bonds with share options as prescribed under Article 2 Item 22 of the Companies Act, in which the contribution of the bonds pertaining to the share options when exercising the share options in accordance with Article 236 Paragraph 1 Item 3 of the Companies Act is the content of said share options.

13	Forfeiture of benefit of time

The Company shall forfeit the benefit of time concerning the bonds in the following cases.

(1)    When the Company is in violation of Paragraph 10 or Paragraph 12, and is unable to perform or correct the matter within 30 days of receiving notice from the bondholder of the bonds with share options requesting correction thereof.

(2)    When the company has filed for commencement of bankruptcy proceedings, commencement of civil rehabilitation proceedings, commencement of corporate reorganization proceedings or commencement of special liquidation proceedings, or a resolution to dissolve the Company has been passed by the Company’s board of directors (excluding mergers).

(3)    When an a ruling on commencement of bankruptcy proceedings, a ruling on commencement of civil rehabilitation proceedings a ruling on commencement of corporate reorganization proceedings or an order for commencement of special liquidation proceedings has been received by the Company.

(4)    When confidence in the Company has been seriously harmed due to being subject to filing for execution, provisional seizure, provisional disposition or auction (including public auction) of assets essential for operation of the business, or seizure as disposition of delinquency.

14	Restrictions on transfer	The transfer of bonds with share options shall require the approval of the board of directors.

15	Administrator of redemption payments (redemption payment location)	Management Division, G.taste Co., Ltd.

16	Location receiving exercise requests	Stock Transfer Agency Business Dept., Sumitomo Mitsui Trust Bank, Limited

17	Method of public notice when providing notice to bondholders	Public notices to bondholders of bonds with share options shall be made using the method prescribed by the Company’s Articles of Incorporation. However, the method of directly notifying bondholders of bonds with share options instead of placing a public notice may be used unless otherwise provided for by laws and regulations.

18	Matters relevant to bondholders meetings

(1)     Bondholders meetings for the bonds shall be convened by the Company, and public notice of the holding of the bondholders meeting for the bonds and the items prescribed under the items in Article 719 of the Companies Act shall be made at least three weeks before the date of the meeting using the method prescribed in the preceding paragraph.

(2)     Bondholders meetings for the bonds shall be held in Miyagi prefecture.

(3)     Bondholders holding 1/10 or more of the total amount of the bonds (excluding the redeemed amount) may request that a bondholders meeting for the bonds be held by submitting a document stating the agenda of the meeting and the reason for convocation to the Company.

19	Other

(1)     The Company shall take the necessary steps when necessary to replace terms in the provisions of these guidelines or take other steps due to amendment of the Companies Act or other laws.

(2)     The items above are conditional upon the notification under the Financial Instruments and Exchange Act taking effect.

(3)     In addition to the items specified above, the Company shall leave items required for the issue of the bonds with share options to the discretion of the representative director and president.

Attachment 6

G.taste Co., Ltd.

Class 14 Unsecured Convertible Bonds with Share Options

(With Special Provision for Same Rank between Convertible Bonds with Share Options)

1	Name of bonds

G.taste Co., Ltd. Class 14 Unsecured Convertible Bonds with Share Options

(With Special Provision for Same Rank between Convertible Bonds with Share Options) (hereinafter referred to as the “bonds with share options” where the bond portion is referred to as the “bonds” and the share option portion is referred to as the “share options”.)

2	Total amount of bonds	Of the initial amount of the SAKAI CO., LTD. Class 4 Unsecured Convertible Bonds with Share Options (With Special Provision for Same Rank between Convertible Bonds with Share Options) (hereinafter referred to as “Bonds with Share Options Prior to Transfer”) totaling 300,000,000 yen, the amount that is unredeemed at the time immediately before the merger (hereinafter referred to as the “Merger”) based on the absorption-type merger agreement concluded between the Company, G.networks CO., LTD. and SAKAI CO., LTD. on May 15, 2013 takes effect (hereinafter “time immediately preceding effect”)

3	Amount of each bond	10,000,000 yen

4	Paid-in amount for each bond	98 yen per 100 yen of face value

5	Face amount of Bonds with Share Options

The bonds with share options shall be registered, and no certificates for the bonds with share options shall be issued.

In accordance with the provisions of the main text of Paragraph 2 and the main text of Paragraph 3 of Article 254 of the Companies Act, the bonds and the share options in the bonds with share options may not be transferred separately.

6	Bond interest rate	The bonds shall not accrue interest.

7	Date of allotment of the share options	This shall be the effective date of the Merger.

8	Existence of collateral and guarantees	The bonds with share options are not secured by collateral or guarantees, and these are no particular assets withheld for the bonds with share options.

9		Non-appointment of a bond administrator	The bonds with share options meet the requirements under the proviso of Article 702 of the Companies Act and Article 169 of the Ordinance for Enforcement of the Companies Act, and no bond administrator has been appointed.

10		Method and date of redemption	An amount of 100 yen per 100 yen of face value of the bonds shall be redeemed on March 18, 2020 (hereinafter referred to as “redemption date”) (however, if the redemption date is not a bank business day in Japan (hereinafter referred to as “business day”), the bondholders of the bonds with share options are unable to receive payment of the amount to be paid on the redemption date until the immediately following business day, and shall not have the right to receive additional payment for the delay of said payment.)

11		Matters relevant to the share options

	(1)	Number of share options attached to the bonds	The number of share options attached to each bond shall be 1, and share options equal to 1 multiplied by the total number of SAKAI share options owned by holders of share options stated or recorded in the SAKAI share option registry at the time immediately preceding effect concerning Bonds with Share Options Prior to Transfer.

	(2)	Issue price of the share options	No payment of money is required in exchange for the share options

	(3)	Type, number and method of calculation of the shares issued for the share options	The number of common shares that shall be issued by the Company or common shares held by the Company that shall be disposed of (hereinafter issuance or disposal of common shares of the Company referred to as “delivery”) in lieu thereof due to a request to exercise the share options (hereinafter referred to as “exercise request”) shall be the maximum number obtained by dividing the total face value of the bonds pertaining to the exercise request by the conversion amount shown in item (4), 2) of this paragraph (however, this shall be the adjusted conversion amount if adjusted pursuant to the provisions of item (5) of this paragraph). However, fractions of shares occurring due to the exercise of the share options shall be rounded down and no cash adjustments shall be made.

(4)	Content, amount and calculation method of property contributed when exercising the share options

1)      The property contributed when exercising the share options shall be the bonds pertaining to the share options, and shall be the same amount as the face value of the said bonds. The bonds used as a contribution when exercising the share options shall reach their redemption date and are extinguished at the same time the exercising of share options takes effect, notwithstanding the provisions of Paragraph 10.

2)      The amount per share used when calculating the number of common shares delivered for the exercise of the share options (hereinafter referred to as the “conversion amount”) shall be the amount obtained by dividing the conversion amount of the Bonds with Share Options Prior to Transfer valid at the time immediately preceding effect by 2 (however, this calculation shall be made in yen to two decimal place, rounding to one decimal place.)

(5)	Adjustment of the conversion amount

1)      The Company shall adjust the conversion amount using the following equation (hereinafter referred to as “conversion amount adjustment equation”) when common shares are delivered or the number of shares issued changes after the allotment of the share options for reasons shown in 2) in this item.

Post-adjustment conversion amount	=	Pre- adjustment conversion amount	x	Number of common shares already issued	+	Number of common shares delivered	x	Amount to be paid-in per share
Market price
				Number of outstanding common shares		+	Number of common shares delivered

(2)    Cases in which the conversion amount is adjusted using the conversion amount adjustment equation and the timing of the application of the adjusted conversion amount are described below.

(i)     The adjusted value when delivering the Company’s common shares for a paid-in amount less than the market price (however, excluding cases of delivery of common shares in exchange for acquisition of shares with put options issued by the Company, or cases based on requests or exercising rights for share options, bonds with share options or other securities or rights able to request the delivery of common shares) shall be applied from the day after the payment date (the final day of the payment period if a payment period has been established for subscription; hereinafter the same), or from the day of allotment to shareholders if applicable.

(ii)    If the Company’s common shares are issued due to a share split or gratis allotment of shares, the adjusted conversion amount shall apply from the day after the share split record date or the day after the record date for granting the right to receive allotment of common shares for the gratis allotment of the Company’s common shares, and from the day after the effective date of allotment if there is no record date for granting the right to receive allotment of common shares for the gratis allotment of the Company’s common shares or if there is allotment of the Company’s shares to shareholders (excluding common shareholders).

(iii)   When issuing shares with put options where that the Company’s common shares in exchange for their acquisition is delivered for an amount less than the market price is stipulated in 4), (ii) of this item is provided in exchange for the acquisition thereof (including gratis allotment), or when issuing share options, bonds with share options or other securities or rights able to request delivery of the Company’s common shares for an amount less than market value (including gratis allotment), the adjusted conversion amount shall be calculated by applying the conversion amount adjustment equation by deeming the Company’s common shares being delivered for the request for the conversion amount or the exercise of all share options, bonds with share options or other securities or rights able to request delivery of the Company’s common shares that have been issued, and this shall apply from the day after the payment date (allotment date for share options and bonds with share options, or effective date for gratis allotment.

          However, if there is a record date for the allotment of said rights, this shall apply from the day after said date.

          Notwithstanding the above, if the consideration for common shares delivered for such request or exercise has not been determined at the time shares with put options, share options, bonds with share options or other securities or rights are issued, the adjusted conversion amount shall be calculated by applying the conversion amount adjustment equation by deeming that the Company’s common shares have been delivered for the requests or exercise of all of the shares with put options, share options, bonds with share options or other securities or rights issued at the time of determination of the consideration, and this shall apply from the day after said consideration has been determined.

(iv)   In the transactions in (i) through (iii) above, when the record date for allotment of said rights is established and the effect of each transaction is conditional upon approval by the general shareholders’ meeting, board of directors or other company organization after said record date, this shall apply from the day after the approval date regardless of the provisions in (i) through (iii) above. In such cases, the Company’s common shares shall be delivered to share option holders who exercise the share options in the period from the day after said record date until the date of approval of said transaction according to the following equation.

Number of shares =	(Pre- adjustment conversion amount	–	Post- adjustment conversion amount)	x	Number of the Company’s common shares delivered during said period for the pre-adjustment conversion amount
Post-adjustment conversion amount

However, fractions of shares occurring due to the exercise of the share options shall be rounded down and no cash adjustments shall be made.

3)      The conversion amount shall not be adjusted if the difference between the pre-adjustment conversion amount and the post-adjustment conversion amount as calculated using the conversion amount adjustment equation is less than 1 yen. However, when calculating the conversion amount due to the occurrence of a subsequent event requiring adjustment of the conversion amount, the amount obtained by deducting this from the pre-adjustment conversion amount may be used instead of the post-adjustment conversion amount in the conversion amount adjustment equation.

4)      Other

(i)     Calculations using the conversion amount adjustment equation shall be rounded to the nearest yen.

(ii)    The market price used in the conversion amount adjustment equation shall be the mean of the closing prices for normal trading of the Company’s common shares on the exchange for 30 trading days (excluding days with no closing price established that day) commencing 45 days before the date the post-adjustment conversion amount applies (however, this shall be the record date in cases under 2), (iv) of this item. In this case, calculation of the mean shall be calculated to two decimal places and rounded to one decimal place.

(iii)     The number of outstanding shares used in the conversion amount adjustment equation shall be the number obtained by deducting the number of the Company’s common shares held by the Company from the number of common shares issued by the Company on the record date if there is such a date or the day one month before the application of the post-adjustment conversion amount if there is no record date. Furthermore, in the cases described under 2), (ii) of this item, the number of common shares delivered used in the conversion amount adjustment equation shall not include the Company’s common shares allotted to common shares held by the Company on the record date.

5) In addition to the adjustment of the conversion amount in 2) of this item, the conversion amount shall be adjusted by the Company as necessary in the following cases.

(i)       When adjustment of the conversion amount is necessary because of consolidation of shares, a merger in which the Company is the surviving company, an absorption-type split in which the Company is the succeeding company (defined in item (11) of this paragraph; the same shall apply hereinafter), or a share exchange in which the Company is the wholly owning parent company.

(ii) When adjustment of the conversion amount is necessary because of other changes or potential changes to the number of common shares issued by the Company.

(iii)     When 2 or more events requiring adjustment of the conversion amount occur and it is necessary to consider the impact of another event for the market price used in the calculation of the post-adjustment conversion amount based on one event.

6)      When adjusting the conversion amount pursuant to the provisions of this item, the Company shall provide prior written notice to the bondholders of the reason, the pre-adjustment conversion price, the post-adjustment conversion price, the date applicable and other necessary information no later than the day before the date of application. However, notice shall be promptly provided after the date of application in cases under 2), (iv) of this item or if it is otherwise not possible to provide the aforementioned notice.

(6)	Period in which the share options can be exercised	This shall be the period from March 18, 2014 until March 18, 2020 (or the immediately preceding business day if said date is not a business day). However, if the Company forfeits the benefit of time with regard to the bonds, this shall be until when the benefit of time is forfeited.

(7)	Other conditions for exercising the share options

1)      Share options cannot be exercised in part

2)      Share options cannot be exercised where the voting ratio of the shares issued by the Company or the succeeding company and held by G.communications Co., Ltd. or the succeeding company (excluding shares held through a third party) would become less than 40% due to the exercise of the Share options.

(8)	Reasons for acquisition of share options and conditions for cancellation thereof	The reasons for acquisition and conditions for acquisition shall not be defined.

(9)	Increase in capital and capital reserve when issuing shares through the exercise of share options	The amount of capital increased when issuing shares through the exercise of share options shall be 1/2 of the limit on capital increases calculated in accordance with the provisions of Article 17 of the Ordinance on Accounting of Companies, and fractions of less than one yen resulting from such calculations shall be rounded up. The amount of capital reserve increased when issuing shares through the exercise of share options shall be the amount obtained by deducting the amount of increased capital from the limit on capital increases.

(10)	Method of requesting the exercise of share options

1)      The Company’s bondholders who wish to request the exercise of share options must present the bonds with share options pertaining to the share options to be exercised on the prescribed exercise request form, state the date of the request and affix their name and seal thereto, and submit this to the location receiving requests for exercise as stated under Paragraph 16 during the exercise request period stated in item (6) of this paragraph.

2)      A bondholder who submits an exercise request form to the location receiving exercise requests may not retract this later.

3)      The exercise request shall take effect from the date the exercise request form arrives at the location receiving exercise requests.

4)      The Company shall deliver shares to share option holders pertaining to the exercise request after the exercise request takes effect by registering an increase in transferred shares in the holding section of the transfer account record in the depositary organization or account management organization specified by the share option holder.

(11)	Delivery of share options in the event of mergers, company splits, share exchanges and share transfers

In the event the Company performs an act in which it becomes a company absorbed in an absorption-type merger, a company consolidated through a consolidation-type merger, a splitting company in an absorption-type split, a splitting company in incorporation-type company split, a wholly owned subsidiary company in a share exchange, or a wholly owned subsidiary company in a share transfer (hereinafter referred to as “act of reorganization”), the Company shall, make its best effort to have the surviving company in an absorption-type merger, the company incorporated through the consolidation-type merger, the succeeding company in an absorption-type split, the company incorporated through the incorporation-type company split, the wholly owning parent company in a share exchange, or the wholly owning parent company in a share transfer (hereinafter referred to as “succeeding company”) deliver share options of the succeeding company to share option holders of the share options remaining immediately before the effective date of the act of reorganization (hereinafter referred to as “remaining share options”) in place of the remaining share options.

1)      Number of share options of the succeeding company newly delivered

This shall be the same number as the number of remaining share options held by the share option holder of the remaining share options.

2)      Type of shares issued for the share options of the succeeding company

These shall be common shares in the succeeding company.

3)      Number of shares issued for the share options of the succeeding company

The number of common shares of the succeeding company delivered through the exercise of the share options of the succeeding company shall be the number obtained by multiplying the number of shares issued for the share options determined in accordance with item (3) of this paragraph by the share allotment ratio determined during the act of reorganization (however, this shall be adjusted rationally as required considering the conditions of the act of reorganization, etc.).

4)      Content, amount and calculation method of property contributed when exercising the share options of the succeeding company

The property contributed when exercising one of the share options of the succeeding company shall be the bonds pertaining to the share options, and shall be the same amount as the face value of the said bonds. The bonds used as a contribution when exercising the share options of the succeeding company shall reach their redemption date and are extinguished at the same time the exercising of share options takes effect, notwithstanding the provisions of Paragraph 10.

5)      Period in which the share options of the succeeding company can be exercised

From the latter of either the commencing date of the exercise period of the share options prescribed in item (6) of this paragraph or the effective date of the act of reorganization until the final day of the exercise period of the share options prescribed in the same item.

6)      Matters relevant to the transfer of share options of the succeeding company

The transfer of share options of the succeeding company shall require the approval of the succeeding company.

12	Special financial provisions (restriction on provision of security)	Only when there is an unredeemed portion of bonds with share options and the Company establishes a security interest on other convertible bonds with share options after the issue of the bonds with share options, a security interest of the same rank shall be established for the bonds with share options in accordance with the Secured Bonds Trust Act. Note that convertible bonds with share options are bonds with share options as prescribed under Article 2 Item 22 of the Companies Act, in which the contribution of the bonds pertaining to the share options when exercising the share options in accordance with Article 236 Paragraph 1 Item 3 of the Companies Act is the content of said share options.

13	Forfeiture of benefit of time

The Company shall forfeit the benefit of time concerning the bonds in the following cases.

(1)    When the Company is in violation of Paragraph 10 or Paragraph 12, and is unable to perform or correct the matter within 30 days of receiving notice from the bondholder of the bonds with share options requesting correction thereof.

(2)    When the company has filed for commencement of bankruptcy proceedings, commencement of civil rehabilitation proceedings, commencement of corporate reorganization proceedings or commencement of special liquidation proceedings, or a resolution to dissolve the Company has been passed by the Company’s board of directors (excluding mergers).

(3)    When an a ruling on commencement of bankruptcy proceedings, a ruling on commencement of civil rehabilitation proceedings a ruling on commencement of corporate reorganization proceedings or an order for commencement of special liquidation proceedings has been received by the Company.

(4)    When confidence in the Company has been seriously harmed due to being subject to filing for execution, provisional seizure, provisional disposition or auction (including public auction) of assets essential for operation of the business, or seizure as disposition of delinquency.

14	Restrictions on transfer	The transfer of bonds with share options shall require the approval of the board of directors.

15	Administrator of redemption payments (redemption payment location)	Management Division, G.taste Co., Ltd.

16	Location receiving exercise requests	Stock Transfer Agency Business Dept., Sumitomo Mitsui Trust Bank, Limited

17	Method of public notice when providing notice to bondholders	Public notices to bondholders of bonds with share options shall be made using the method prescribed by the Company’s Articles of Incorporation. However, the method of directly notifying bondholders of bonds with share options instead of placing a public notice may be used unless otherwise provided for by laws and regulations.

18	Matters relevant to bondholders meetings

(1)     Bondholders meetings for the bonds shall be convened by the Company, and public notice of the holding of the bondholders meeting for the bonds and the items prescribed under the items in Article 719 of the Companies Act shall be made at least three weeks before the date of the meeting using the method prescribed in the preceding paragraph.

(2)     Bondholders meetings for the bonds shall be held in Miyagi prefecture.

(3)     Bondholders holding 1/10 or more of the total amount of the bonds (excluding the redeemed amount) may request that a bondholders meeting for the bonds be held by submitting a document stating the agenda of the meeting and the reason for convocation to the Company.

19	Other

(1)     The Company shall take the necessary steps when necessary to replace terms in the provisions of these guidelines or take other steps due to amendment of the Companies Act or other laws.

(2)     The items above are conditional upon the notification under the Financial Instruments and Exchange Act taking effect.

(3)     In addition to the items specified above, the Company shall leave items required for the issue of the bonds with share options to the discretion of the representative director and president.

Item 2 - Partial amendment of the Articles of Incorporation

1.Reason for amendment

The Company, as per Agenda Item 1 “Approval for an absorption-type merger agreement in which the Company shall remain the surviving entity, and whereby G.networks CO., LTD. and SAKAI CO., LTD. will cease to exist”, shall enter into an absorption-type merger on August 1, 2013 (scheduled). Accompanying this merger, in order to deal with a diversification of business, based on future business roll-out and the capital policy, we will make additions and changes to the purpose of the business in the Article 2 (Purpose) of the current Articles of Incorporation, and will newly create Article 30 (Organization determining dividends from surplus) and Article 32 (Interim dividends) in the Articles of Incorporation.

Moreover, since the Company will issue new ordinary shares on the effective date of the present manager, we will change the total number of issuable shares given in the Article 6 (Total number of issuable shares) in the current Articles of Incorporation from the current 120,000,000 to 673,483,936.

We will also make other necessary changes, such as changing the article numbers accompanying the addition of articles and paragraphs.

2. Details of changes

The details of changes are as follows.

Current Articles of Incorporation	Proposed change

Article 1 (Text omitted) Article 2 (Purpose)	Article 1 (Unchanged) Article 2 (Purpose)

The purpose of the Company is to conduct the following businesses.	The purpose of the Company is to conduct the following businesses.

(1) – (3) (Text omitted)	(1) – (3) (Unchanged)

(4) Import, export, processing, storage and sale of marine products and seafood	(4) Importing and exporting operations, processing, storage and sale of foodstuffs

(5) – (17) (Text omitted)	(5) – (17) (Unchanged)

(New)	(18) Manufacture and sale of materials and products for food service industry

(19) Sale of machinery and equipment for food service industry

(20) Management of accommodation facilities such as hotels and Japanese inns, and bathing facilities such as public baths

• Manufacture and sale of various confectionery and cooked foods • Operations related to life insurance solicitation • Planning and management of events

•   Planning, design, supervision, contracting and consulting for construction work

•   Travel agency operations

•   Publishing and printing business

•   Advertising agency business

•   Software development and sales

•   Creation of computer input and output data

•   Sale and repair of automobiles

•   Management and operation of private academies

•   Operation of English conversation schools and English training facilities in Japan and Overseas, and opening operation of facilities for instruction of other languages and training Japanese language teachers

•   Sale of fresh foods and processed foods

•   Sale of tobacco, toys, apparel and daily necessities

(18) All operations associated with the preceding items

•   Leasing, rental, sale and maintenance management of kitchen equipment, air conditioners, store equipment, fixtures and fittings

•   Sale of computers and peripherals

•   Provision of administrative and wage accounting services

•   All operations associated with the preceding items

Article 3 – Article 5 (Text omitted)	Article 3 – Article 5 (Unchanged)

Article 6 (Number of Authorized Shares) The number of shares able to be issued by the Company is 120,000,000.	Article 6 (Number of Authorized Shares) The number of shares able to be issued by the Company is 673,483,936.

Article 7 – Article 29 (Text omitted)	Article 7 – Article 29 (Unchanged)

(New)

Article 30 (Organ Determining the Dividends of Surplus)

The Company shall determine the dividends of surplus in accordance with Article 459 Paragraph 1 of Companies Act by resolution of the Board of Directors without requiring a resolution of the general shareholders’ meeting except when otherwise stipulated by law.

Article 30 (Dividends of Surplus)

1. By resolution of the general shareholders’ meeting, the Company may provide a year-end dividend to shareholders and registered pledgees of shares in the shareholder registry on the last day of each business year.

2. In addition to the preceding paragraph, by resolution of the Board of Directors, the Company may provide an interim dividend to shareholders and registered pledgees of shares in the shareholder registry as of September 30 each year.

Article 31 (Record Date for Dividends of Surplus)

The Company may provide a year-end dividend to shareholders and registered pledgees of shares in the shareholder registry as of the last day of each business year.

(Deleted)

(New)

Article 32 (Interim Dividends)

In addition to the preceding article, by resolution of the Board of Directors, the Company may provide an interim dividend to shareholders and registered pledgees of shares in the shareholder registry as of September 30 each year.

Article 31 (Text omitted)	Article 33 (Unchanged)

Item 3-Reduction of capital and capital reserve

1. Reason for reduction of capital and capital reserve

As per Agenda Item 1, the Company is planning for sustainable growth and to maximize its company value through integration of the management resources of the Company, G.networks CO., LTD., and SAKAI CO., LTD., by a merger of the three companies on August 1, 2013. The aim of the present reduction of the capital and capital reserve is to ensure the flexibility and ability of the Company’s capital policy following the merger.

2. Overview of the reduction of capital

(1) The capital shall be reduced by 1,685,195,850 yen from 1,785,195,850 yen to 100,000,000 yen.

(2) Method of capital reduction

The total reduction in capital will be transferred to other capital surplus after reducing the capital, as per stipulations given in Paragraph 1, Article 447 of the Companies Act.

3. An overview of capital reserve reduction

(1) The amount of capital reserve to be reduced

The capital reserve shall be reduced by 1,748,494,250 yen, from 1,848,494,250 yen to 100,000,000 yen.

(2)	Method of capital reserve reduction

The total reduction in capital reserve will be transferred to other capital surplus after reducing the capital, as per stipulations given in Paragraph 1, Article 448 of the Companies Act.

4. Effective date

August 1, 2013 (scheduled)

The reduction in capital and capital reserve in relation to the present Agenda Item shall come into effect with the condition that Agenda Item 1 is approved and passed, on the condition that the joint incorporation-type company split and the present merger between the three companies, which will be executed on the same day as the present merger, shall come into effect on the same day, on August 1, 2013.

Item 4 - Appointment of 7 directors

All six directors of the Company will come to the end of the terms of appointment at the conclusion of the present annual shareholders’ meeting. Therefore, we decided to increase the number of directors with the aim of enhancing and improving the management system after the merger between the Company, G.networks CO., LTD. and SAKAI CO., LTD., and hence we would like to appoint seven directors.

The director candidates are as follows.

Candidate number	Name (date of birth)	Career history and positions and roles at the Company (Important other roles held)	Number of shares of the Company held

1	Fumiyasu Inayoshi (Born Apr 27, 1972)	Apr 1996 Joined The Gamagori Shinkin Bank June 1999 Joined Ganbaru Gakuen Co., Ltd. (Currently G.communications Co., Ltd.) Dec 1999 Wellcom Co., Ltd. Representative Director and President Aug 2003 Gcom Kyushu Co., Ltd. Representative Director and President June 2005 G.communications Co., Ltd. Executive secretary Aug 2005 Joined the Company Sep 2005 Representative Director and President of the Company Sep 2012 Representative Director and President of the Company, Heiroku Director of Operations (Present post)	15,000

2	Ichiro Kawakami (Born Sep 11, 1965)

Apr 1990 Joined Nikko Securities Inc. (Currently SMBC Nikko Securities Inc.)

Apr 2002 Joined G.communications Co., Ltd.

June 2005 G.communications Co., Ltd. Tokyo Regional Director

Aug 2005 Management Division Head of the Company

Sep 2005 Director of the Company, Management Division Head

May 2007 Executive Director of the Company, Management Division Head

June 2011 SAKAI CO., LTD. Director (Present post)

June 2011 G.networks CO., LTD. Director (Present post)

June 2011 G.communications Co., Ltd. Executive Vice President

July 2011 Executive Vice President of the Company, Corporate Planning Division Head (Present post)

Apr 2012 G.communications Co., Ltd. Director (Present post)

9,000

3	Yuichi Ito (Born Oct 19, 1967)	Apr 1991 Joined Irohanihoheto Kanazawa Co., Ltd. May 1993 Joined Waiariba Co., Ltd. July 2004 Director of the same company Sep 2004 Joined Zecco Co., Ltd. May 2005 CEO of the same company Aug 2005 Joined the Company May 2006 Gohei Operating Division Head June 2006 Director of the Company, G.I. Operation Division Head Sep 2009 Director of the Company, GEIM Operation Division Head (Present post)	—

Candidate number	Name (date of birth)	Career history and positions and roles at the Company (Important other roles held)	Number of shares of the Company held

4	Masanobu Ougi (Born Mar 13, 1956)	Dec 1980 Joined the Company June 2004 Director of the Company, Product Division Head Sep 2009 Director of the Company, Heiroku Operation Division Head Sep 2012 Director of the Company, Heiroku Deputy Director-General (Present post)	12,000

5	Hideo Sugimoto (Born Apr 19, 1962)

Apr 1985 Joined LCA Japan Co., Ltd. (Currently Interprise Consulting Co., Ltd.)

Apr 1989 Joined Venture Link Co., Ltd. (Currently C&I Holdings Co., Ltd.)

Aug 1995 Director of the same company

Aug 1996 Executive Director of the same company

June 2004 Director and Managing Executive Officer of the same company

July 2004 G.communications Co., Ltd. Director and President

June 2006 Representative Director and President of the same company

May 2007 Yakinikuya SAKAI CO., LTD. (Currently SAKAI CO., LTD.) Adviser

June 2007 Executive chairman of the same company

Feb 2008 G. Education Co., Ltd. (Currently Jibun Mirai Associe Co., Ltd.) Representative Director and President

Apr 2008 G. Food Co., Ltd. Representative Director and President

June 2009 G.communications Co., Ltd. Representative Director and President

June 2009 Yakinikuya SAKAI CO., LTD. (Currently SAKAI CO., LTD.) Director (Present post)

Mar 2011 G.communications Co., Ltd. Director

Mar 2011 SAKAI CO., LTD. Representative Director and President

Apr 2012 G.communications Co., Ltd. Representative Director and President (Present post)

June 2012 Director of the Company (Present post)

			—

Candidate number	Name (date of birth)	Career history and positions and roles at the Company (Important other roles held)	Number of shares of the Company held
6	Yoshinobu Inazumi (Born Feb 7, 1963)	Apr 1985 Joined LCA Japan Co., Ltd. (Currently Interprise Consulting Co., Ltd.) Sep 2003 Link Promotion Co., Ltd. Auditor (Part-time) Additional post Nov 2005 Joined G.communications Co., Ltd. Dec 2005 Director of the same company Aug 2006 Executive Director of the same company June 2007 Senior Managing Director of the same company June 2009 G.networks CO., LTD. Director June 2011 G.communications Co., Ltd. Director (Present post) June 2012 G.networks CO., LTD. Director(Present post) June 2012 Director of the Company (Present post)	—

*7	Takafumi Akutsu (Born Feb 13, 1971)	May 2003 Danchu Company Co., Ltd. Director, FC Sales Department Head Sep 2005 Dining Kikaku Co., Ltd. Representative Director and President Jan 2006 Pao Co., Ltd. (Currently G.networks CO., LTD.) Advisor Jan 2006 Representative Director and President of the same company (Present post)	—

Notes: 1. Candidates shown with asterisks are to be newly appointed.

2. There are no specific conflict of interest between any of the candidates and the Company.

Item 5 - Appointing three auditors

Haruo Hoshi and Masami Komatsu, auditors of the Company, will resign at the conclusion of the present annual shareholders’ meeting. Also, Kayako Sato, an auditor, shall come to the end of her time of appointment at the conclusion of the present annual shareholders’ meeting. Therefore, we would like to appoint three new auditors. Moreover, we have obtained an agreement from the Audit Committee on the present Agenda Item.

Auditor candidates are as follows.

Candidate number	Name (date of birth)	Career history and positions and roles at the Company (Important other roles held)	Number of shares of the Company held

1	Tomohisa Mamiya (Born Apr 22, 1964)	Apr 1988 Joined Usami Co., Ltd. Feb 1990 Joined Gifu Harness Co., Ltd. Apr 1994 Joined Takashimaya Maegiyaku Co., Ltd. Jun 1995 Joined J. ART Co., Ltd. May 1997 Joined SAKAI CO., LTD. Jan 2008 Transferred to B-Supply Co., Ltd. Operation Department Head Mar 2008 Transferred to SAKAI CO., LTD. Mar 2008 SAKAI CO., LTD. Temporary Corporate Auditor Agent (Provisional auditor) Jun 2008 SAKAI CO., LTD. Auditor (Present post)	—

2	Kayoko Sato (Born April 10, 1951)

Sept 1970 Joined Nippon Telephone & Telegraph Co., Ltd.

Jan 1978 Joined Nikishima Trading Co., Ltd. (currently Nippon Access Inc.)

Jun 1985 Joined HNA System Co., Ltd.

Apr 1991 Joined Sunway Co., Ltd.

Apr 2005 Appointed auditor at Dining Kikaku Co., Ltd.

Mar 2007 Appointed auditor at Global Act Co., Ltd.

Jun 2007 Appointed full time auditor at the same company

Jun 2009 Appointed auditor at the Company (current post)

Jun 2009 Appointed auditor at SAKAI CO., LTD. (current post)

Jun 2009 Appointed auditor at G.networks CO., LTD. (current post)

Jun 2011 Appointed auditor at G.communications Co., Ltd. (current post)

—

3	Takao Kurokawa (Born Jan 7, 1934)	Apr 1956 Joined Meiji Dairies Corporation (Currently Meiji Co., Ltd.) Apr 1980 Kyoto Branch Manager of the same company Oct 1982 Kansai Meihan Co., Ltd. CEO May 1986 Meiji Sante-ole Co., Ltd. (Currently Tokyo Meiji Foods Co., Ltd.) CEO Feb 1998 Established Franchise Research Institute Co., Ltd. Jul 2001 G.communications Co., Ltd. Auditor (Resigned in Aug 2005) Aug 2006 Auditor of the same company Jun 2011 SAKAI CO., LTD. Auditor (Present post)	—

Agenda item for appointing auditors

Notes: 1. Candidates shown with asterisks are to be newly appointed.

2. There are no specific conflicts of interest between any of the candidates and the Company.

3. Tomohisa Mamiya, Takao Kurokawa and Kayako Sato are external auditor candidates.

4. We appointed Tomohisa Mamiya, Takao Kurokawa and Kayako Sato as an external auditor candidate because they have long experience and deep knowledge, and we expect that they will perform monitoring and provide appropriate advice as external auditors.

Kayako Sato is currently an external auditor of the Company. Her term of appointment will be four years at the conclusion of the present annual general meeting.

Also, the Company will submit Takao Kurokawa as an independent director, as per the stipulations of the Osaka Stock Exchange.

5. The three auditor candidates are not scheduled to receive large amount of monetary or other assets (excluding compensation for auditors) from the Company or companies specifically related to the Company. Additionally, they have not received such payments in the past two years.

6. The three auditor candidates are not the spouses of, family members within three degrees of separation of, and do not have other similar relationships with executives of the Company or companies specifically related to the Company.

7. The three auditor candidates were not, directly prior to the relevant event, executives at companies from which the Company received rights and obligations through a merger, an absorption-type split, an incorporation-type company split, or a transfer of businesses in the last two years.

Annual general meeting venue map

        Venue: Koyo Grand Hotel (3rd floor, Hakuchonoma Room)

        Tel: 022-267-5111

        2-3-1, Aoba-ku, Sendai

    Access: Approx. 15 min walk from JR Sendai station